EXHIBIT 99.1

PREFERRED STOCK AMENDMENT AND

WARRANT ISSUANCE AGREEMENT

        THIS PREFERRED STOCK AMENDMENT AND WARRANT ISSUANCE AGREEMENT (this “Agreement”), dated as of November 29, 2004, between Knowledge Capital Investment Group, a Texas general partnership (the “Purchaser”), and Franklin Covey Co., a Utah corporation (the “Company”).

        WHEREAS, the Company has previously issued to Purchaser shares of the Company’s Series A Preferred Stock (the “Series A Preferred”) pursuant to the Stock Purchase Agreement dated May 11, 1999 between the Company and Purchaser;

        WHEREAS, the Company and Purchaser desire to amend the designations, voting powers, preferences and relative, participating, optional and other special rights, qualifications, limitations and restrictions of the Series A Preferred and the Company’s Series B Preferred Stock, of which no shares are currently issued and outstanding (the “Series B Preferred”), and, in connection with such amendment, cause the Company to issue to Purchaser and all other holders of outstanding shares of Series A Preferred as of the Closing Date (as defined below) (all such holders, including Purchaser, collectively the “Current Series A Holders”) warrants to purchase shares of the Company’s common stock, $0.05 par value per share (the “Common Stock”), in accordance with the terms and conditions set forth in this Agreement; and

        WHEREAS, concurrently with the execution of this Agreement, and as a condition and inducement to the willingness of the Company to enter into this Agreement, Purchaser is entering into a Voting Agreement with the Company in the form attached hereto as Exhibit A (the “Voting Agreement”).

I.    RESTATED ARTICLES AND WARRANT ISSUANCE

1.1

Restated Articles. Subject to obtaining the Required Approvals (as defined in Section 2.4(b) below) and the other terms and conditions set forth in this Agreement, the board of directors of the Company has authorized, at the Closing (as defined in Section 1.3 below), the amendment and restatement of the Company’s Articles of Incorporation currently in effect (the “Prior Articles”) as set forth in the Articles of Restatement attached hereto as Exhibit B (the “Restated Articles”) to (i) restate the Company’s Articles of Incorporation generally, (ii) increase the authorized number of shares of the Company’s preferred stock, no par value per share (the “Preferred Stock”), (iii) to effect a four-for-one forward split of its Series A Preferred, (iv) to increase the number of shares of Preferred Stock designated as Series A Preferred and to cause the Series A Preferred, as amended, to have the designations, voting powers, preferences and relative, participating, optional and other special rights, qualifications, limitations and restrictions set forth in the Restated Articles, (v) to increase the number of shares of Preferred Stock designated as Series B Preferred and to cause the Series B Preferred to have the designations, voting powers, preferences and relative, participating, optional and other special rights, qualifications, limitations and restrictions set forth in the Restated Articles and (vi) to eliminate from the Prior Articles certain miscellaneous inoperative provisions.

1.2	Issuance of Warrants.

(a)	At the Closing, the Company will issue to Purchaser a warrant to purchase 5,913,402 shares of Common Stock in the form attached hereto as Exhibit C (the “Purchaser Warrant”).

(b)

Within 10 days following the Closing, the Company (or the Company’s transfer agent at the direction of the Company) will deliver to each Current Series A Holder other than Purchaser a Transmittal Letter in the form attached hereto as Exhibit D. Upon the receipt by the Company (or, if directed by the Company, the transfer agent) of a completed and executed Transmittal Letter from any such Current Series A Holder, and, as requested in the Transmittal Letter, such Current Series A Holder’s certificate or certificates representing shares of Series A Preferred, within 10 days thereafter, the Company (or the transfer agent as directed by the Company) shall deliver to such Current Series A Holder (i) a warrant in the form attached hereto as Exhibit C to purchase 71.43 shares of Common Stock for each $1,000 of aggregate Liquidation Price (as such term is defined in the Prior Articles) attributable to the shares of Series A Preferred held by such Current Series A Holder as of the Closing Date (which number of shares when calculated shall be rounded to the nearest whole number of shares) and (ii) such Current Series A Holder’s (A) certificate or certificates representing such holder’s shares of Series A Preferred endorsed with the legend required by Section C.8(b)(iii) of Article IV of the Restated Articles, or (B) if applicable, new certificate or certificates representing the number of shares of Series A Preferred held by such holder following the effectiveness of one-to-four forward split of the Series A Preferred contemplated in Section C.2 of Article IV of the Restated Articles. All warrants issued to Current Series A Holders pursuant to this Agreement, including without limitation the Purchaser Warrant, are referred to collectively herein as the “Warrants.”

1.3

Closing. The closing of the issuance of the Purchaser Warrant (the “Closing”) will take place at the offices of Dorsey & Whitney LLP, 170 South Main Street, Suite 900, Salt Lake City, Utah, at 10:00 a.m. local time on the third business day following satisfaction or waiver of all conditions set forth in Article V. (The date on which the Closing occurs is the “Closing Date.”)

1.4	Closing Deliveries.

(a)	At or prior to the Closing, Purchaser will deliver to the Company:

(i)	the Purchaser Warrant duly executed by the Company;

(ii)	an Amended and Restated Shareholders Agreement in the form attached hereto as Exhibit E (the “Shareholders Agreement”), duly executed by Purchaser;

(iii)	an Amended and Restated Registration Rights Agreement in the form attached hereto as Exhibit F (the “Registration Rights Agreement”), duly executed by the Purchaser; and

(iv)	an Amended and Restated Monitoring Agreement in the form attached hereto as Exhibit G (the “Monitoring Agreement”) duly executed by an authorized signatory of Hampstead Interests, L.P.

(b)	At or prior to the Closing, the Company will deliver to Purchaser:

(i)	the Purchaser Warrant duly executed by the Company;

(ii)	a certificate executed by each of the Chief Executive Officer and Chief Financial Officer of the Company certifying that the conditions set forth in Section 5.2(a) have been satisfied

(iii)	the Shareholders Agreement duly executed by the Company;

(iv)	the Registration Rights Agreement duly executed by the Company;

(v)	the Monitoring Agreement duly executed by the Company; and

(vi)

the legal opinion of Dorsey & Whitney LLP, counsel to the Special Committee of the Board of Directors of the Company, addressed to the Purchaser and dated as of the Closing Date, in the form attached hereto as Exhibit H and substance reasonably satisfactory to Purchaser.

(c)	At or prior to the Closing, the Company and Purchaser will deliver to each other such other documents and instruments required to be delivered by them pursuant to Article V.

II.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        The Company acknowledges that Purchaser was induced to enter into, and entered into, this Agreement relying upon the representations, warranties and covenants of the Company set forth in this Agreement. Accordingly, the Company represents and warrants to Purchaser that, except as expressly set forth in the Company’s filings (the “Company Filed SEC Documents”) with the Securities and Exchange Commission (the “SEC”) made during the period between January 1, 2004 and November 26, 2004 (the “Measurement Date”):

2.1	Organizations.

(a)

The Company and each of its Subsidiaries (which for the purposes of this Agreement includes any and all corporations, partnerships or other legal entities in which the Company or one or more of its other Subsidiaries has the power to (i) elect a majority of the board of directors or similar governing body or (ii) otherwise direct the management and operations thereof, including, without limitation, limited partnerships in which the Company or other Subsidiaries are general partners): (A) is a corporation or other legal entity duly organized or formed, validly existing and in good standing or otherwise authorized to transact business under the laws of the jurisdiction of its organization, (B) has the requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted and (C) is duly qualified or licensed and in good standing or otherwise authorized to transact business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or license necessary, except in each case to the extent that (1) any Subsidiary’s failure to be so organized, existing, in good standing or otherwise authorized or qualified or (2) the Company’s or any Subsidiary’s failure to be so licensed could not have a Material Adverse Effect. For purposes of this Agreement, the term “Material Adverse Effect” means the existence or occurrence of any event or circumstance which, alone or together with like events and circumstances, could have a material adverse effect on (x) the business, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole, (y) the ability of the Company or any Subsidiary freely and without liability or material delay to perform its obligations under this Agreement and the other documents contemplated hereby (collectively, the “Related Agreements”) or any Material Contract (as defined in Section 2.6(a)) or (z) the validity or enforceability of any of the documents referred to in the immediately proceeding clause (y) or the rights or remedies of Purchaser hereunder or thereunder.

(b)

Schedule 2.1(b) sets forth a true and correct list of all of the Subsidiaries, their jurisdictions of organization or formation, the percentage or other interests owned (directly or indirectly) by the Company and the owners of all other capital stock or equity interests therein.

(c)	True and complete copies of the Articles of Incorporation and Bylaws of the Company currently in effect, including all amendments and modifications thereto have been made available to Purchaser.

2.2	Capitalization.

(a)

Prior to filing the Restated Articles, the authorized capital stock of the Company consists of 40,000,000 shares of Common Stock and 4,000,000 shares of Preferred Stock. As of the Measurement Date (but prior to filing the Restated Articles), (i) 20,242,403 shares of Common Stock were issued and outstanding, (ii) 873,457 shares of Series A Preferred were issued and outstanding, (iii) no shares of Series B Preferred were issued and outstanding, (iv) 6,813,491 shares of Common Stock were held by the Company in treasury, all of which have been listed for trading on the New York Stock Exchange, (v) 1,065,640 shares of Common Stock were reserved for issuance under the Amended and Restated 1992 Stock Incentive Plan, as amended (the “Stock Incentive Plan”), (vi) 1,602,000 shares of Common Stock were reserved for issuance pursuant to the Non-Qualified Executive Stock Option Plan of 2000, (vii) 1,000,000 shares of Common Stock were reserved for issuance under the 2004 Employee Stock Purchase Plan, and (viii) 300,000 shares of Common Stock were reserved for issuance under the 2004 Non-Employee Directors’ Stock Incentive Plan. Except as set forth in the preceding sentences of this Section 2.2(a), there are no shares of capital stock of the company authorized, issued or outstanding.

(b)

Except for the obligations of the Company arising under (i) options granted under the Stock Incentive Plan and described in the Company Filed SEC Documents (the “Existing Stock Options”), which are specifically listed on Schedule 2.2(b), and (ii) this Agreement, there are no outstanding subscriptions, options, warrants, rights, convertible securities or any other agreements, arrangements or commitments of any character relating to the issued or unissued capital stock or other securities of the Company or any Subsidiary obligating the Company or any Subsidiary to (A) issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of the Company or any Subsidiary, (B) grant, extend or enter into any subscription, option, warrant, right, convertible security or other similar agreement or commitment or (C) make payment of money or incurrence of indebtedness based upon market prices of the Company’s securities or changes in the Company’s capitalization.

2.3

Validity of Shares Issuable upon Exercise of the Warrants. The Common Stock issuable upon exercise of the Warrants has been duly authorized for issuance and, when issued to Purchaser and the other Current Series A Holders in accordance with the terms of the Warrants, will be duly and validly issued, fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. At the Closing and upon exercise of the Warrants pursuant to their terms, from time to time, as the case may be, the Current Series A Holders will acquire good and valid title to the Warrants and the relevant shares of Common Stock issuable upon their exercise, in each case free and clear of any and all liens, claims, charges, encumbrances, restrictions on voting or alienation or otherwise, or adverse interests (collectively, “Encumbrances”), except, in the case of the Warrants, as provided in the Warrants.

2.4	Authority; Binding Effect; Etc.

(a)

Except for the Required Approvals (as defined in Section 2.4(b)), the Company has the requisite corporate power and authority to execute and deliver this Agreement and the Related Agreements (collectively, the “Transaction Documents”), to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by the Company of the Transaction Documents, the performance by the Company of its obligations thereunder and the consummation by the Company of the transactions contemplated thereby have been duly and validly authorized by the Board of Directors of the Company (the “Board”), and, except for the Required Approvals, no other corporate authorizations, approvals or proceedings are required in connection with such execution, delivery, performance or consummation under the Company’s Articles of Incorporation, Bylaws, any agreement or instrument to which the Company is a party or any law, rule, regulation or requirement to which the Company is subject. The Transaction Documents have been or will be duly and validly executed and delivered by the Company, and each of the Transaction Documents constitutes or will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its respective terms.

(b)

The Board has taken all actions necessary to approve each of the Transaction Documents and the transactions contemplated thereby except for the following shareholder approvals required pursuant to the Company’s Articles of Incorporation, Bylaws, the Utah Revised Business Corporation Act (the “URBCA”), other applicable laws and/or the listing rules of the New York Stock Exchange (collectively, the “Required Approvals”): (i) general approval of a majority of all voting shares present at the meeting so long as a quorum is present, including holders of shares of Series A Preferred voting on an as-converted basis, (ii) approval of the holders of two-thirds of the outstanding shares of Series A Preferred and (iii) approval of a majority of the shares of common stock present at the meeting so long as a quorum is present, excluding holders of shares of Series A Preferred voting on an as-converted basis.

2.5	SEC Filings.

(a)

Except as otherwise described on Schedule 2.5(a), the Company and each of its Subsidiaries have filed all required forms, reports and documents with the SEC since January 1, 2002, including without limitation all exhibits thereto (collectively, the “SEC Documents”), each of which complied in all material respects with all applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as in effect on the dates so filed. None of the SEC Documents (as of their respective filing dates) contained or as of the Closing will contain any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(b)

Except as described on Schedule 2.5(b), the audited and unaudited consolidated financial statements, together with notes thereto, of the Company and its Subsidiaries included (or incorporated by reference) in the SEC Documents present fairly, in all material aspects, the financial position of the Company and its consolidated Subsidiaries as of the date thereof and the results of their operations for the periods then ended. Except as described on Schedule 2.5(b), all audited financial statements referred to above have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (“GAAP”) for year-end financial information and with the instructions to Form 10-K and Regulation S-X, and all unaudited financial statements referred to above have been prepared in accordance with GAAP for interim financial information and with the instructions to Form 10-Q and Regulation S-X. Accordingly, except as described on Schedule 2.5(b), while such unaudited financial statements do not include all the information and footnotes required by GAAP for complete financial statements, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Neither the Company nor any of its Subsidiaries has any liabilities or obligations, fixed or contingent, not reflected in such financial statements, except for (i) liabilities and obligations which in the aggregate are not material and have been incurred in the ordinary course of business since August 31, 2003 and (ii) liabilities and obligations specifically listed and described in reasonable detail on Schedule  2.5(b).

(c)

No representation or warranty made by the Company in this Agreement or to be made in the other documents contemplated hereby, no statement contained in any written financial or operating data furnished or to be furnished by or on behalf of the Company to Purchaser in connection with the transactions contemplated hereby and thereby (including without limitation the unaudited interim financial statements, consolidated or otherwise, of the Company delivered to Purchaser, but excluding any financial forecasts or projections) contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were or will be made, not misleading, or necessary in order fully to provide the information required or purported to be provided therein.

2.6	Absence of Certain Changes, Etc..

(a)

Except as disclosed on Schedule 2.6(a) or in Company Filed SEC Documents, since August 31, 2003, neither the Company nor any of its Subsidiaries has entered into any binding oral or written contract, agreement, arrangement or understanding that is material to its business (other than the Transaction Documents and the transactions contemplated thereby) (each, a “Material Contract”) or any material transaction, or conducted its business and operations other than in the ordinary course of business consistent with past practice, and no Material Adverse Effect has occurred or been suffered since such date.

(b)

Except (i) as disclosed in Company Filed SEC Documents, (ii) for compensation and benefits paid or payable to officers, directors and employees described (to the extent required) in the SEC Documents (or, if subsequent thereto, not materially different than the compensation and benefits so described), or (iii) as listed and described on Schedule 2.6(b), since August 31, 2003, the Company and its Subsidiaries have not entered into any transaction, or made any payment to or for the benefit of, directly or indirectly, any officer, director or shareholder of the Company or any Subsidiary, or any Affiliate, Associate or relative of any of the foregoing, or made or entered into any transaction or agreement that would be required to be described on Schedule 2.6(b) pursuant to Rules 401, 402 or 404 of the SEC’s Regulation S-K if such Rules applied to disclosures by the Company on Schedule 2.6(b). Schedule 2.6(b) also sets forth a list of all outstanding accounts payable or receivable between the Company and any of its directors or officers (other than routine requests for expense reimbursements).

2.7	No Violation; Consents.

(a)

Except for the Required Approvals and as otherwise set forth on Schedule 2.7(a), neither the negotiation, execution or delivery by the Company of the Transaction Documents, the performance by the Company of its obligations thereunder, nor the consummation by the Company of the transactions contemplated thereby (i) has constituted or will constitute a breach or violation under the Articles of Incorporation or Bylaws of the Company, the governing documents of any of its Subsidiaries or a violation of law or rules of any national securities exchange, (ii) has constituted or will constitute a breach, violation or default (or be an event which, with notice or lapse of time or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in the creation of any Encumbrances upon any of the properties or assets of the Company or any of its Subsidiaries under, any Material Contract or any other note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument to which the Company or any of its Subsidiaries is a party or by which they or any of their respective properties or assets are bound or otherwise or (iii) has constituted or will constitute a violation of any order, writ, injunction, decree, statute, rule or regulation of any court or governmental authority applicable to the Company or any of its Subsidiaries or any of their respective properties or assets, except in the case of clauses (ii) and (iii) above, such breaches, violations, defaults, terminations, accelerations or creation of Encumbrances which, singly or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(b)

Except for the Required Approvals, the listing on the New York Stock Exchange of the shares of Common Stock issuable upon exercise of the Warrants, if such listing is determined necessary by the Company, and as otherwise set forth in Schedule 2.7(b), no authorization, consent or approval of, or filing with, any court or any public body or authority and no consent or approval of any third party or parties is necessary for the execution, performance and consummation by the Company of the transactions contemplated by this Agreement or the other documents contemplated hereby.

2.8

Brokers. Except as described on Schedule 2.8, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any of its Subsidiaries.

III.     REPRESENTATIONS AND WARRANTIES OF PURCHASER

        Purchaser acknowledges that the Company was induced to enter into, and entered into, this Agreement relying upon the representations, warranties and covenants of Purchaser set forth in this Agreement. Accordingly, Purchaser represents and warrants to the Company, with respect to itself, as follows:

3.1

Organization. Purchaser is a general partnership organized under its partnership agreement and authorized to transact business under the laws of its jurisdiction of organization, (ii) has all requisite authority to own, lease and operate its properties and to carry on its business as now being conducted and (iii) is duly qualified or licensed and otherwise authorized to transact business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or license necessary, except to the extent that the failure by such entity to be so organized, existing, in good standing or otherwise authorized, qualified or licensed could not reasonably be expected to have a material adverse effect on the ability of Purchaser to perform its obligations hereunder.

3.2

Authority; Binding Effect; Etc. Purchaser has the requisite general partnership power and authority to execute and deliver the Transaction Documents, to perform its obligations thereunder and to consummate the transactions contemplated thereby. The execution and delivery of the Transaction Documents by Purchaser, the performance by it of its obligations thereunder and the consummation by it of the transactions contemplated thereby have been duly and validly authorized. This Agreement has been duly and validly executed and delivered by it and constitutes the valid and binding agreement of it, enforceable against it in accordance with its terms.

3.3

No Violation. Neither the negotiation, execution or delivery of the Transaction Documents by Purchaser nor the performance by Purchaser of its obligations thereunder nor the consummation by such entity of the transactions contemplated thereby has or will (a) constitute a breach or violation under such entity’s constituent documents, (b) constitute a breach, violation or default (or be an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or result in the creation of any Encumbrance upon any of Purchaser’s properties or assets under, any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument to which Purchaser is a party or by which entity any of its properties or assets are bound or (c) constitute a violation of any order, writ, injunction, decree, statute, rule or regulation of any court or governmental authority applicable to it or any of its properties or assets, in each case except for such breaches, violations, defaults, terminations or Encumbrances that could not reasonably be expected to have a material adverse effect on the ability of Purchaser to perform its obligations hereunder.

3.4

Consents and Approvals. No authorization, consent or approval of, or filing with, any court or any public body or authority and no consent or approval of any third party or parties is necessary by such entity for the consummation by it of the transactions contemplated by this agreement except for such authorizations, consents, approvals and filings (i) made or obtained prior to the Closing Date, or those not required to be made or obtained until on or after the Closing Date or (ii) set forth in Schedule 3.4.

3.5	Stock Ownership. Purchaser is the sole owner of 827,859.67 shares of Series A Preferred and 1,015,002 shares of Common Stock, free and clear of any and all liens, claims and encumbrances of any kind.

3.6

Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission from the Company or any of its Subsidiaries in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of such entity.

3.7

Investment Intent. Purchaser is acquiring the Warrants and Common Stock issuable upon exercise of the Warrants (collectively, the “Securities”) for its own account and for investment purposes and not with a view to or for distributing or reselling such Securities or any part thereof, except pursuant to sales that are exempt from the registration requirements of the Securities Act and/or sales registered under the Securities Act. Purchaser understands that the Securities are restricted and that the Purchaser must bear the economic risk of investment indefinitely unless the Securities are registered pursuant to the Securities Act and any applicable state securities or blue sky laws or an exemption from such registration is available. The Purchaser does not have any agreement or understanding, directly or indirectly, with any person or entity to distribute the Securities.

3.8

Investor Sophistication. Purchaser has such knowledge and experience in financial business matters that it is capable of evaluating the merits and risks of an investment in the Securities. At the time the Purchaser was offered the Securities, it was, and at the date hereof it is, an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act. The Purchaser is not a broker-dealer.

3.9

General Solicitation. Purchaser is not acquiring the Securities as a result of or subsequent to any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

3.10

Reliance. The Purchaser understands and acknowledges that (a) the Securities are being offered and issued to it without registration under the Securities Act in a transaction that is exempt from the registration provisions of the Securities Act and (b) the availability of such exemption depends in part on, and the Company will rely upon the accuracy and truthfulness of, the foregoing representations, and the Purchaser hereby consents to such reliance.

3.11

Certain Agreements. As of the date hereof, neither Purchaser nor any of its Affiliates is a party to any legally enforceable agreement (written or oral) or any understanding with any officer or director of the Company relating to the voting of any voting security of the Company issued or to be issued by the Company.

IV.    ADDITIONAL AGREEMENTS

4.1

Conduct of Business Prior to the Closing. The Company covenants and agrees that between the date hereof and the Closing Date, neither the Company nor any Subsidiary will conduct its business other than in the ordinary course and consistent with the Company’s and such Subsidiary’s past practice. Without limiting the generality or effect of the foregoing and except as herein expressly provided to the contrary or as noted on Schedule 4.1 hereto, between the date hereof and the Closing Date the Company will, and will cause each Subsidiary to:

(a)	(i) use its reasonable best efforts to preserve intact its business organizations, (ii) use its reasonable best efforts to keep available the services of the employees of the Company and each Subsidiary (other than by increasing compensation of employees), (iii) continue in full force and effect without material modification all existing material policies or binders of insurance currently maintained in respect of the Company and each Subsidiary and their respective assets, (iv) use its reasonable best efforts to preserve its current relationships with persons with which it has significant business relationships and (v) pay its indebtedness punctually when and as the same shall become due and payable and perform and observe, in all material respects, its duties and obligations under all Material Contracts;

(b)

not (i) engage in any practice, take any action, fail to take any action or enter into any transaction which could cause any representation or warranty of the Company to be untrue or result in a breach of any covenant made by the Company in this Agreement, (ii) sell, assign, lease (as lessor) or otherwise transfer or dispose of substantially all of its properties or assets, whether by sale of stock or assets, merger or otherwise (excluding any sale of the Company’s corporate campus real estate), (iii) consolidate with or merge into or with any person or entity or enter into or undertake any plan of consolidation or merger with any person or entity, (iv) except for the issuance of the Common Stock issuable upon conversion, exchange or exercise of the Existing Stock Options and the grant of options or restricted stock awards relating to up to 100,000 shares of Common Stock in the aggregate in the ordinary course of business in connection with hiring new employees, issue (whether by way of dividend or otherwise), sell or grant to any person or persons, commit or otherwise obligate to issue, sell or grant to any person, firm or corporation, (A) any shares of its capital stock of any class, (B) any securities convertible into or exchangeable for or carrying any rights to acquire from the Company or its Subsidiaries any shares of its capital stock of any class or (C) any options, warrants or any other rights to acquire from the Company or its Subsidiaries’ any shares of capital stock of any class, (v) declare or pay any dividends of any kind on any shares of its capital stock of any class, (other than the Series A Preferred), (vi) make any payments of any kind on account of the purchase or other acquisition or redemption or other retirement of any shares of its capital stock of any class or any options or warrants to purchase any such shares, (vii) make any other distributions of any kind in respect of any shares of its capital stock of any class or in respect of any such options or warrants or (viii) commence, join or otherwise participate in any action, suit or proceeding seeking to enjoin, invalidate, be awarded damages as a result of, rescind or otherwise avoid any of the Transaction Documents or any of the actions contemplated thereby except, and solely to the extent, based upon a breach thereof by Purchaser; and

(c)

not take any action that would require a vote or consent of the Series A Preferred or a Special Board Vote (as defined in the Prior Articles) under the terms of the Series A Preferred set forth in the Prior Articles other than actions contemplated in this Agreement.

4.2

Access to Information. No investigation pursuant to this Agreement or otherwise will affect any representation, warranty or covenant in this Agreement of any party hereto or any condition to the obligations of the parties hereto.

4.3

Confidentiality. All information obtained by Purchaser pursuant to this Agreement will be kept confidential in accordance with the separate confidentiality agreement dated effective December 15, 2003 between the Purchaser and the Company governing information received by Purchaser (the “Confidentiality Agreement”). At the Closing, the Confidentiality Agreement will be deemed to have terminated without further action by the parties thereto.

4.4	Proxy Statement; Meeting of the Shareholders; Board Recommendation.

(a)

In connection with the Company’s next annual meeting of its shareholders currently anticipated to occur prior to January 31, 2005 (the “Shareholders’ Meeting”), the Company will prepare and file with the SEC a proxy statement for use for the Shareholders’ Meeting that will include proposals for the solicitation of the Required Approvals (the “Proxy Statement”). Purchaser shall provide the Company with any information which may be required in order to effectuate the preparation and filing of the Proxy Statement pursuant to this Section 4.4. Whenever any event occurs which is required to be set forth in an amendment to the Proxy Statement, the Company will promptly inform Purchaser of such occurrence and Purchaser will cooperate, and will provide all information required, in the preparation of such amendment.

(b)

In connection with the preparation of the Proxy Statement, the Company will take all action necessary in accordance with the URBCA and its Articles of Incorporation and Bylaws to call, hold and convene the Shareholders’ Meeting. Notwithstanding anything to the contrary contained in this Agreement, the Company may adjourn or postpone its Shareholders’ Meeting to the extent necessary to ensure that any necessary amendment to the Proxy Statement is provided to its shareholders in advance of a vote on the Required Approvals or, if as of the time for which the Shareholders’ Meeting is originally scheduled (as set forth in the Proxy Statement) there are insufficient shares of the Company’s capital stock (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Shareholders’ Meeting. The Company will ensure that its Shareholders’ Meeting is called, noticed, convened, held and conducted, and that all proxies solicited by it in connection with its Shareholders’ Meeting are solicited in compliance with the URBCA, its Articles of Incorporation and Bylaws, the rules of the New York Stock Exchange and all other applicable laws.

4.5	Other Authorizations; Notices and Consents.

(a)

Each party hereto will use its reasonable best efforts to obtain (or in the case of the Company to cause the Subsidiaries to obtain) all authorizations, consents, orders, licenses, permits and approvals of all governmental authorities and officials and third parties that may be or become necessary, including, without limitation, the Required Approvals in accordance with Section 4.4 above, (i) for its execution and delivery of, and the performance of its obligations pursuant to, this Agreement and the other documents contemplated hereby and (ii) to permit the continued operations of the business of the Company and its Subsidiaries, and in each case the parties hereto will cooperate fully with each other in promptly seeking to obtain all such authorizations, consents, orders and approvals.

(b)

The Company will and will cause the Subsidiaries to use all reasonable best efforts to give such notices to third parties and use all best efforts to obtain such third party consents, licenses or permits as Purchaser may reasonably deem necessary or desirable in connection with the transactions contemplated by this Agreement.

(c)

The Purchaser will cooperate and use reasonable best efforts to assist the Company in giving such notices and obtaining such consents; provided, however, that Purchaser will not have an obligation to give any guarantee or other consideration of any nature in connection with any such notice or consent or to consent to any change in the terms of any agreement or arrangement which Purchaser may reasonably deem adverse to its interests or those of the Company.

4.6

Public Announcements. Purchaser and the Company will agree as to the form and content of any press releases or public statements with respect to this Agreement and the transactions contemplated hereby before issuing, or permitting any agent or Affiliate to issue any such release or statement; provided, however, that nothing contained herein will prevent either party from making any such public disclosure or announcement as it shall determine in good faith to be required to comply with law; provided, further, however, that such party will use reasonable efforts to assure that, if reasonable in the circumstances, the other party will have the opportunity to review any disclosure or announcement prior to release.

4.7

Further Action. Each of the parties hereto will use all reasonable efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things reasonably necessary, proper or advisable under applicable law, and execute and deliver such document and other papers, as may be required to carry out the provisions of this Agreement and the other documents contemplated hereby and consummate and make effective the transactions contemplated hereby and thereby.

4.8

Purchaser Series A Certificates. As soon as reasonably practicable following the Closing, but in any event within 10 days following the Closing, Purchaser shall deliver to the Company (or the Company’s transfer agent at the direction of the Company) any certificate or certificates representing the shares of Series A Preferred in its possession. Within 10 days following the Company’s (or, if directed by the Company, the transfer agent’s) receipt of such share certificate or certificates, the Company will (or will cause the transfer agent to) return such share certificate or certificates to Purchaser endorsed with the legend required by Section C.8(b)(iii) of the Restated Articles.

V.    CONDITIONS TO CLOSING

5.1

Conditions to Obligations of the Company. The obligations of the Company to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

(a)

Representations, Warranties and Covenants. The representations and warranties of Purchaser contained in this Agreement shall have been true and correct when made and shall be true and correct in all material respects (other than those qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the Closing, with the same force and effect as if made as of the Closing, other than such representations and warranties as are made as of another date (which shall be true and correct as of the other date), and the covenants and agreements contained in this Agreement to be complied with by Purchaser as of or before the Closing Date shall have been complied with in all material respects.

(b)

Injunctions. No injunction or order shall have been entered and continue to be in effect in any action, suit or proceeding commenced by or before any governmental authority against the Company enjoining, restraining or materially and adversely altering the transactions contemplated hereby (any such injunction or order, an “Injunction”).

(c)	Closing. The Closing shall have occurred on or before March 31, 2005 (the “Outside Date”).

(d)

Consents and Approvals. The Required Approvals shall have been obtained. Additionally, Purchaser and the Company shall have received, each in form and substance satisfactory to the Company in its reasonable good faith determination, all authorizations, consents, orders, permits, licenses and approvals of all governmental authorities and officials and all third party consents required for consummation of the transactions contemplated hereby.

(e)	Filing of Amended Articles. The Amended Articles shall have been executed and filed with the Utah Department of Commerce, Division of Corporations and Commercial Code (the “Division of Corporations”).

(f)

Listing of Additional Shares. If the Company has determined it is necessary to list additional shares of Common Stock on the New York Stock Exchange to cover all shares of Common Stock issuable upon exercise of the Warrants, the Company shall have listed on the New York Stock Exchange a sufficient number of shares of Common Stock so that all shares of Common Stock issuable upon exercise of the Warrants shall have been listed.

(g)	Deliveries. All items set forth in Section 1.4(a) hereof shall have been delivered to the Company.

5.2

Conditions to Obligations of Purchaser. The obligations of Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

(a)

Representations, Warranties, and Covenants. The representations and warranties of the Company contained in this Agreement shall have been true and correct when made and shall be true and correct in all material respects (other than those qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the Closing with the same force and effect as if made as of the Closing, other than such representations and warranties as are made as of another date (which shall be true and correct as of the other date), and the covenants and agreements contained in this Agreement to be complied with by the Company as of or before the Closing Date shall have been complied with in all material respects.

(b)	Injunction. No Injunction shall be in effect.

(c)

Resolutions of the Company. Purchaser shall have received a true and complete copy, certified by the Secretary or an Assistant Secretary of the Company, of the resolutions duly and validly adopted by the Board dated at least one day prior to Closing evidencing its authorization of the execution and delivery of the Transaction Documents, as amended, and the consummation of the transactions contemplated thereby.

(d)

Consents and Approvals. The Required Approvals shall have been obtained. Additionally, Purchaser and the Company shall have received, each in form and substance satisfactory to Purchaser in its reasonable good faith determination, all authorizations, consents, orders, permits, licenses and approvals of all governmental authorities and officials and all third party consents required for consummation of the transactions contemplated hereby.

(e)	Filing of Restated Articles. The Restated Articles shall have been executed and filed with the Division of Corporations.

(f)	Closing. The Closing shall have occurred on or before the Outside Date.

(g)	Deliveries. All items set forth in Section 1.4(b) hereof shall have been delivered to Purchaser.

VI.    INDEMNIFICATION

6.1	Indemnification of Purchaser.

(a)

Indemnification of Purchaser. Subject to the terms of this Article VI, the Company covenants and agrees to indemnify and hold harmless each of Purchaser and its Affiliates and Associates and their respective partners, officers, directors, employees, attorneys, advisors and agents controlling and any person or entity controlling, controlled by or under common control with any of the foregoing within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, including without limitation The Hampstead Group, L.L.C. and its Affiliates and Associates (collectively, the “Indemnified Parties”) from and against any loss, claim, liability, damage or expense, including without limitation reasonable attorneys’ and accountants’ fees and charges (each such individual occurrence is hereinafter referred to as a “Loss” and collectively, as “Losses”) suffered by any Indemnified Party, directly or indirectly, as a result of any inaccuracy in or breach of any of the representations, warranties, covenants or agreements made by the Company hereunder or in any other document contemplated hereby or any inaccuracy or misrepresentation by the Company or any Subsidiary in a document, certificate or affidavit delivered by the Company at the Closing or otherwise arising out of or relating to this Agreement or the Related Agreements, except for such Indemnified Party’s gross negligence or intentional violation of law. The rights of any Indemnified Party hereunder will not be exclusive of the rights of any Indemnified Party under any other agreement or instrument to which the Company is a party. Nothing in such other agreement or instrument will be interpreted as limiting or otherwise adversely affecting an Indemnified Party’s rights hereunder and nothing in this Agreement will be interpreted as limiting or otherwise adversely affecting the Indemnified Party’s rights under any such other agreement or instrument; provided, however, that no Indemnified Party will be entitled hereunder to recover more than its indemnified Loss.

(b)

Loss Threshold. Notwithstanding the other provisions of this Article VI, the Company shall not have any obligation to indemnify the Indemnified Parties for any Loss until the Indemnified Parties have suffered Losses in excess of $50,000 (the “Threshold”), after which point the Company will be obligated for the full amount of all Losses from the first dollar of such Losses; provided, however, that Losses arising as a result of fraud, willful misrepresentation or willful misconduct will be payable from the first dollar without regard to the Threshold.

6.2	Procedure for Claims.

(a)

Notice of Claim. After obtaining knowledge of any claim or demand which has given rise to a claim for indemnification under this Article VI (referred to herein as an “Indemnification Claim”), an Indemnified Party will be required to give written notice to the Company of such Indemnification Claim (“Notice of Claim”). A Notice of Claim will be given with respect to all Indemnification Claims; provided, however, that the failure to give a Notice of Claim to the Company will not relieve the Company from any liability that it may have to an Indemnified Party hereunder to the extent that the Company is not prejudiced by such failure. The Notice of Claim will be required to set forth the amount (or a reasonable estimate) of the Loss or Losses suffered, or which may be suffered, by an Indemnified Party as a result of such Indemnification Claim, whether or not the Threshold has been reached, and a brief description of the facts giving rise to such Indemnification Claim. The Indemnified Party will furnish to the Company such information (in reasonable detail) it may have with respect to such Indemnification Claim (including copies of any summons, complaint or other pleading which may have been served on it and any written claim, demand, invoice, billing or other document evidencing or asserting the same).

(b)	Third Party Claim.

(i)

(i) If the claim or demand set forth in the Notice of claim is a claim or demand asserted by a third party (a “Third Party Claim”), the Company will have 15 calendar days after the date of receipt by the Company of the Notice of Claim (the “Notice Date”) to notify the Indemnified Parties in writing of the election by the Company to defend the Third Party Claim on behalf of the Indemnified Parties; provided, however, that the Company will be entitled to assume the defense of any such Third Party claim only if it unconditionally and irrevocably undertakes to indemnify all Indemnified Parties in respect thereof.

(ii)

If the Company elects to defend a Third Party Claim on behalf of the Indemnified Parties, the Indemnified Parties will make available to the Company and their agents and representatives all records and other materials in their possession which are reasonably required in the defense of the Third Party Claim and the Company will pay all expenses payable in connection with the defense of the Third Party Claim as they are incurred.

(iii)

In no event may the Company settle or compromise any Third Party Claim without the Indemnified Parties’ consent, which may not be unreasonably withheld; provided, however, that if a settlement is presented by the Company to the Indemnified Parties for approval, which settlement involves no payment by or liability of the Indemnified Parties or any restriction on the operation of their businesses or assets and includes releases of the Indemnified Parties from any and all liability in connection with such Third Party Claim, and the Indemnified Parties withhold their consent thereto, then any amount by which the final Losses (including reasonable attorneys’ fees and charges) resulting from the resolution of the matter exceeds the rejected settlement amount, plus attorneys’ fees incurred to such date, will be excluded from the amount covered by the indemnification provided for in this Agreement and shall be borne by the Indemnified Parties.

(iv)

If the Company elects to defend a Third Party Claim, the Indemnified Parties will have the right to participate in the defense of the Third Party Claim, at the Indemnified Parties’ expense (and without the right to indemnification for such expense under this Agreement); provided, however, that the reasonable fees and expenses of counsel retained by the Indemnified Parties will be at the expense of the Company if (A) the use of the counsel chosen by the Company to represent the Indemnified Parties would present such counsel with a conflict of interest; (B) the parties to such proceeding include both Indemnified Parties and the Company and there may be legal defenses available to Indemnified Parties which are different from or additional to those available by the Company; (C) within 10 calendar days after being advised by the Company of the identity of counsel to be retained to represent Indemnified Parties, they shall have objected to the retention of such counsel for valid reasons (which shall be stated in a written notice to the Company), and the Company shall not have retained different counsel satisfactory to the Indemnified Parties; or (D) the Company shall have authorized the Indemnified Parties to retain a single separate counsel at the expense of the Company, such authorization to be made by the directors who are not designees of Purchaser or its Affiliates.

(v)

If the Company does not elect to defend a Third Party Claim, or does not defend a Third Party Claim in good faith, the Indemnified Parties will have the right, in addition to any other right or remedy it may have hereunder, at the sole and exclusive expense of the Company, to defend such Third Party Claim.

(c)

Cooperation in Defense. The Indemnified Parties will cooperate with the Company in the defense of a Third Party Claim and make reasonably available the facts relating to the Third Party Claim. Subject to the foregoing, (i) no Indemnified Party will have any obligation to participate in the defense of or to defend any Third Party Claim and (ii) no Indemnified Parties’ defense of or their participation in the defense of any Third Party Claim will in any way diminish or lessen their right to indemnification as provided in this Agreement.

6.3

Indemnification of the Company. Purchaser will indemnify and hold harmless the Company and its current and future officers, directors, employees and agents from and against damage or expense (including without limitation reasonable attorneys’ and accountants’ fees and charges) suffered by any of them as a result of any inaccuracy in or breach of any of the representations, warranties or covenants may by Purchaser hereunder. The procedures for and limits on indemnification in respect of the obligations of Purchaser under this Section 6.3 will be the same as those set forth in Section 6.2.

VII.    TERMINATION AND WAIVER

7.1	Termination. This Agreement may be terminated at any time prior to the Closing:

(a)

By either of the Company or Purchaser if the Closing shall not have occurred by the Outside Date; provided, however, that the right to terminate this Agreement under this Section 7.1(a) will not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date;

(b)

By either of the Company or Purchaser in the event that any government authority shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable; or

(c)	By the mutual written consent of the Company and Purchaser.

7.2

Effect of Termination. In the event of termination of this Agreement as provided in Section 7.1, this Agreement will forthwith become void and there will be no liability on the part of any party hereto except that (a) Section 4.3 and Article VI will remain in full force and effect and (b) nothing herein will relieve any party from liability for any breach of this Agreement.

7.3

Waiver. Any party to this Agreement may (a) extend the time for the performance of any of the obligations or other acts of any other party, (b) waive any inaccuracies in the representations and warranties of any other party contained herein or in any document delivered by any other party pursuant hereto or (c) waive compliance with any of the agreements or condition of the other party contained herein. Any such extension or waiver will be valid only if set forth in an instrument in writing signed by the party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any of such rights. After the Closing, this Agreement may be waived or amended by the Company only with the approval of a majority of the members of the Board not designated for election by Purchaser.

VIII.    GENERAL PROVISIONS

8.1

Expenses. The Company, on the one hand, and Purchaser, on the other hand, will each pay all expenses incurred by each of them in connection with the transactions contemplated by this Agreement, including legal, accounting, investment banking and consulting fees and expenses incurred in negotiating, executing and delivering this Agreement and the other agreements, exhibits, documents and instruments contemplated by this Agreement.

8.2

Notices. All notices, requests, claims, demands and other communications hereunder must be in writing and will be given or made (and will be deemed to have been duly given or made upon receipt) by delivery in person, by courier services, by cable, by fax, by telegram, by telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 8.2):

(a)	If to the Company:

Franklin Covey Co.
2200 West Parkway Boulevard
Salt Lake City, Utah 84119-2311
Attention: Val J. Christensen
Fax: 801-817-8723

with a copy to:

Joel C. Peterson
Chairman of the Special Committee of the Board of Directors
c/o Peterson Partners LP
299 South Main Street
Suite 2250
Salt Lake City, Utah 84111
Fax: (801) 359-8840

with a copy to:

Dorsey & Whitney LLP 170 South Main Street
Suite 900
Salt Lake City, Utah 84101
Attention: Nolan S. Taylor
Fax: (801) 933-7373

(b)	If to Purchaser:

Knowledge Capital Investment Group
3232 McKinney Avenue
Suite 890
Dallas, Texas 75204
Attention: Donald J. McNamara
Fax: (214) 220-4924

with a copy to:

Munsch Hardt Kopf & Harr, P.C.
1445 Ross Avenue
Suite 4000
Dallas, Texas 75202
Attention: William T. Cavanaugh, Jr.
Fax: (214) 978-4371

8.3	Headings. The descriptive headings contained in this Agreement are for convenience of reference only and will not affect in any way the meaning or interpretation of this Agreement.

8.4

Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced under any law or public policy, all other terms and provisions of this Agreement will nevertheless remain in full force and effect as long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provisions is invalid, illegal or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

8.5

Entire Agreement. This Agreement and the other agreements and instruments referenced herein (including all Exhibits and Schedules referenced herein and therein) constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, between the Company and Purchaser with respect to the subject matter hereof and thereof.

8.6

Assignment. This Agreement may not be assigned by operation of law or otherwise (other than an assignment to a Related Person of Purchaser) without the express written consent of the non-assigning party or parties (which consent may be granted or withheld in the sole discretion of such parties). “Related Person” of Purchaser means any Affiliate of Purchaser or any investment fund, investment account or investment entity whose investment manager, investment advisor or principal thereof, is such Purchaser, an Affiliate of such Purchaser or an investment manager, investment advisor or principal of such Purchaser or Affiliate.

8.7

No Third Party Beneficiaries. This Agreement will be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and, except as provided herein with respect to Indemnified Parties (who are intended third-party beneficiaries hereof), nothing herein, express or implied, is intended to or will confer upon any other person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

8.8	Amendment. This Agreement may not be amended or modified except (a) by an instrument in writing signed by, or on behalf of, the Company and Purchaser or (b) by a waiver in accordance with Section 7.3.

8.9	Governing Law. This Agreement will be governed by, and construed in accordance with, the laws of the State of Utah, without giving effect to the principles of conflict of laws thereof.

8.10

Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together will constitute one and the same agreement.

8.11

Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties will be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

8.12

Survival. The representations, warranties, covenants and agreements in this Agreement will survive the Closing and will not be affected by any information available to or in the possession of the party seeking to enforce its rights under any Transaction Document.

8.13

Miscellaneous. As used in this Agreement, (i) references to Sections, Articles, Exhibits and Schedules are to Sections, Articles, Exhibits and Schedules of or to this Agreement, (ii) terms used herein with initial capital letters have the meanings ascribed to them herein, (iii) the terms “Affiliate” and “Associate” have the meanings ascribed to those terms in Rule 405 under the Securities Act, (iv) the word “or” is disjunctive but not exclusive, (v) no provision hereof will be interpreted in favor of or against any party by reason of which party drafted such provision or this Agreement as an entirety and (vi) terms used herein which are defined in GAAP have the meanings ascribed to them therein.

[Signature page follows.]

        IN WITNESS WHEREOF, the parties have caused this Preferred Stock Amendment and Warrant Issuance Agreement to be executed as of the date first written above by their respective officers thereto duly authorized.

FRANKLIN COVEY CO.

By: /s/ ROBERT A. WHITMAN

Name: Robert A. Whitman

Title: Chairman and CEO

KNOWLEDGE CAPITAL INVESTMENT GROUP

By: Inspiration Investments Partners III, L.P.
Its: Manager

By: Inspiration Investments GenPar III, L.P.
Its: General Partner

By: Hampstead Associates, Inc.
Its: Managing General Partner

By: /s/ DANIEL A. DECKER

Name: Daniel A. Decker

Title: Executive Vice President

EXHIBIT A

VOTING AGREEMENT

VOTING AGREEMENT

        THIS VOTING AGREEMENT (this “Agreement”), dated as of November 29, 2004, between Franklin Covey Co., a Utah corporation (the “Company”), and Knowledge Capital Investment Group, a Texas general partnership (“Shareholder”).

        WHEREAS, the Company and the Shareholder propose to enter into that certain Preferred Stock Amendment and Warrant Issuance Agreement dated as of the date hereof (as the same may be amended from time to time, the “Amendment Agreement”; capitalized terms used but not defined in this Agreement shall have the meanings ascribed to them in the Amendment Agreement), which provides, upon the terms and subject to the conditions thereof, for the amendment of the designations, voting powers, preferences and relative, participating, optional and other special rights, qualifications, limitations and restrictions of the Company’s Series A Preferred Stock (the “Series A Preferred”) and the Company’s Series B Preferred Stock (the “Series B Preferred”), and, in connection with such amendment, causes the Company to issue to Shareholder and all other holders of outstanding shares of Series A Preferred as of the Closing Date warrants (the “Warrants”) to purchase shares of the Company’s Common Stock (all such transactions, the “Recapitalization”);

        WHEREAS, as of the date hereof, Shareholder owns beneficially or of record or has the power to vote, or direct the vote of, the number of shares of (i) common stock of the Company (the “Common Stock”) and (ii) Series A Preferred of the Company as set forth opposite such Shareholder’s name on Exhibit A hereto (all such Common Stock and Series A Preferred and any shares of Common Stock or Series A Preferred of which ownership of record or beneficially or the power to vote is hereafter acquired by Shareholder prior to the termination of this Agreement being referred to herein as the “Shares”); and

        WHEREAS, as a condition to the willingness of the Company to enter into the Amendment Agreement, the Company has requested that Shareholder agree to enter into this Agreement, and, in order to induce the Company to enter into the Amendment Agreement, Shareholder has agreed to enter into this Agreement.

        NOW, THEREFORE, in consideration of the premises and of the mutual agreements and covenants set forth herein and in the Amendment Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

I.    TRANSFER AND VOTING OF SHARES

1.1

Transfer of Shares. Shareholder shall not, directly or indirectly, (a) sell, pledge, encumber, assign, transfer or otherwise dispose of any or all of Shareholder’s Shares or any interest in such Shares, except pursuant to the Amendment Agreement, (b) deposit any Shares or any interest in such Shares into a voting trust or enter into a voting agreement or arrangement with respect to any Shares or grant any proxy with respect thereto (other than as contemplated herein) or (c) enter into any contract, commitment, option or other arrangement or undertaking (other than the Amendment Agreement) with respect to the direct or indirect acquisition or sale, assignment, pledge, encumbrance, transfer or other disposition of any Shares.

1.2

Agreement to Vote. During the period commencing on the date hereof and terminating at the earlier to occur of Closing or the date of termination of the Amendment Agreement pursuant to Article VII thereof, Shareholder, solely in Shareholder’s capacity as a shareholder of the Company, agrees to vote (or cause to be voted) all of the Shares at any meeting of the shareholders of the Company or any adjournment thereof, and in any action by written consent of the shareholders of the Company, (i) in favor of the adoption of the Amendment Agreement and approval of the Recapitalization, and in favor of the other transactions contemplated by the Amendment Agreement (including without limitation, the issuance of the Warrants), (ii) against any action that could reasonably be expected to delay or compromise approval of the Recapitalization (a “Competing Transaction”), (iii) against any action or agreement that could reasonably be expected to result in any of the conditions to the Company’s obligations under the Amendment Agreement not being fulfilled, (iv) in favor of adoption by the Company of the Restated Articles in substantially the form attached hereto as Exhibit C and (v) in favor of any other matter reasonably relating to the consummation of the transactions contemplated by the Amendment Agreement.

1.3

Grant of Irrevocable Proxy. Within three days after receiving a written request from the Company at any time prior to the Closing, Shareholder agrees to deliver to the Company a proxy with respect to the Shares in the form attached hereto as Exhibit B (the “Proxy”), which shall be coupled with an interest and irrevocable to the fullest extent permissible by law.

1.4

Termination. This Agreement, the Proxy granted hereunder and the obligations of Shareholder pursuant to this Agreement shall terminate upon the earlier of the Closing or the date of the termination of the Amendment Agreement pursuant to Article VII thereof; provided, however, that the termination of this Agreement shall not relieve Shareholder from any liability for any previous breach of this Agreement.

II.    REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER

        Shareholder hereby represents and warrants to the Company as follows:

2.1

Authorization; Binding Agreement. Shareholder has all legal right, power, authority and capacity to execute and deliver this Agreement and the Proxy, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. This Agreement has been, and, upon execution, the Proxy will be, duly and validly executed and delivered by or on behalf of Shareholder and, assuming their due authorization, execution and delivery by or on behalf of the Company, constitute a legal, valid and binding obligation of Shareholder, enforceable against Shareholder in accordance with their terms, subject to (i) the effect of any applicable bankruptcy, insolvency, moratorium or similar law affecting creditors’ rights generally and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

2.2	No Conflict; Required Filings and Consents.

(a)

The execution and delivery of this Agreement and the grant of the Proxy to the Company by Shareholder do not, and the performance of this Agreement and the grant of the Proxy to the Company by Shareholder will not (i) conflict with or violate any statute, law, rule, regulation, order, judgment or decree applicable to Shareholder or by which Shareholder or any of Shareholder’s properties or assets is bound or affected, (ii) violate or conflict with any organizational documents of Shareholder or (iii) result in or constitute (with or without notice or lapse of time or both) any breach of or default under, or give to another party any right of termination, amendment, acceleration or cancellation of, or result in the creation of any lien or encumbrance or restriction on any of the property or assets of Shareholder pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Shareholder is a party or by which Shareholder or any of Shareholder’s properties or assets is bound or affected. There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which Shareholder is a trustee whose consent is required for the execution and delivery of this Agreement or the consummation by Shareholder of the transactions contemplated by this Agreement.

(b)

The execution and delivery of this Agreement and the grant of the Proxy to the Company by Shareholder do not, and the performance of this Agreement and the grant of the Proxy to the Company by Shareholder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any third party or any governmental or regulatory authority, domestic or foreign, except (i) for applicable requirements, if any, of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, could not prevent or materially delay the performance by Shareholder of Shareholder’s obligations under this Agreement. Shareholder does not have any understanding in effect with respect to the voting or transfer of any Shares, other than any right of repurchase granted to the Company.

2.3

Litigation. There is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending or, to the knowledge of Shareholder or any of Shareholder’s affiliates, threatened before any agency, administration, court or tribunal, foreign or domestic, against Shareholder or any of Shareholder’s affiliates or any of their respective properties or any of their respective officers or directors, in the case of a corporate entity (in their capacities as such), or any of their respective partners (in the case of a partnership) that, individually or in the aggregate, could reasonably be expected to materially delay or impair Shareholder’s ability to consummate the transactions contemplated by this Agreement. There is no judgment, decree or order against Shareholder or any of Shareholder’s affiliates, or, to the knowledge of Shareholder or any of Shareholder’s affiliates, any of their respective directors or officers (in their capacities as such), in the case of a corporate entity, or any of their respective partners (in the case of a partnership), that, individually or in the aggregate, could reasonably be expected to prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement, or that, individually or in the aggregate, could reasonably be expected to have a material adverse effect on Shareholder’s ability to consummate the transactions contemplated by this Agreement.

2.4

Absence of Claims. Shareholder has no knowledge of any cause of action or other claim that could have been, or in the future might be, asserted by Shareholder against the Company or any of its predecessors, successors, assigns, directors, employees, agents or representatives arising out of facts or circumstances occurring at any time on or prior to the date hereof, except for claims arising from (i) obligations under written agreements between Shareholder and the Company and (ii) obligations to pay any fees or salaries to (or provide other benefits to) Shareholder in Shareholder’s capacity as a director, officer, employee or consultant to the Company.

2.5

Title to Shares. As of the date of this Agreement, Shareholder is the record or beneficial owner of the Shares free and clear of all liens, encumbrances, claims, proxies or voting restrictions other than pursuant to this Agreement. The shares of Common Stock and Series A Preferred, including the options, warrants or other rights to acquire such stock, set forth on Exhibit A hereto, are all of the securities of the Company owned, directly or indirectly, of record or beneficially by Shareholder on the date of this Agreement.

2.6

Accuracy of Representations. The representations and warranties contained in this Agreement are accurate in all respects as of the date of this Agreement, will be accurate in all respects at all times until termination of this Agreement and will be accurate in all respects as of the date of the consummation of the Recapitalization as if made on that date.

III.    COVENANTS OF SHAREHOLDER

3.1

Further Assurances. From time to time and without additional consideration, Shareholder shall (at Shareholder’s sole expense) execute and deliver, or cause to be executed and delivered, such additional transfers, assignments, endorsements, proxies, consents and other instruments, and shall (at Shareholder’s sole expense) take such further actions, as the Company may reasonably request for the purpose of carrying out and furthering the intent of this Agreement.

3.2

Waiver of Agreements. Shareholder hereby waives any provision of any agreement that is or, with the passage of time or the occurrence of events could be, inconsistent with or violated by a term of this Agreement. Shareholder intends that the foregoing waiver be read with (and to the extent necessary for effectiveness be deemed a single instrument) any similar waivers set forth in agreements of form similar to this Agreement and any similar waiver by the Company.

IV.    GENERAL PROVISIONS

4.1

Entire Agreement; Amendments. This Agreement, the Amendment Agreement and the other agreements referred to herein and therein constitute the entire agreement of the parties and supersede all prior agreements and undertakings, both written and oral, between the parties with respect to the subject matter hereof. This Agreement may not be amended or modified except in an instrument in writing signed by, or on behalf of, the parties hereto.

4.2	Survival of Representations and Warranties. All representations and warranties made by Shareholder in this Agreement shall survive any termination of the Amendment Agreement and this Agreement.

4.3

Indemnification. Shareholder shall hold harmless and indemnify the Company and the Company’s affiliates from and against, and shall compensate and reimburse the Company and the Company’s affiliates for, any loss, damage, claim, liability, fee (including attorneys’ fees), demand, cost or expense (regardless of whether or not such loss, damage, claim, liability, fee, demand, cost, or expense relates to a third-party claim) that is directly or indirectly suffered or incurred by the Company or any of the Company’s affiliates, or to which the Company or any of the Company’ affiliates otherwise becomes subject, and that arises directly or indirectly from, or relates directly or indirectly to (i) any inaccuracy in or breach of any representation or warranty contained in this Agreement or (ii) any failure on the part of Shareholder to observe, perform or abide by, or any other breach of, any restriction, covenant, obligation, or other provision contained in this Agreement.

4.4

Assignment. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided, however, that any assignment, delegation or attempted transfer of any rights, interests or obligations under this Agreement by Shareholder without the prior written consent of the Company shall be void.

4.5

Fees and Expenses. Except as otherwise provided herein or in the Amendment Agreement, all costs and expenses (including, without limitation, all fees and disbursements of counsel, accountants, investment bankers, experts and consultants to a party) incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

4.6

Notices. All notices, requests, claims, demands and other communications hereunder must be in writing and will be given or made (and will be deemed to have been duly given or made upon receipt) by delivery in person, by courier services, by cable, by fax, by telegram, by telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 4.6):

(a)	if to the Company:

Franklin Covey Co.
2200 West Parkway Boulevard
Salt Lake City, Utah 84119-2331
Attention: Val J. Christensen
Fax: (801) 817-8723

with a copy to:

Joel C. Peterson
Chairman of the Special Committee of the Board of Directors
c/o Peterson Partners LP
299 South Main Street
Suite 2250
Salt Lake City, Utah 84111
Fax: (801) 359-8840

with a copy to :

Dorsey & Whitney LLP
170 S. Main Street
Suite 900
Salt Lake City, Utah 84101-1605
Attention: Nolan S. Taylor
Fax: (801) 933-7373

(b)	If to Shareholder to:

Knowledge Capital Investment Group
3232 McKinney Avenue
Suite 890
Dallas, Texas 75204
Attention: Donald J. McNamara
Fax: (214) 220-4924

with a copy to:

Munsch Hardt Kopf & Harr, P.C.
1445 Ross Avenue, Suite 4000
Dallas, Texas 75202
Attention: William T. Cavanaugh, Jr.
Fax: (214) 978-4371

4.7	Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

4.8

Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner.

4.9

Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement is not performed in accordance with its specific terms or is otherwise breached. Shareholder agrees that, in the event of any breach or threatened breach by Shareholder of any covenant or obligation contained in this Agreement, the Company shall be entitled (in addition to any other remedy that may be available to it, including monetary damages) to seek and obtain (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (b) an injunction restraining such breach or threatened breach. Shareholder further agrees that neither the Company nor any other party shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 4.9, and Shareholder irrevocably waives any right he, she or it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

4.10

Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Utah applicable to contracts executed in and to be performed in that state without regard to any conflicts of laws.

4.11

No Waiver. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The Company shall not be deemed to have waived any claim available to it arising out of this Agreement, or any right, power or privilege hereunder, unless the waiver is expressly set forth in writing duly executed and delivered on behalf of the Company. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

4.12

Counterparts. This Agreement may be executed in two or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

      [Signature page follows.]

        IN WITNESS WHEREOF, each of the Company and Shareholder has executed this Voting Agreement or has caused this Voting Agreement to be executed by their respective duly authorized officers as of the date first written above.

COMPANY:

FRANKLIN COVEY CO.

By:

Name:

Title:

SHAREHOLDER:

KNOWLEDGE CAPITAL INVESTMENT GROUP

By: Inspiration Investments Partners III, L.P.
Its: Manager

By: Inspiration Investments GenPar III, L.P.
Its: General Partner

By: Hampstead Associates, Inc.
Its: Managing General Partner

By:

Name:

Title:

Name of Shareholder	Number of Shares of Common Stock Owned Beneficially and of Record	Number and Type of Shares of Series A Preferred Owned beneficially and of Record	Number and type of shares of common Stock and Series A Preferred Issuable upon Exercise of Options, Warrants and Other Rights to Acquire Such Stock

Knowledge Capital Investment Group	1,015,002	827,859.67	0	(1)

(1)     Excludes Common Stock issuable upon exercise of Series A Preferred.

EXHIBIT B

IRREVOCABLE PROXY

        The undersigned shareholder (“Shareholder”) of Franklin Covey Co., a Utah corporation (the “Company”), hereby irrevocably (to the fullest extent permitted by law) appoints [____________] and [____________], the [____________] and [____________] of the Company, and each of them, as the sole and exclusive lawful attorneys-in-fact and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of the Company that now are or hereafter may be beneficially owned by the undersigned, and any and all other shares or securities of the Company issued or issuable in respect thereof on or after the date hereof (collectively, the “Shares”) in accordance with the terms of this Proxy. The Shares beneficially owned by the undersigned as of the date of this Proxy are listed on the final page of this Proxy. Upon the undersigned’s execution of this Proxy, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Shares until after the Expiration Date (as defined below).

        This Proxy is irrevocable (to the fullest extent permitted by law), is coupled with an interest and is granted pursuant to that certain Voting Agreement of even date herewith between the Company and the undersigned (the “Voting Agreement”), and is granted in consideration of the Company’s entering into the Preferred Stock Amendment and Warrant Issuance Agreement (the “Amendment Agreement”), dated as of November 29, 2004, between the Company and Shareholder. The Amendment Agreement provides for the amendment of the designations, voting powers, preferences and relative, participating, optional and other special rights, qualifications, limitations and restrictions of the Company’s Series A Preferred Stock (the “Series A Preferred”) and the Company’s Series B Preferred Stock (the “Series B Preferred”), and, in connection with such amendment, causes the Company to issue to Shareholder and all other holders of outstanding shares of Series A Preferred as of the Closing Date warrants (the “Warrants”) to purchase shares of the Company’s Common Stock (the “Recapitalization”). As used herein, the term “Expiration Date” shall mean the earlier to occur of (i) such date and time as the Amendment Agreement shall have been validly terminated pursuant to Article VII thereof or (ii) such date and time as the Recapitalization shall become effective in accordance with the terms and provisions of the Amendment Agreement.

        The attorneys-in-fact and proxies named above, and each of them, are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned’s true and lawful attorneys-in-fact and proxies to vote the Shares, and to exercise all voting, consent and similar rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver in the undersigned’s name any consent, certificate or other document that may be required by law) at every annual, special or adjourned meeting of shareholders of the Company and in every written consent in lieu of such meeting (i) in favor of adoption of the Amendment Agreement and the approval of the Recapitalization, and in favor of each of the other actions contemplated by the Amendment Agreement (including, without limitation, the issuance of the Warrants), (ii) against any matter that could reasonably be expected to delay or compromise approval of the Recapitalization, (iii) against any action or agreement that could reasonably be expected to result in any of the conditions to the Company’s obligations under the Amendment Agreement not being fulfilled, (iv) in favor of adoption by the Company of the Articles of Restatement amending and restating the Company’s Articles of Incorporation in substantially the form attached to the Voting Agreement as Exhibit C and (v) in favor of any other matter reasonably relating to the consummation of the transactions contemplated by the Amendment Agreement.

        The attorneys-in-fact and proxies named above may not exercise this Proxy on any other matter except as provided above. The undersigned may vote the Shares on all other matters. Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

        This Proxy is irrevocable (to the fullest extent permitted by law). This Proxy shall terminate, and be of no further force and effect, automatically upon the Expiration Date.

Dated:     __________________________________, 200___

SHAREHOLDER:

KNOWLEDGE CAPITAL INVESTMENT GROUP

By:    Inspiration Investments Partners III, L.P.
Its:    Manager

By:    Inspiration Investments GenPar III, L.P.
Its:    General Partner

By:    Hampstead Associates, Inc.
Its:    Managing General Partner

By:

Name:

Title:

Shares beneficially owned:

______________      shares of Common Stock

______________      shares of Series A Preferred

______________      shares of Common Stock issueable upon exercise of outstanding options or warrants

______________      shares of Series A Preferred issuable upon exercise of outstanding option or warrants

EXHIBIT C

ARTICLES OF RESTATEMENT

EXHIBIT B

RESTATED ARTICLES

ARTICLES OF RESTATEMENT

OF

FRANKLIN COVEY CO.

        In accordance with Section 16-10a-1007 of the Utah Revised Business Corporation Act (the “Act”), Franklin Covey Co., a Utah corporation (the “Company”), hereby certifies as follows:

    1.        The name of the corporation is Franklin Covey Co.

    2.        The text of the Amended and Restated Articles of Incorporation (the “Restated Articles”), amending and restating the Company’s Revised Articles of Incorporation, is attached hereto as Exhibit A and is incorporated herein by this reference. The Restated Articles supersede the original Articles of Incorporation of the Company and all prior amendments thereto.

    3.        The Restated Articles were adopted by the Company’s Board of Directors on November 12, 2004 and the shareholders at the annual meeting of the shareholders held [January 21, 2005] (the “Shareholders’ Meeting”), in accordance with the requirements of the Act.

    4.        With respect to the approval of the Restated Articles, the number of outstanding shares of common stock, par value $0.05 per share (the “Common Stock”), including all outstanding shares of Series A Preferred Stock calculated on an as-converted into Common Stock basis, as of [November 30, 2004], the record date for the Shareholders’ Meeting (the “Record Date”), was [________] (collectively, the “Common Equivalent Shares”), and the number of Common Equivalent Shares entitled to vote at the Shareholders’ Meeting as a voting group was [________]. The number of outstanding shares of Common Stock, excluding all outstanding shares of Series A Preferred Stock on an as-converted basis, as of the Record Date was [________], and the number of such shares of Common Stock entitled to vote at the Shareholders’ Meeting as a voting group was [________]. The number of outstanding shares of Series A Preferred Stock as of the Record Date was [________], and the number of such shares of Series A Preferred Stock entitled to vote at the Shareholders’ Meeting as a voting group was [________]. There were no outstanding shares of Series B Preferred Stock as of the Record Date and no shares of Series B Preferred Stock were entitled to vote at the Shareholders’ Meeting as a voting group.

    5.        For each voting group, the following numbers of votes were cast in favor of approving the Restated Articles: (i) [________] Common Equivalent Shares, (ii) [________] shares of Common Stock and (iii) [________] shares of Series A Preferred Stock. For each voting group, the number of votes cast in favor of the Restated Articles was sufficient for approval by such voting group.

           IN WITNESS WHEREOF, these Articles of Restatement have been executed on behalf of the Company as of this ___ day of [________, 2005].

FRANKLIN COVEY CO.

Robert A. Whitman Chief Executive Officer

EXHIBIT A

AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

FRANKLIN COVEY CO.

ARTICLE I

        The name of the corporation is Franklin Covey Co. (the “Company”).

ARTICLE II

        The duration of the Company is perpetual.

ARTICLE III

        The purpose of the Company is to engage in any lawful act or activity for which corporations may be organized under the Utah Revised Business Corporation Act, as amended (the “Act”).

ARTICLE IV

        The Company is authorized to issue two classes of stock, which shall be designated, respectively, as common stock, par value $0.05 per share (“Common Stock”), and preferred stock, no par value (“Preferred Stock”). The total number of shares of capital stock that the Company shall have authority to issue is 54,000,000, consisting of 40,000,000 shares of Common Stock, and 14,000,000 shares of Preferred Stock.

        The designation, powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of each class of stock, and the express grant of authority to the Board of Directors to fix by resolution the designation, powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of each share of Preferred Stock which are not fixed by these Amended and Restated Articles of Incorporation, are as follows:

A.	Common Stock.

1.

Dividends. Subject to the rights of the holders of Preferred Stock, and subject to any other provisions of the Articles of Incorporation, holders of Common Stock shall be entitled to receive such dividends and other distributions in cash, stock or property of the Company as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Company legally available therefore.

2.

Liquidation; Dissolution. In the event of any liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Company and after payment or provision for payment to the holders of each series of Preferred Stock of all amounts required in accordance with Section B.3 of this Article IV, the remaining assets and funds of the Company shall be divided among and paid to the holders of Common Stock.

3.	Voting.

(a)

At every meeting of the stockholders every holder of Common Stock shall be entitled to one vote in person or by proxy for each share of such Stock standing in his name on the stock transfer records of the Company.

(b)	No shareholder shall have the right to cumulate votes in the election of directors.

4.

Preemptive Rights. No holder of shares of Common Stock of the Company shall, as such holder, be entitled as of right to subscribe for, purchase or receive any part of any new or additional issue of stock of any class, whether now or hereafter authorized, or of bonds, debentures or other securities convertible into or exchangeable for stock, but all such additional shares of stock of any class, or bonds, debentures or other securities convertible into or exchangeable for stock, may be issued and disposed of by the Board of Directors on such terms and for such consideration, so far as may be permitted by law, and to such persons, as the Board of Directors in its absolute discretion may deem advisable.

B.	Preferred Stock.

1.

Number; Series. The Preferred Stock may be issued in one or more series, from time to time, with each such series to have such designation, powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, as shall be stated and expressed in Section C of this Article IV or in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Company, subject to the limitations prescribed by law and in accordance with the provisions hereof, the Board of Directors being hereby expressly vested with authority to adopt any such resolution or resolutions. The authority of the Board of Directors with respect to each such series shall include, but not be limited to, the determination or fixing of the following:

(a)

The distinctive designation and number of shares comprising such series, which number may (except where otherwise provided by the Board of Directors in creating such series) be increased or decreased (but not below the number of shares then outstanding) from time to time by like action of the Board of Directors;

(b)

The dividend rate of such series, the conditions and times upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes of stock or series thereof, or on the other series of the same class, and whether dividends shall be cumulative or noncumulative;

(c)

The conditions upon which the shares of such series shall be subject to redemption by the Company and the times, prices and other terms and provisions upon which the shares of the series may be redeemed;

(d)

Whether or not the shares of the series shall be subject to the operation of retirement or sinking fund provisions to be applied to the purchase or redemption of such shares and, if such retirement or sinking fund be established, the annual amount thereof and the terms and provisions relative to the operation thereof;

(e)

Whether or not the shares of the series shall be convertible into or exchangeable for shares of any other class or classes, with or without par value, or of any other series of the same class and, if provision is made for conversion or exchange, the times, prices, rates, adjustments, and other terms and conditions of such conversion or exchange;

(f)

Whether or not the shares of the series shall have voting rights, in addition to the voting rights provided by law, and, if so, subject to the limitations hereinafter set forth, the terms of such voting rights;

(g)	The rights of the shares of the series in the event of voluntary or involuntary liquidation, dissolution, or upon distribution of assets of the Company; and

(h)

Any other powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of the shares of such series, as the Board of Directors may deem advisable and as shall not be inconsistent with the provisions of these Articles of Incorporation.

2.

Dividends. The holders of the shares of Preferred Stock of each series shall be entitled to receive, when and as declared by the Board of Directors, out of the funds legally available for the payment of dividends, dividends at the rate fixed by the Board of Directors for such series for the current period and, if cumulative, for all prior periods for which such dividends are cumulative, and no more, before any dividends, other than dividends payable in Common Stock, shall be declared and paid, or set apart for payment, on the Common Stock with respect to the same dividend period.

Whenever, at any time, dividends on the then outstanding Preferred Stock as may be required with respect to any series outstanding shall have been paid or declared and set apart for payment on the then outstanding Preferred Stock, and after complying with respect to any retirement or sinking fund or funds for all applicable series of Preferred Stock, the Board of Directors may, subject to the provisions of Section C of this Article IV or the resolution or resolutions creating the series of Preferred Stock, declare and pay dividends on the Common stock as provided in Section A.1 of this Article IV, and the holders of shares of Preferred Stock shall not be entitled to share therein, except as otherwise provided in the resolution or resolutions creating any series.

3.

Liquidation; Dissolution. The holders of the Preferred Stock of each series shall be entitled upon liquidation or dissolution of the Company to such preferences as are provided in Section C of this Article IV or the resolution or resolutions creating such series of Preferred Stock, and no more, before any distribution of the assets of the Company shall be made to the holders of shares of the Common Stock. Whenever the holders of shares of the Preferred Stock shall have been paid the full amounts to which they shall be entitled, the holders of shares of the Common Stock shall be entitled to share in all assets of the Company remaining as provided in Section A.2 of this Article IV. If, upon such liquidation, dissolution or winding up, the assets of the Company distributable as aforesaid among the holders of the Preferred Stock is insufficient to permit the payment to them of said preferential amounts, then such assets shall be distributed ratably among such holders in proportion to the respective total amounts which they shall be entitled to receive as provided in this Section B.3.

4.

Voting. Except as otherwise provided by a resolution or resolutions of the Board of Directors creating any series of Preferred Stock or by the Act, the Common Stock issued and outstanding shall have and possess the exclusive power to vote for the election of directors and for all other purposes as provided in Section A.3 of this Article IV.

5.

Preemptive Rights. Except as may be provided in the resolution or resolutions of the Board of Directors providing for the issue of any series of Preferred Stock, no holder of shares of the Preferred Stock of the Company shall, as such holder, be entitled as of right to subscribe for, purchase or receive any part of any new or additional issue of stock of any class, whether now or hereafter authorized, or of bonds, debentures or other securities convertible into or exchangeable for stock, but all such additional shares of stock of any class, or bonds, debentures or other securities convertible into or exchangeable for stock, may be issued and disposed of by the Board of Directors on such terms and for such consideration, so far as may be permitted by laws, and to such persons, as the Board of Directors in its absolute discretion may deem advisable.

C.	Series A and Series B Preferred Stock.

1.

Certain Defined Terms, Etc. In addition to the terms defined elsewhere herein, certain terms used in this Article IV.C with initial capital letters have the meanings given to them in Section 11. References in this Article IV.C to Sections are, unless otherwise stated, references to Sections of this Article IV.C.

2.	Designation.

(a)

4,000,000 shares of Preferred Stock of the Company are designated as “Series A Preferred Stock” having the powers, preferences and relative participating, optional and other special rights and the qualifications, limitations or restrictions thereof as set forth in this Article IV.C (the “Series A Preferred”).

Effective as of the date these Restated Articles are duly filed with the Utah Department of Commerce, Division of Corporations and Commercial Code (the “Effective Date”), each share of Series A Preferred issued and outstanding immediately prior to the Effective Date (the “Old Series A Stock”) shall automatically and without any action on the part of the holder thereof be split, reclassified, changed and converted into four shares of Series A Preferred (the “New Series A Stock”). The foregoing forward stock split shall be subject to the treatment of fractional share interests as described below.

Each holder of a certificate or certificates, which immediately prior to the Effective Date represented outstanding shares of Old Series A Stock (the “Old Series A Certificates”), shall be entitled to receive, as soon as reasonably practicable following the surrender of such Old Series A Certificates to the Company or the Company’s transfer agent for cancellation, a new certificate or certificates (the “New Series A Certificates”) representing that number of whole shares of the New Series A Stock into which and for which the shares of the Old Series A Stock, formerly represented by such Old Series A Certificates so surrendered, are reclassified under the terms hereof. Each New Series A Certificate issued by the Company shall bear the legend required by Section 8(b)(iii).

From and after the Effective Date, and until such certificates are surrendered, the Old Series A Certificates shall be deemed for all corporate purposes to evidence ownership of that number of whole shares of the New Series A Stock into which and for which the shares of the Old Series A Stock have been reclassified under the terms hereof. No certificates or scrip representing fractional share interests in New Series A Stock will be issued, and no such fractional share interest will entitle the holder thereof to vote, or to any rights of a stockholder of the Company. A holder of Old Series A Certificates shall receive, as soon as reasonably practicable following the surrender of such certificates, in lieu of any fraction of a share of New Series A Stock to which the holder would otherwise be entitled, a cash payment therefor. Such cash payment will equal the fraction to which the stockholder would otherwise be entitled multiplied by $25.00. If more than one Old Series A Certificate shall be surrendered at one time for the account of the same stockholder, the number of full shares of New Series A Stock for which New Series A Certificates shall be issued shall be computed on the basis of the aggregate number of shares of New Series A Stock represented by the Old Series A Certificates so surrendered. In the event that the Company or the Company’s transfer agent determines that a holder of Old Series A Certificates has not tendered all such certificates for exchange, the Company or the Company’s transfer agent shall carry forward any fractional share of New Series A Stock until all Old Series A Certificates held by such holder have been presented for exchange such that payment for fractional shares to any one person shall not exceed the value of one share of New Series A Stock held by such person. All references elsewhere in these Restated Articles to the “Series A Preferred” shall, after the Effective Date, refer to the New Series A Stock.

(b)

4,000,000 shares of Preferred Stock of the Company are designated as “Series B Preferred Stock” having the powers, preferences and relative participating, optional and other special rights and the qualifications, limitations or restrictions thereof as set forth in this Article IV.C (the “Series B Preferred”). The Series A Preferred and the Series B Preferred are together referred to herein as the “Senior Preferred.”

3.	Dividends and Distributions.

(a)

The holders of shares of Senior Preferred, if any, and in preference to the holders of Common Stock, and of any other class or series of Preferred Stock or other capital stock of the Company (together with the Common Stock, “Junior Stock”), will be entitled to receive dividends at an annual rate of $2.50 per share (as adjusted for any stock dividends, combinations or splits with respect to such shares) (such dividends, “Regular Dividends”), payable quarterly in arrears on the 15th day of each of March, June, September and December of each year or such other dates as are the 15th day of the month following the end of each of the Company’s fiscal quarters (except that if any such date is a Saturday, Sunday or legal holiday, then such dividend will be payable on the next day that is not a legal holiday) (the “Dividend Payment Date”), commencing, with respect to each share of Senior Preferred, on the first date on which such share of Senior Preferred is issued (the “Initial Issuance Date”) to such holders, prior and in preference to any declaration or payment of any dividend on any Junior Stock; provided that dividends on shares of Series B Preferred issued upon conversion of shares of Series A Preferred will commence on the Initial Issuance Date of the shares of Series A Preferred that are converted into such shares of Series B Preferred. Regular Dividends will be cumulative and accrue with respect to each outstanding share of Senior Preferred from the date dividends commence on such share (the “Dividend Commencement Date”), whether or not declared by the Board and whether or not there are funds of the Company legally available for payment of such dividends. No accrued or accumulated dividends on the Senior Preferred will bear interest.

(b)	Each Regular Dividend will be payable to holders of record as they appear on the stock books of the Company on the last day of each fiscal quarter of the Company.

4.	Voting Rights.

(a)

In addition to the rights provided in Sections 4(b), 4(c) and 4(d), holders of record of Series A Preferred (the “Series A Holders”) will have the right to vote or consent in writing together with the Common Stock on all matters presented to the holders of Common Stock as set forth in Section 4(e). Apart from the rights provided in Sections 4(b), 4(c) and 4(d), holders of record of Series B Preferred (the “Series B Holders”) will have no voting rights.

(b)

In addition to the voting rights provided by Sections 4(a), 4(c) and 4(d), as long as any shares of Senior Preferred are outstanding, the affirmative vote or consent of the holders of a majority of the then-outstanding shares of Senior Preferred, voting as a separate voting group, will be required in order for the Company to:

(i)

amend, alter or repeal, whether by merger, consolidation or otherwise, the terms of this Article IV.C or any other provision of the Restated Articles, in any way that adversely affects any of the powers, designations, preferences and relative, participating, optional and other special rights of the Senior Preferred, and the qualifications, limitations or restrictions thereof;

(ii)

issue any shares of capital stock ranking prior or superior to, or on parity with, the Senior Preferred with respect to dividends or other distributions or upon liquidation, dissolution or winding up of the Company, or issue any Junior Stock other than Common Stock;

(iii)	subdivide or otherwise change shares of Senior Preferred into a different number of shares whether in a merger, consolidation, combination, recapitalization, reorganization or otherwise; or

(iv)	issue any shares of Senior Preferred other than in accordance with this Article IV.C.

(c)

In addition to the voting rights provided by Sections 4(a), 4(b) and 4(d), the affirmative vote or consent of the holders of a majority of the then-outstanding shares of Senior Preferred, voting as a separate voting group, will be required for the Company to declare or pay any dividends or other distributions on or in respect of Junior Stock (a “Junior Stock Dividend”); provided, however, that such affirmative vote or consent of the holder of Senior Preferred shall not be required for any proposed Junior Stock Dividend if (i) the Company has paid all Regular Dividends for all fiscal quarters preceding the fiscal quarter in which the Company proposes to pay such Junior Stock Dividend and (ii) the Company has reserved sufficient funds to pay the Regular Dividend that will become payable for such fiscal quarter in which the Company proposes to pay a Junior Stock Dividend in accordance with Section 3.

(d)

In addition to the voting rights provided by Sections 4(a), 4(b) and 4(c), whenever dividends of the Senior Preferred shall be in arrears in an amount equal to at least six quarterly dividends (whether or not consecutive), the number of members of the Board shall be increased by two and the holders of the Senior Preferred (voting as a voting group) will be entitled to vote for and elect such two additional directors of the Company at any meeting of shareholders of the Company at which directors are to be elected during the period such dividends remain in arrears. Whenever the right to elect directors shall have accrued to the holders of the Senior Preferred, the proper officers of the Company shall call a meeting for the election of such directors, such meeting to be held not less than 45 nor more than 90 days after the accrual of such right. The right of the holders of the Senior Preferred to vote for such two additional directors shall terminate when all accrued and unpaid dividends on the Senior Preferred have been paid or set apart for payment. The term of office of all directors so elected shall terminate immediately upon the termination of the right of the holders of the Senior Preferred to vote for such two additional directors. In connection with such right to vote, each holder of Senior Preferred will have one vote for each share of Senior Preferred held.

(e)

On all matters presented before the holders of the Common Stock for their vote or consent, each share of Series A Preferred will be entitled to the number of votes equal to two shares of Common Stock (as adjusted for any stock dividends, combinations or splits with respect to shares of Common Stock); provided, however, the aggregate number of votes attributable to any Series A Holder’s shares of Series A Preferred shall be reduced by the sum of (x) the number of shares of Common Stock acquired by such Series A Holder upon the exercise of any warrant issued to such Series A Holder pursuant to the Preferred Stock Amendment and Warrant Issuance Agreement dated November 29, 2004 between the Company and the investor identified therein (each, a “Warrant”) and (y) the number of shares of Common Stock purchasable upon exercise of any Warrant that has been sold or transferred by such Series A Holder to any other person or entity.

(f)

Notwithstanding any other provision of the Restated Articles or Bylaws of the Company, the holders of a majority of the then-outstanding Senior Preferred may consent in writing to any matter about which a class vote is contemplated by Section 4(b), 4(c) or 4(d), which written consent when so executed by the holders of a majority of the then-outstanding Senior Preferred will be deemed, subject to applicable Utah law, to satisfy the requirements of Section 4(b), 4(c) or 4(d), as applicable.

5.

Reacquired Shares. Any shares of Senior Preferred that are issued and thereafter cease to be issued and outstanding for any reason, whether because shares of Series A Preferred are converted into shares of Series B Preferred pursuant to Section 8 or shares of Senior Preferred are purchased or otherwise acquired by the Company in any manner whatsoever, will reduce the number of authorized shares of either Series A Preferred or Series B Preferred, as applicable, will be restored to the status of authorized but unissued shares of Preferred Stock of the Company, and may be reissued as part of a new series of Preferred Stock of the Company subject to the conditions and restrictions on issuance set forth herein or in any other articles of amendment creating a series of Preferred Stock or any other stock of the Company.

6.

Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Company, no distribution will be made to the holders of shares of Junior Stock unless, prior thereto, the holders of shares of Senior Preferred shall have received in cash $25.00 per share (the “Liquidation Price”) plus accrued and unpaid dividends to the date of payment. Neither a consolidation or merger of the Company with another corporation or other legal entity, nor a sale or transfer of all or part of the Company’s assets for cash, securities or other property will be considered a liquidation, dissolution or winding up of the Company for purposes of this Section 6.

7.	Redemption.

(a)

Redemption Right. The shares of Senior Preferred will not be redeemable, except as otherwise agreed between the Company and any holder or holders of Senior Preferred and except that (i) during the period beginning on [________ __, 2005] [NTD: Insert closing date.] and ending on [________ __, 2006] (the “Initial Redemption Period”), the Company may, upon 15 business days prior notice to the holders of Senior Preferred, redeem all or any portion of the then-outstanding Senior Preferred at 100% of the then-applicable Liquidation Price plus accrued and unpaid dividends to the date of payment and (ii) beginning on the fifth anniversary of the expiration of the Initial Redemption Period, the Company may, upon 15 business days prior notice to the holders of Senior Preferred, redeem all or any portion of the then-outstanding Senior Preferred at 101% of the then-applicable Liquidation Price plus accrued and unpaid dividends to the date of payment. Any partial redemption effected pursuant to this Section 7 shall be made on a pro-rata basis among the holders of Senior Preferred in proportion to the shares of Senior Preferred then held by them. Notwithstanding anything to the contrary, the mandatory conversion of shares of Series A Preferred into shares of Series B Preferred pursuant to Section 8 hereof may occur at any time during the notice periods set forth in clauses (i) and (ii) of this Section 7(a).

(b)

Redemption Notice. Any notice of redemption given pursuant to Section 7(a) (“Redemption Notice”) will be given in writing by the Company by first class mail, postage prepaid, to each holder of record of Senior Preferred on the record date fixed for such redemption by the Board at such holder’s address as it appears on the stock books of the Company, provided that no failure to give such notice nor any deficiency therein will affect the validity of the procedure for redemption of any shares of Senior Preferred except as to the holder or holders to whom the Company has failed to give such notice or whose notice was defective. The Redemption Notice will state:

(i)	the redemption price;

(ii)	the total number of shares of Senior Preferred being redeemed;

(iii)	the date fixed for redemption by the Board, which date will occur within the applicable redemption period specified in Section 7(a) above (the “Redemption Date”);

(iv)	the place or places and manner in which the holder is to surrender his or her certificate(s) to the Company; and

(v)	that dividends on the shares of Senior Preferred to be redeemed will cease to accumulate on the Redemption Date unless the Company defaults on the redemption price.

Upon surrender of the certificate(s) representing shares of Senior Preferred that are the subject of redemption pursuant to Section 7(a), duly endorsed (or otherwise in proper form for transfer, as determined by the Company), in the manner and at the place designated in the Redemption Notice and on the Redemption Date, the full redemption price for such shares will be paid in cash to the Person whose name appears on such certificate(s) as the owner thereof, and each surrendered certificate will be canceled and retired.

(c)

Senior Dividends. On and after the Redemption Date or on or after the date of redemption otherwise agreed upon by and between the Company and any holder or holders of shares of Senior Preferred, unless the Company defaults in the payment in full of the applicable redemption price, dividends on the Senior Preferred to be redeemed will cease to accumulate, and all rights of the holders thereof will terminate with respect thereto on the Redemption Date (or such other redemption date, if applicable), other than the right to receive the applicable redemption price; provided, however, that if a Redemption Notice has been given as provided in Section 7(b) and the funds necessary for redemption (including an amount in cash in respect of all dividends that will accumulate to the Redemption Date) have been irrevocably deposited in trust with a bank having an aggregate shareholders’ equity of at least $5.0 billion for the equal and ratable benefit of all holders of shares of Senior Preferred that are to be redeemed, then, at the close of business on the day on which such funds are deposited in trust, dividends on the Senior Preferred to be redeemed will cease to accumulate and the holders thereof will cease to be shareholders of the Company and be entitled only to receive the redemption price.

8.	Conversion.

(a)

No Optional Conversion. Neither the Series A Preferred nor the Series B Preferred will be convertible into the Common Stock or any other class or series of the Company’s capital stock except as provided in Section 8(b).

(b)	Mandatory Conversion.

(i)

If any Series A Holder voluntarily or involuntarily transfers, sells, assigns, devises, distributes or bequeaths any of such Series A Holder’s interest in any shares of Series A Preferred (including, without limitation, the power to vote or provide a consent with respect to any shares of Series A Preferred by proxy or otherwise) (a “Transfer”) to any Person (the “Transferee”) other than a Permitted Transferee, then each share of Series A Preferred subject to such Transfer automatically, without any action on the part of the Company or such Series A Holder, will be deemed to be converted into one share of fully paid and non-assessable Series B Preferred immediately before such transfer is completed. In the event of such a transfer, the Company and the transfer agent for the Series A Preferred, if any (the “Transfer Agent”), shall not register the transfer of such shares of Series A Preferred except to the Company or a Permitted Transferee of such Series A Holder; provided, however, that such restrictions on transfer shall not apply to a Business Combination of the Company with or into another corporation or entity, if the Company is not the Surviving Person.

(ii)

Notwithstanding anything to the contrary set forth herein, any Series A Holder may pledge such Series A Holder’s shares to a financial institution pursuant to a bona fide pledge of such shares as collateral security of indebtedness due to the pledgee; provided, however, that such shares shall remain subject to the provisions of this Section 8(b) and may not be voted by the pledgee and, upon any transfer of such shares to the pledgee, such shares shall convert into Series B shares in accordance with paragraph (i) above.

(iii)

Each certificate representing shares of Series A Preferred shall be endorsed with a legend that states that immediately prior to any Transfer of such shares of Series A Preferred such shares automatically will be converted into shares of Series B Preferred in accordance with the Restated Articles, and no such transfer will be valid unless such transfer has been recorded in stock transfer records kept by the Company or the Transfer Agent.

(iv)

To effect any Transfer of Series A Preferred (which shall be converted into shares of Series B Preferred immediately prior to such Transfer as set forth in this Section 8(b)), the Series A Holder proposing to transfer such converted shares of Series A Preferred must surrender the certificate(s) representing such shares at the office of the Company or the Transfer Agent for the Series A Preferred with instructions identifying the Transferee proposed to receive converted shares of Series B Preferred. Thereupon, there shall be issued and delivered to such Transferee at such office in the name of the Transferee a certificate or certificates for the number of shares of Series B Preferred into which the Series A Preferred were converted.

(c)

Reservation of Stock Issuable Upon Conversion. The Company will at all times reserve and keep available out of its authorized but unissued shares of Series B Preferred solely for the purpose of effecting the conversion of the shares of the Series A Preferred such number of its shares of Series B Preferred as will from time to time be sufficient to effect the conversion of all then-outstanding shares of the Series A Preferred; and if at any time the number of authorized but unissued shares of Series B Preferred will not be sufficient to effect the conversion of all then-outstanding shares of the Series A Preferred, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Series B Preferred to such number of shares as will be sufficient for such purpose.

9.	Fractional Shares. Following the split of the Old Series A Stock into the New Series A Stock, the Senior Preferred may not be issued in fractions of a share.”

10.

Rank. The Series A Preferred and the Series B Preferred will have equal rank. The Senior Preferred will rank senior as to all capital stock of the Company, including all Junior Stock, in each case as to the payment of dividends or other distributions or upon liquidation, dissolution or winding up.

11.	Certain Defined Terms. In addition to the terms defined elsewhere in this Article IV.C, the following terms will have the following meanings when used herein with initial capital letters:

(a)

“Affiliate” of any Person means any other Person that, directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such Person; and, for purposes of this definition only, “control” (including the terms “controlling,” “controlled by,” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management, policies or activities of a Person whether through the ownership of securities, by contract or agency or otherwise;

(b)	“Business Combination” means any merger, consolidation, combination, recapitalization, reorganization or other transaction (whether or not the Company is the Surviving Person);

(c)

“Permitted Transferee” means, with respect to any Series A Holder, any Person that is (i) an Affiliate of such Series A Holder, (ii) a stockholder, partner or member or other equity owner holding at least 5% of the outstanding equity of such Series A Holder (calculated on a fully diluted basis), or (iii) such Series A Holder’s immediate family member or a trust for the benefit of such Series A Holder;

(d)	“Person” means any individual, firm, corporation or other entity and included any successor (whether by merger or otherwise) of such entity; and

(e)

“Surviving Person” means the continuing, surviving or resulting Person in a Business Combination, the Person receiving a transfer of all or a substantial part of the properties and assets of the Company, or the Person consolidating with or merging into the Company in a Business Combination in which the Company is the continuing or surviving Person, but in connection with which the Senior Preferred is exchanged or converted into the securities of any other Person or the right to receive cash or any other property.

ARTICLE V

        To the fullest extent permitted by the Act or pursuant to any successor statute with similar effect, no director shall be liable to the Company or its shareholders for monetary damages. If the laws of the State of Utah are amended after the adoption of these Amended and Restated Articles of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the laws of the State of Utah, as so amended. The Company is authorized to indemnify directors and officers of the Company to the fullest extent permitted under applicable laws. Any repeal or modification of any applicable law or the foregoing provisions of this Article V shall not adversely affect any right of indemnification or limitation of liability of a director of the Company relating to acts or omissions occurring prior to such repeal or modification.

EXHIBIT C

FORM OF WARRANT

[THIS WARRANT AND THE SECURITIES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR THE AVAILABILITY OF AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND ANY APPLICABLE STATE SECURITIES LAWS.]1

WARRANT TO PURCHASE COMMON STOCK

Number of Shares:	___________________ shares[2]

Warrant Price:	$8.00 per share

Issuance Date:	____________ ___, 2005

Expiration Date:	____________ ___, 2013

        FOR VALUE RECEIVED, _____________________ or its registered assigns (hereinafter called the “Holder”) is entitled to purchase from Franklin Covey Co., a Utah corporation (the “Company”), the above referenced number of shares of the Company’s Common Stock (the “Common Stock”), at the Warrant Price referenced above, all subject to adjustment from time to time as described herein. The exercise of this Warrant shall be subject to the provisions, limitations and restrictions contained herein. This Warrant is issued pursuant to the terms of that certain Preferred Stock Amendment and Warrant Issuance Agreement dated as of November 29, 2004 (the “Amendment Agreement”).

I.        TERM AND EXERCISE

1.1

Term. This Warrant is exercisable in whole or in part (but not as to any fractional share of Common Stock), from time to time, at any time after the first anniversary of the Issuance Date and prior to 5:00 p.m. on the Expiration Date set forth above[, provided, that prior to the commencement of such period the Company shall have caused a registration statement covering the issuance of the shares of Common Stock issuable upon exercise of this Warrant to have become or declared effective by the Securities and Exchange Commission and during such period such registration statement shall have remained continuously effective.][3]

1.2	Procedure for Exercise of Warrant.

(a)

The Holder may exercise this Warrant by delivering the following to the principal office of the Company in accordance with Section 4.1 hereof: (i) a duly executed Notice of Exercise in substantially the form attached as Exhibit A and (ii) this Warrant. If the Notice of Exercise delivered to the Company indicates that the Holder has elected to exercise this Warrant by paying the exercise price in cash, and if the Fair Market Value (as defined in Section 1.2(b)) is greater than the Warrant Price as of the day of exercise, then the Company may elect to require the Holder to exercise this Warrant using the net exercise method set forth in Section 1.2(b) if the Company provides written notice to the Holder (in accordance with Section 4.1) within five business days following its receipt of the Notice of Exercise (a “Company Net Exercise Election”). If the Holder has elected to pay the exercise price of this Warrant in cash and the Company fails to make a timely Company Net Exercise Election, the Holder may, after such fifth business day, deliver payment of the Warrant Price in cash, certified or official bank check payable to the order of the Company, or wire transfer of funds to the Company’s account (or any combination of any of the foregoing) in the amount of the Warrant Price for each share being purchased.

(b)

If the Fair Market Value is greater than the Warrant Price as of the day of exercise, the Holder may elect to receive, or if the Company makes a Company Net Exercise Election, the Holder will receive, without the payment by the Holder of any additional consideration and subject to the provisions of Section 1.2(c), shares of Common Stock equal to the value of the “spread” on the shares (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company in accordance with Section 4.1, together with the Notice of Exercise, in which event the Company shall issue to the Holder hereof a number of shares of Common Stock computed using the following formula:

X = Y x (FMV — WP)

FMV

Where:

X    =    the number of shares of Common Stock to be Issued to the Holder pursuant to this net exercise

Y    =    the number of shares of Common Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, that portion of the Warrant requested to be exercised

FMV    =    the Fair Market Value (as of the date of such calculation) of one share of Common Stock
WP    =    the Warrant Price (as adjusted as of the date of such calculation)

For purposes of this Warrant, the “ Fair Market Value” of one share of the Common Stock as of a particular date shall be determined as follows: (i) if traded on a national securities exchange or through the Nasdaq Stock Market, the Fair Market Value shall be deemed to be the volume weighted average trading price of the Common Stock on such exchange for the most recent five trading days immediately prior to the date of exercise indicated in the Notice of Exercise; (ii) if traded over-the-counter only and not on the Nasdaq Stock Market, the Fair Market Value shall be deemed to be the average of the closing bid and asked prices over the most recent five trading days immediately prior to the date of exercise indicated in the Notice of Exercise; and (iii) if there is no active public market, the Fair Market Value shall be the fair market value of the Common Stock as of the date of exercise, as determined in good faith by the Board of Directors of the Company; provided, that any such five trading day period referenced above shall be extended by the number of trading days during such period on which trading in the Company’s Common Stock is suspended by, or not traded on, the securities exchange, Nasdaq Stock Market or over-the-counter market on which the Common Stock is then listed or traded.

(c)

If either the Holder or the Company elects that this Warrant will be exercised using the net exercise method set forth in Section 1.2(b), then the Company, at its option, may further elect, in connection with such net exercise, to (i) issue to the Holder the number of shares of Common Stock that would be issuable pursuant to Section 1.2(b) or (ii) pay to the Holder a cash amount equal to the Fair Market Value of the number of shares of Common Stock that otherwise would be issuable pursuant to Section 1.2(b) (the “Cash Spread”).

1.3	Effective Date of Exercise; Delivery of Certificate.

(a)

In the event of any exercise of the rights represented by this Warrant, a certificate or certificates for the shares of Common Stock so purchased, registered in the name of the Holder or such other name or names as may be designated by the Holder if otherwise permitted under this Warrant, together with any other securities or other property which the Holder is entitled to receive upon exercise of this Warrant (including, without limitation, the Cash Spread if the Company has elected to pay to the Holder the Cash Spread pursuant to Section 1.2(c)), shall be delivered to the Holder hereof, at the Company’s expense, within a reasonable time after the rights represented by this Warrant shall have been so exercised; and, unless this Warrant has expired or has been exercised in full, a new Warrant representing the number of shares (except a remaining fractional share), if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the Holder hereof.

(b)

The person in whose name any certificate for shares of Common Stock is issued upon exercise of this Warrant shall for all purposes be deemed to have become the holder of record of such shares on the date on which the Warrant was surrendered and payment of the Warrant Price was received by the Company, irrespective of the date of delivery of such certificate, except that, if the date of such surrender and payment is on a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

1.4	Fractional Shares. This Warrant may not be exercised for fractional shares, and no fractional share of any class or series of the Company’s capital stock shall be issued upon exercise of the Warrant.

II.        ADJUSTMENTS

2.1

Subdivision or Combination of Shares. In case the Company shall at any time subdivide its outstanding Common Stock into a greater number of shares, the Warrant Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of shares obtainable upon exercise of this Warrant shall be proportionately increased. Conversely, in case the outstanding Common Stock of the Company shall be combined into a smaller number of shares, the Warrant Price in effect immediately prior to such combination shall be proportionately increased and the number of shares obtainable upon exercise of this Warrant shall be proportionately decreased.

2.2

Dividends in Common Stock, Other Stock or Property. If at any time or from time to time the holders of Common Stock (or any shares of stock or other securities at the time receivable upon the exercise of this Warrant) shall have received or become entitled to receive, without payment therefor:

(a)

Common Stock, options (other than options to which Section 2.4 is applicable) or any shares or other securities which are at any time directly or indirectly convertible into or exchangeable for Common Stock, or any rights or options to subscribe for, purchase or otherwise acquire any of the foregoing by way of dividend or other distribution;

(b)	any cash paid or payable other than as a regular cash dividend; or

(c)

Common Stock or additional shares or other securities or property (including cash) by way of spin-off, split-up, reclassification, combination of shares or similar corporate rearrangement (other than Common Stock issued as a stock split or adjustments in respect of which shall be covered by the terms of Section 2.1 above) and additional shares, other securities or property issued in connection with a Change (as defined below) (which shall be covered by the terms of Section 2.3 below), then and in each such case, the Holder hereof shall, upon the exercise of this Warrant, be entitled to receive, in addition to the number of shares of Common Stock receivable thereupon, and without payment of any additional consideration therefor, the amount of stock and other securities and property (including cash in the cases referred to in clause (b) above and this clause (c)) which such Holder would hold on the date of such exercise had such Holder been the holder of record of such Common Stock as of the date on which holders of Common Stock received or became entitled to receive such shares or all other additional stock and other securities and property.

2.3

Reorganization, Reclassification, Consolidation, Merger and Sale. If any recapitalization, reclassification or reorganization of the share capital of the Company, or any consolidation or merger of the Company with another corporation or other entity, or the sale of all or substantially all of its shares and/or assets or other transaction (including, without limitation, a sale of substantially all of its assets followed by a liquidation) shall be effected in such a way that holders of Common Stock shall be entitled to receive shares, securities or other assets or property (a “Change”), then, as a condition of such Change, lawful and adequate provisions shall be made by the Company whereby the Holder hereof shall thereafter have the right to purchase and receive (in lieu of the Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby) such shares, securities or other assets or property as may be issued or payable with respect to or in exchange for the number of shares of outstanding Common Stock which such Holder would have been entitled to receive had such Holder exercised this Warrant immediately prior to the consummation of such Change. The Company or its successor shall promptly issue to Holder a new Warrant for such new securities or other property. The new Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to give effect to the adjustments provided for in this Article II including, without limitation, adjustments to the Warrant Price and to the number of securities or property issuable upon exercise of the new Warrant. The provisions of this Section 2.3 shall similarly apply to successive Changes. The Company will not effect any Change unless, prior to the consummation thereof, the successor corporation (if other than the Company) resulting from such Change shall assume by written instrument the obligation to deliver to such Holder such shares of stock, securities or assets, other than cash, as, in accordance with the foregoing provisions, such Holder may be entitled to purchase.

2.4

Rights Offering. If, at any time or from time to time prior to the full exercise of this Warrant, the Company shall offer to all holders of Common Stock any rights, options or warrants to acquire additional shares of capital stock of the Company, then the Holder will be entitled to receive such rights, options or warrants on the same terms they are offered to all holders of Common Stock as if the Holder had exercised this Warrant in full immediately prior to the record date for the offering of such rights, options or warrants.

2.5

Notice of Adjustment. Upon any adjustment of the Warrant Price, then and in each such case the Company shall give written notice thereof, by first-class mail, postage prepaid, addressed to the Holder at the address of such Holder as shown on the books of the Company, which notice shall state the Warrant Price resulting from such adjustment and the increase or decrease, if any, in the number of shares obtainable upon exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

2.6	Other Notices. In case at any time:

(a)	the Company shall declare any cash dividend or distribution to which Section 2.2 would be applicable;

(b)	the Company shall authorize the granting or issuance to the holders of its Common Stock of rights or warrants to subscribe for or purchase any shares of stock of any class or other rights;

(c)	the Company obtains knowledge of any offer to purchase (including any tender offer) any shares of any class of its stock from the Company or the holders of such shares;

(d)	there shall be any subdivision or combination of the Common Stock;

(e)

there shall be any recapitalization, reorganization or reclassification of the share capital of the Company, or any consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation or other entity; or

(f)	there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, in any one or more of said cases, the Company shall give, by first-class mail, postage prepaid, addressed to the Holder at the address of such Holder determined in accordance with the provisions of Section 4.1 (i) at least 10 days’ prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription or purchase rights or for determining rights to vote in respect of any such recapitalization, reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, (ii) in the case of any such recapitalization, reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, at least 10 days’ prior written notice of the date when the same shall take place, and (iii) promptly upon obtaining knowledge of any such offer to purchase shares of any class of its stock. Such notice in accordance with the foregoing clause (i) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto, such notice in accordance with the foregoing clause (ii) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, as the case may be, and such notice in accordance with the foregoing clause (iii) shall also specify in reasonable detail the terms of the offer to purchase.

III.        OWNERSHIP AND TRANSFER

3.1

Ownership of This Warrant. The Company may deem and treat the person in whose name this Warrant is registered as the holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary until presentation of this Warrant for registration of any permitted transfers.

3.2

Rights of Shareholder. This Warrant shall not entitle its holder to any of the rights of a shareholder of the Company until the Warrant shall have been exercised and the shares of Common Stock or other securities to which Holder is entitled pursuant to the exercise hereof shall have been issued.

3.3

Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and (a) in the case of loss, theft, or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or (b) in the case of mutilation, on surrender and cancellation of this Warrant, the Company shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount. The Holder shall reimburse the Company for all reasonable expenses incidental to replacement of this Warrant.

3.4

Transfer of Warrant. Subject to Section 3.5 below, the Warrant shall be freely transferable, subject to compliance with all applicable laws, including, but not limited to, the Securities Act of 1933, as amended (the “Act”). If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, this Warrant shall not be registered under the Act, the Company may require, as a condition of allowing such transfer, that the Holder of this Warrant furnish to the Company a written opinion of counsel (which counsel shall be reasonably acceptable to the Company, provided, that any law firm having at least 100 lawyers, including associates and partners, shall be deemed acceptable) to the effect that such transfer is exempt from or not subject to the registration requirements of Section 5 of the Act. Transfer of this Warrant and all rights hereunder, in whole or in part, in accordance with the foregoing provisions, shall be registered on the books of the Company to be maintained for such purpose, upon surrender of this Warrant at the principal office of the Company referred to in Section 1.2 or the office or agency designated by the Company pursuant to Section 4.1, together with a written assignment of this Warrant substantially in the form of Exhibit B hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. Following a transfer that complies with the requirements of this Section 3.4, the Warrant may be exercised by a new Holder for the purchase of shares of Common Stock regardless of whether the Company issued or registered a new Warrant on the books of the Company.

3.5

Right of First Refusal. Subject to the terms and conditions specified in this Article III, the Holder hereby grants to the Company a right of first refusal (the “Right of First Refusal”) with respect to any future sale, transfer or assignment by the Holder of this Warrant and the rights granted hereunder, in whole or in part. Each time the Holder proposes to offer this Warrant and the rights granted hereunder, in whole or in part, for sale, transfer or assignment (the “Offered Warrant”), the Holder will first make an offering of the Offered Warrant to the Company in accordance with the following provisions:

(a)

Notice. The Holder will deliver notice (the “Offer Notice”) to the Company stating (i) its bona fide intention to offer the Offered Warrant, and (ii) the price and terms upon which it proposes to offer the Offered Warrant; and

(b)

Mechanics. Within 20 days after its receipt of the Offer Notice (the “Election Period”), the Company may elect to purchase or obtain, at the price and on the terms specified in the Offer Notice, the Offered Warrant. If the Company elects to exercise its Right of First Refusal, the parties shall consummate the sale of the Offered Warrant within 20 days after the Company received the Offer Notice. In the event that the Company does not elect to purchase or obtain the Offered Warrant as specified in the Offer Notice within the Election Period, the Holder may, during the 90 calendar days following the expiration of the Election Period, sell the Offered Warrant to any person or persons at a price not less than 90% of the price, and upon terms no more favorable than those specified in the Offer Notice. If the Holder does not sell the Offered Warrant within such 90-calendar day period, then the right of first offer provided pursuant to this Section 3.5 will be deemed to be revived and the Offered Warrant will not be offered unless again reoffered to the Company in accordance with this Section 3.5. If, on the other hand, the Holder does sell the Offered Warrant to any person or persons within such 90-calendar day period and as otherwise provided in this Section 3.5, then the Company shall issue to such person or persons a new Warrant that shall not be subject to this Section 3.5.

IV.        MISCELLANEOUS PROVISIONS.

4.1

Address for Notices. Any notice or other document required or permitted to be given or delivered to the Holder shall be delivered or forwarded to the Holder at the address set forth in the Transmittal Letter (as such term is defined in the Amendment Agreement) delivered to the Company by the Holder pursuant to the Amendment Agreement, or to such other address or number as shall have been furnished to the Company in writing by the Holder in accordance with this Section 4.1. Any notice or other document required or permitted to be given or delivered to the Company shall be delivered or forwarded to the Company at 2200 West Parkway Boulevard, Salt Lake City, Utah 84119, Attention: Val J. Christensen, General Counsel, Facsimile No.: (801) 817-8723, or to such other address or number as shall have been furnished to Holder in writing by the Company.

4.2

Timing of Notices. All notices, requests and approvals required by this Warrant shall be in writing and shall be conclusively deemed to be given (a) when hand-delivered to the other party; (b) when received if sent by facsimile at the address and number set forth above, provided, that notices given by facsimile shall not be effective unless either (i) a duplicate copy of such facsimile notice is promptly given by depositing the same in the mail, postage prepaid and addressed to the party as set forth below or (ii) the receiving party delivers a written confirmation of receipt for such notice by any other method permitted under this paragraph, and further provided, that any notice given by facsimile received after 5:00 p.m. (recipient’s time) or on a non-business day shall be deemed received on the next business day; (c) five business days after deposit in the United States mail, certified, return receipt requested, postage prepaid, and addressed to the party as set forth in Section 4.1 above; or (d) the next business day after deposit with an international overnight delivery service, postage prepaid, addressed to the party as set forth above with next business day delivery guaranteed, provided, that the sending party receives confirmation of delivery from the delivery service provider.

4.3

Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of Utah as applied to agreements among Utah residents made and to be performed entirely within the State of Utah, without giving effect to the conflict of law principles thereof.

4.4

Waiver, Amendments and Headings. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by both parties (either generally or in a particular instance and either retroactively or prospectively). The headings in this Warrant are for purposes of reference only and shall not affect the meaning or construction of any of the provisions hereof.

[Signature page follows.]

        IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer as of the Issuance Date.

COMPANY:

FRANKLIN COVEY CO.

By:

Name:

Title:

[Holder Name: ___________________]

EXHIBIT A

FORM OF NOTICE OF EXERCISE

[To be signed only upon exercise of the Warrant]

TO BE EXECUTED BY THE REGISTERED HOLDER

TO EXERCISE THE WARRANT

The undersigned hereby elects to purchase _______ shares of Common Stock of Franklin Covey Co. (the “Company”) pursuant to the terms of the attached Warrant [check one]:

[ ]	Cash Exercise. The undersigned has delivered $_________, the aggregate Warrant Price for _____ shares of the Company’s Common Stock purchased herewith, in full in cash or by certified or official bank check or wire transfer;

[ ]	Net Exercise. In exchange for the issuance of _________ shares of the Company’s Common Stock, the undersigned hereby agrees to surrender the right to purchase _______ shares of the Common Stock pursuant to the net exercise provisions set forth in Section 1.2(b) of the Warrant.

        Please issue a certificate or certificates representing such shares in the name of the undersigned or in such other name as is specified below and in the denominations as is set forth below:

[Type name of Holder as it should appear on the stock certificate]

[Requested denominations – if no denomination is specified, a single certificate will be issued]

        The initial address of such Holder to be entered on the books of the Company shall be:

        [The undersigned hereby represents and warrants that the undersigned is acquiring such shares for his own account, and not for resale or with a view to distribution of such shares or any part thereof except in accordance with an effective registration statement under the Securities Act of 1933, as amended, or a valid exemption from registration under such Act.]4

By:

Name:

Title:

Dated:

EXHIBIT B

ASSIGNMENT FORM

FOR VALUE RECEIVED the undersigned registered owner of this Warrant for the purchase of shares of common stock of Franklin Covey Co. hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under this Warrant, with respect to the number of shares of common stock set forth below:

(Name and Address of Assignee)

(Number of Shares of Common Stock)

and does hereby irrevocably constitute and appoint ____________ attorney-in-fact to register such transfer on the books of the Company, maintained for the purpose, with full power of substitution in the premises.

Dated:

(Print Name and Title)

(Signature)

(Witness)

NOTICE: The signature on this assignment must correspond with the name as written upon the face of the Warrant in every particular, without alteration or enlargement or any change whatsoever.

1 The Warrants issued to the holders of Series A Preferred Stock other than Knowledge Capital Investment Group (the “Public Series A Holders”) will be deemed to be registered and will not bear the restricted legend.

2 Each holder of Series A Preferred will be entitled to purchase 71.43 common shares for each $1,000 in aggregate liquidation value attributable to the shares of Series A Preferred held by such holder, disregarding fractional shares.

3 The bracketed language will only be included in the Warrants issued to the Public Series A Holders.

4 The bracketed text will not be included in the Warrants issued to the Public Series A Holders.

EXHIBIT D

TRANSMITTAL LETTER

LETTER OF TRANSMITTAL

TO ACCOMPANY CERTIFICATES FOR SHARES OF

SERIES A PREFERRED STOCK

OF

FRANKLIN COVEY CO.

DELIVERY INSTRUCTIONS

To: Franklin Covey Co.
c/oZions First National Bank
10 East South Temple, 12th Floor
Salt Lake City, Utah 84111
Attention: Shelene Brown

Ladies and Gentlemen:

The enclosed certificate(s) representing shares of Series A Preferred Stock (the “Series A Preferred Stock”) of Franklin Covey Co. (the “Company”), if any such certificate(s) have been issued to the undersigned, is (are) hereby submitted by the undersigned to the Company in accordance with Section 1.2(b) of the Preferred Stock Amendment and Warrant Issuance Agreement dated November 29, 2004, by and between Knowledge Capital Investment Group and the Company (the “Amendment Agreement”). If the undersigned holds shares of Series A Preferred Stock only in book entry form (without having received a certificate representing such shares), then (i) no certificate(s) representing such shares is (are) submitted with this letter and (ii) following the filing and acceptance of the Restated Articles (as defined below), such shares shall be represented by a certificate to be issued as provided below.

Description of shares held by the undersigned:

Name of shareholder as it appears on the certificate(s) or, if held in book entry form, name to which statements are mailed	Certificate number(s), if applicable	Number of shares

Holders of shares represented by certificates. If the undersigned holds shares of Series A Preferred Stock represented by certificate(s), then, in accordance with Section 1.2(b) of the Amendment Agreement, the undersigned either (i) delivers to the Company with this letter the above-referenced certificate(s) representing such shares of Series A Preferred Stock to be endorsed by the Company with the legend contemplated in Section C.8(b)(iii) of Article IV of the Company’s Amended and Restated Articles of Incorporation (the “Restated Articles”) or (ii) if the undersigned has not previously submitted such certificate(s) for cancellation and the issuance of new certificate(s) to represent the number of shares held by the undersigned following the one-to-four forward split of the outstanding shares of Series A Preferred Stock as contemplated in Section C.2 of Article IV of the Restated Articles (the “Forward Split”), delivers to the Company with this letter the above-referenced certificate(s) for cancellation to be replaced with new certificate(s), also endorsed with the legend contemplated in Section C.8(b)(iii) of Article IV of the Company’s Restated Articles, representing the number of shares of Series A Preferred Stock held by the undersigned as a result of the Forward Split (and, if applicable, the appropriate cash payment for any fractional shares to which the undersigned my be entitled as contemplated in Section C.2 of Article IV of the Restated Articles).

Holders of shares in book entry form. If the undersigned holds shares of Series A Preferred Stock in book entry form, then the undersigned acknowledges that the Company shall issue to the undersigned a certificate, also endorsed with the legend contemplated in Section C.8(b)(iii) of Article IV of the Company’s Restated Articles, representing the number of shares of Series A Preferred Stock held by the undersigned as a result of the one-to-four forward split of the outstanding shares of Series A Preferred Stock as contemplated in Section C.2 of Article IV of the Restated Articles (and, if applicable, the appropriate cash payment for any fractional shares to which the undersigned my be entitled as contemplated in Section C.2 of Article IV of the Restated Articles).

Issuance of warrants. The undersigned hereby sets forth below, in accordance with Section 1.2(b) of the Amendment Agreement, the name of the person to whom the warrant to purchase shares of the Company’s Common Stock described in such section of the Amendment Agreement is to be issued and the address to which such warrant should be delivered. Please note that if such warrant holder name differs from the shareholder name(s) set forth in the table above, a signature guarantee will be required to be delivered with this letter (as set forth below). By signing below, the undersigned represents that the undersigned has full legal capacity and authority to submit the accompanying certificate(s), if applicable, and instruct the Company concerning the issuance of such warrant.

[Signature page follows.]

SIGNATURES (All co-owners must sign)	WARRANT ISSUANCE INFORMATION

Name:

Address

Date:	SS#

GUARANTEE OF SIGNATURE(S)

To be completed ONLY if the warrant to purchase shares of common stock of the Company is to be issued in the name of someone other than the signer(s) above.

(Place Stamp here)

Dated: ________________________________, 2005

NOTICE: The Signature Guarantee, if required, must be by a member of a Medallion Signature Guarantee Program.

EXHIBIT E

SHAREHOLDERS AGREEMENT

AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

        THIS AMENDED AND RESTATED SHAREHOLDERS AGREEMENT (this “Agreement”), dated as of [_________ __, 2005] (the “Effective Date”), between Franklin Covey Co., a Utah corporation (the “Company”), and Knowledge Capital Investment Group, a Texas general partnership (the “Purchaser” and, together with its Permitted Transferees, the “Investor”).

        WHEREAS, Purchaser is a holder of shares of the Company’s outstanding Series A Preferred Stock (the “Series A Preferred”), and the Company and Purchaser have previously entered into the Stockholders Agreement dated June 2, 1999 (the “Prior Shareholders Agreement”); and

        WHEREAS, The Company and Purchaser entered into a Preferred Stock Amendment and Warrant Issuance Agreement, dated November 29, 2004 (as amended from time to time, the “Amendment Agreement”), pursuant to which, among other things, the Company and Purchaser, on the terms and subject to the conditions thereof, agreed to amend and restate the Prior Shareholders Agreement as set forth herein.

        NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the Company and Purchaser hereby agree that the Prior Shareholders Agreement is terminated and superceded and replaced in its entirety by this Agreement, and the parties further agree as follows:

I.    DEFINITIONS

1.1

Definitions. Capitalized terms used herein but not defined have the meaning assigned to them in the Amendment Agreement. In addition to the terms defined elsewhere herein, the following terms have the following meanings when used herein with initial capital letters:

(a)

“Affiliate” of any Person means any other Person that, directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such Person; and, for the purposes of this definition only, “control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management, policies or activities of a Person whether through the ownership of securities, by contract or agency or otherwise.

(b)	“Associate,” as used to indicate a relationship with any Person, means:

(i)

any corporation or organization (other than the Company or a majority-owned subsidiary of the Company) of which such Person is an officer or partner or is, directly or indirectly, the beneficial owner of 10 percent or more of any class of securities;

(ii)	any trust or other estate in which such Person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; and

(iii)	any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person or who is a director or officer of the Company or any of its parents or subsidiaries.

(c)	“Assumption Agreement” means a writing in substantially the form of Exhibit A hereto.

(d)	A Person will be deemed the “beneficial owner” of, will be deemed to “beneficially own” and will be deemed to have “beneficial ownership” of:

(i)

any securities that such Person or any of such Person’s Affiliates is deemed to “beneficially own” within the meaning of Rule 13d-3 under the Exchange Act, as in effect on the date of this Agreement; and

(ii)

any securities (the “underlying securities”) that such Person or any of such Person’s Affiliates or Associates has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (written or oral), or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise (it being understood that such Person will also be deemed to be the beneficial owner of the securities convertible into or exchangeable for the underlying securities).

(e)	“Board” means the Board of Directors of the Company.

(f)	“Board Approval” means the approval of a majority of the members of the Board who (i) are not officers or employees of the Company or any of its Affiliates and (ii) are not Purchaser Designees.

(g)	“Business Combination” has the meaning set forth in Section 4.2(a).

(h)

“Capital Lease Obligations” of any Person shall mean the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for purposes hereof, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

(i)

“Change in Control” will be deemed to occur (i) upon any “person” or “group” (within the meaning of Sections 13(d) and 14(d) of the Exchange Act), becoming the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of the combined voting power of the Company’s then-outstanding Voting Securities, whether directly by a stock purchase or indirectly through a Business Combination of the Company or (ii) the sale by the Company of all or substantially all of its assets to any such “person” or “group.”

(j)	“Common Stock” means the common stock of the Company, par value $0.05 per share.

(k)	“Common Stock Dividends” means any dividends or other distributions on or in respect of the Common Stock excluding any Common Stock Repurchases.

(l)

“Common Stock Repurchases” means any purchase or other acquisition by the Company or any direct or indirect subsidiary thereof to purchase or otherwise acquire any Common Stock excluding any Common Stock Dividends.

(m)

“EBITDA” means, for any period, the Net Income for such period plus (x) to the extent deducted in computing such Net Income, without duplication, the sum of (i) income tax expense or, if imposed by any relevant jurisdiction in lieu of an income tax, franchise and/or gross receipts tax expense, (ii) Interest Expense, (iii) depreciation and amortization expense, (iv) amortization of intangibles (including but not limited to good will), (v) any special charges and any extraordinary or nonrecurring losses or charges or loan loss reserves, payments or accruals on loans from the Company to its current or former employees or directors, non-cash impairments, restricted stock awards and other similar non-cash items and (vi) other non-cash items reducing Net Income, minus (y) to the extent added in computing such Net Income, without duplication, the sum of (A) interest income, (B) extraordinary or nonrecurring gains and (C) other non-cash items increasing Net Income (excluding any items that represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period) and minus (z) if the Company sells all or a portion of its corporate campus real estate (regardless of accounting treatment), any rent amounts paid by the Company related to space it is leasing or master leasing.

(n)	“Excess Debt” means any Indebtedness other than Permitted Indebtedness.

(o)	“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(p)

“Financial Test” will be satisfied if, on a pro forma basis, after giving effect to the proposed transaction (with respect to clauses (i) and (ii) below, as if such transaction had occurred on the first day of the LTM), (i) the Net Worth would be at least $275.0 million at the end of the most recent fiscal quarter, (ii) the Fixed Charge Coverage Ratio for the LTM would be at least 3.5:1 and (iii) EBITDA for the LTM would be at least $65.0 million.

(q)	“Fixed Charge Coverage Ratio” means, with respect to the Company and its subsidiaries for any period, on a consolidated basis, the ratio of EBITDA for such period to the Fixed Charges for such period.

(r)

“Fixed Charges” means, with respect to the Company and its subsidiaries for any period, on a consolidated basis, the sum of (i) Interest Expense for such period, (ii) income tax expense of such period and (iii) all dividend payments on any series or class of preferred stock paid or required to be paid in cash, but any rent deducted from Net Income pursuant to clause (z) of the definition of EBITDA shall be not be included as a Fixed Charge regardless of accounting treatment.

(s)	“GAAP” means generally accepted accounting principles in effect from time to time in the United States of America applied on a consistent basis.

(t)

“Guarantee” of or by any Person (“guaranteeing person”), means (i) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guaranteeing person, direct or indirect, (A) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness (whether arising by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take-or-pay or otherwise) or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness (B) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness, (C) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or (D) entered into for the purpose of assuring in any other manner the holders of such Indebtedness of the payment thereof or to protect such holders against loss in respect thereof (in whole or in part) or (ii) any Lien on any assets of the guaranteeing person securing any Indebtedness of any other Person, whether or not such Indebtedness is assumed by the guaranteeing person.

(u)

“Indebtedness” means, with respect to any Person, without duplication, (i) all obligations of such Person for borrowed money, whether short-term or long-term, and whether secured or unsecured, or with respect to deposits or advances of any kind, (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (iii) all obligations of such Person upon which interest charges are customarily paid (other than trade payables incurred in the ordinary course of business), (iv) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (v) all obligations of such Person issued or assumed as the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business), (vi) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (vii) all Guarantees by such Person of Indebtedness of others, (viii) all Capital Lease Obligations of such Person, (ix) all payments that such Person would have to make in the event of an early termination, on the date Indebtedness of such Person is being determined, in respect of outstanding interest rate protection agreements, foreign currency exchange agreements or other interest or exchange rate hedging arrangement, (x) all obligations of such Person as an account party in respect of letters of credit and bankers’ acceptances, (xi) obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any capital stock of such Person or any warrants, rights or options to acquire such capital stock and (xii) renewals, extensions, refundings, deferrals, restructurings, amendments and modifications of any such Indebtedness, obligations or Guarantee. The Indebtedness of any Person shall include the Indebtedness of any partnership in which such Person is a general partner, other than to the extent that the instrument or agreement evidencing such Indebtedness expressly limits the liability of such Person in respect thereof, provided, that, if the sole asset of such Person is its general partnership interest in such partnership, the amount of such Indebtedness shall be deemed equal to the value of such general partnership interest and the amount of any indebtedness in respect of any Guarantee of such partnership Indebtedness shall be limited to the same extent as such Guarantee may be limited.

(v)	“Initial Purchaser Shares” means the [_______] [Insert the post-split number of shares held by Purchaser on Closing Date.] shares of Series A Preferred held by Purchaser as of the Effective Date.

(w)

“Interest Expense” means, for any period, the sum of (i) gross interest expense of the Company and its subsidiaries for such period on a consolidated basis in accordance with GAAP, on the aggregate principal amount of the Indebtedness of the Company and its subsidiaries, including (A) the amortization of debt discounts, (B) the amortization of all fees payable in connection with the incurrence of Indebtedness to the extent included in interest expense and (C) the portion of any payments or accruals with respect to Capital Lease Obligations allocable to interest expense and (ii) capitalized interest of the Company and its subsidiaries for such period on a consolidated basis in accordance with GAAP.

(x)

“Lien” means, with respect to any asset, (i) any mortgage, deed of trust, lien, pledge, encumbrance, assignment, charge or security interest in or on such asset, (ii) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (iii) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

(y)	“LTM” means the four full fiscal quarters ended immediately prior to the relevant calculation date for which financial statements are then available.

(z)

“Major Acquisition” means the purchase for cash, securities, property or other consideration, whether by merger, consolidation, acquisition of assets, contribution or any other form of transaction, of any business or properties in a single transaction or series of related transactions on which the purchase price paid (including any Indebtedness assumed by the Company or any of its subsidiaries in connection with such purchase by the Company or any of its subsidiaries) calculated in accordance with GAAP (and prior to any write-downs or write-offs of tangible or intangible assets whether or not defined or permitted by GAAP) (the “Purchase Price”), which Purchase Price, when taken together with the Purchase Prices of all other such purchases during the twelve months immediately preceding the date of the definitive agreement for or, if there is no such agreement, the date of consummation, exceeds $50.0 million.

(aa)

“Major Divestiture” means the divestiture, whether by merger, consolidation, disposition of assets, spin-off, contribution or any other form of transaction, in a single transaction or series of related transactions, of any business or properties of the Company or any of its subsidiaries that had Revenues in the LTM in excess of 25% of the Company’s Revenues in the LTM and in which less than 80% of the total consideration paid in such transaction consists of cash.

(bb)	“Net Income” means for any period, the net income of the Company and its subsidiaries, determined on a consolidated basis in accordance with GAAP.

(cc)

“Net Working Capital” means working capital, excluding cash and all sales tax and income tax reserves that the Company reasonably expects will not be paid in the 12-month period following the date the Net Working Capital is calculated.

(dd)

“Net Worth” means, as of the date of determination, the “shareholders equity” as shown on a consolidated balance sheet for the Company and its subsidiaries at such date prepared in accordance with GAAP.

(ee)

“Permitted Acquisition” means any acquisition of Company securities pursuant to Section 2.1 of this Agreement and any additional acquisition of Company securities that does not increase Purchaser’s beneficial ownership of Common Stock by more than 10% in any 12 consecutive month period.

(ff)

“Permitted Indebtedness” means (i) any Indebtedness up to $20,000,000 to be used for ordinary working capital purposes only (excluding, without limitation, acquisitions, stock repurchases or Common Stock dividends), (ii) any Indebtedness in excess of $20,000,000 if, upon the incurrence of such Indebtedness, with respect to the Company and its subsidiaries for the LTM, on a consolidated basis, (x) the ratio of Pro Forma EBITDA for such period to the Pro Forma Fixed Charges for such period and (y) the ratio of EBITDA for such period to the Fixed Charges for such period would each be at least 3.5:1.

(gg)

“Permitted Transferees” means any Person to whom Securities are Transferred in a Transfer not in violation of this Agreement and who, if required by Section 5.1(a), enters into an Assumption Agreement, and includes any Person to whom a Permitted Transferee of any Investor (or a Permitted Transferee of a Permitted Transferee) who further Transfers shares of Common Stock and who is required to, and does, become bound by the terms of this Agreement.

(hh)

“Person” means an individual, a corporation, a partnership, an association, a trust or other entity or organization, including without limitation a government or political subdivision or an agency or instrumentality thereof.

(ii)

“Pro Forma EBITDA” means EBITDA calculated by making the following pro forma adjustments (which shall be made in compliance with SEC requirements): (A) any acquisitions or dispositions since the beginning of the period for which Pro Forma EBITDA is being determined for which, under Rule 11-01 of Regulation S-X promulgated by the SEC, pro forma information would be required in filings with the SEC shall be reflected as if such acquisitions or dispositions had occurred at the beginning of such period and (B) rent amounts to be deducted from Net Income pursuant to clause (z) of the definition of EBITDA if the sale of the corporate campus real estate occurred after the beginning of the period for which Pro Forma EBITDA is being calculated shall be determined as if such sale had occurred at the beginning of such period.

(jj)

“Pro Forma Fixed Charges” means Fixed Charges, with the following adjustment: Interest Expense shall be calculated by assuming that the amount of Indebtedness and other obligations giving rise to such Interest Expense on the most recent practical date on or prior to the determination of Pro Forma Fixed Charges plus, in the case of a calculation of Pro Forma Fixed Charges pursuant to Section 4.1(a) (and the calculation of Permitted Indebtedness), the Indebtedness proposed to be incurred had been the amount outstanding throughout the period for which Pro Forma Fixed Charges is being calculated.

(kk)

“Public Offering” means the sale of shares of any class of the Common Stock to the public pursuant to an effective registration statement (other than a registration statement on Form S-4 or S-8 or any similar or successor form) filed under the Securities Act.

(ll)	“Purchaser Designees” has the meaning set forth in Section 3.1(a).

(mm)	“Restated Articles” means the Company’s Articles of Restatement amending and restating is Articles of Incorporation dated [________ __, 2005].

(nn)

“Restricted Securities” means any Voting Securities and any other securities convertible into, exchangeable for or exercisable for Voting Securities (whether immediately or otherwise), except any securities acquired pursuant to a Permitted Acquisition.

(oo)	“Revenues” means for any Person for any period, the revenues of such Person and its subsidiaries determined on a consolidated basis in accordance with GAAP.

(pp)	“Securities” means the Series A Preferred and the Common Stock held by the Purchaser as of the Effective Date.

(qq)	“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(rr)	“SEC” means the Securities and Exchange Commission.

(ss)	“Senior Preferred” means the Series A Preferred and the Series B Preferred.

(tt)	“Series B Preferred” means the Series B Preferred Stock of the Company.

(uu)	“Special Board Vote” means the affirmative vote or written consent of not fewer than 80% of the total number of directors of the Company.

(vv)

“Surviving Person” means the continuing, surviving or resulting Person in a Business Combination, the Person receiving a transfer of all or a substantial part of the properties and assets of the Company, or the Person consolidating with or merging into the Company in a Business Combination in which the Company is the continuing or surviving Person, but in connection with which the Senior Preferred is exchanged or converted into the securities of any other Person or the right to receive cash or any other property.

(ww)	“Total Voting Power” means, at any time, the aggregate number of votes which may then be cast by all holders of outstanding Voting Securities in the election of directors of the Company.

(xx)

“Transfer” means a transfer, sale, assignment, pledge, hypothecation or other disposition, whether directly or indirectly pursuant to the creation of a derivative security, the grant of an option or other right, the imposition of a restriction on disposition or voting or transfer by operation of law. Notwithstanding the foregoing, “Transfer” does not include any change of control of Purchaser or a successor of Purchaser.

(yy)

“Voting Securities” means the Common Stock and the Series A Preferred and all other securities of the Company entitled to vote generally in the election of directors of the Company, except to the extent such voting rights are dependent upon the non-payment of dividends, events of default or bankruptcy or other events not in the ordinary course of business.

(zz)	“Warrant” means the warrants to purchase Common Stock issued pursuant to the Amendment Agreement.

II.       STANDSTILL

2.1

Acquisition of Restricted Securities. Without prior Board Approval, no Investor will purchase or otherwise acquire beneficial ownership of any Restricted Securities if after such acquisition the Investors would have, in the aggregate, beneficial ownership of 25% or more of the Total Voting Power (the “25% Threshold”); provided, however, that the foregoing restriction will not apply to (i) any acquisition of Restricted Securities that is approved prior to such acquisition by a majority of the members of the Board that are not Purchaser Designees or Affiliates or Associates of any Investor or by the holders of a majority of the Total Voting Power, (ii) purchases of Common Stock upon exercise of any Warrant, (iii) the acquisition of beneficial ownership of additional Senior Preferred pursuant to the terms thereof and (iv) in a Permitted Acquisition or any other transaction or series of transactions permitted or contemplated by this Agreement or the Amendment Agreement.

2.2	Other Restrictions. Without prior Board Approval, except as otherwise permitted hereunder, no Investor will do any of the following:

(a)

solicit proxies from other shareholders of the Company in opposition to a recommendation of the Board for any matter to be considered at any meeting of the shareholders of the Company, except matters on which a vote of Series A Preferred or the Senior Preferred, in either case, as a separate voting group, is required or as permitted by this Agreement;

(b)

knowingly form, join or participate in or encourage the formation of a “group” (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any Voting Securities of the Company, other than a group consisting solely of Affiliates of Purchaser or the Company; or

(c)

deposit any Voting Securities of the Company into a voting trust or subject any such Voting Securities to any arrangement or agreement with respect to the voting thereof, other than any such trust, arrangement or agreement (i) the only parties to, or beneficiaries of, which are Affiliates of an Investor; and (ii) the terms of which do not require or expressly permit any party thereto to act in a manner inconsistent with this Agreement.

2.3

No Breach. No Investor will be deemed to have breached the terms of Section 2.1 above if Voting Securities beneficially owned by the Investors exceed the percentage limitation set forth in Section 2.1 due to any reduction in Total Voting Power or other action by the Company or due to any Investor’s acquisition of Company securities pursuant to a Permitted Acquisition.

III.    BOARD REPRESENTATION; CONSULTATION

3.1	Nomination and Voting.

(a)

The Company will nominate for election as directors of the Company up to the following numbers of persons designated by Purchaser (the “Purchaser Designees”): (i) if Purchaser is the beneficial owner of 1,760,000 or more shares of Series A Preferred, two Purchaser Designees; (ii) if Purchaser is the beneficial owner of at least 880,000 but less than 1,760,000 shares of Series A Preferred, one Purchaser Designee; (iii) if Purchaser is the beneficial owner of at least one but less than 880,000 shares of Series A Preferred, one Purchaser Designee, provided, that such Purchaser Designee must be Donald J. McNamara, and Mr. McNamara must agree to serve as such Purchaser Designee; and (iv) in addition to any Purchaser Designee or Designees Purchaser is entitled to designate pursuant to clauses (i) through (iii) above, if Purchaser is the beneficial owner of at least 1,000,000 shares of Common Stock, one Purchaser Designee. If Purchaser is entitled to designate more than one Purchaser Designee, each will be nominated to be elected to a different class of directors to the extent the Board is divided into classes. The share numbers set forth in this Section 5.1(a) are subject to adjustment for any stock split, combination, stock dividend or similar event with respect to such shares.

(b)

As of the effective date of this Agreement, Purchaser is entitled to designate three Purchaser Designees, and currently Donald J. McNamara and Brian A. Krisak serve on the Board as Purchaser Designees. The Company and Purchaser acknowledge that Robert A. Whitman, who serves as Chairman of the Board, is not a Purchaser Designee.

(c)

The Company, at each meeting of shareholders of the Company at which directors are elected, will, to the extent requested by Purchaser, cause to be nominated for election as directors of the Company the appropriate number of Purchaser Designees as determined pursuant to Section 3.1(a), which in no event shall exceed three, provided, that if a class of only three or fewer directors stands for election at any meeting, no more than one Purchaser Designee shall stand for election at such meeting to serve as a member of such class. The Company will solicit proxies from its shareholders for such nominees, vote all management proxies in favor of such nominees, except for such proxies that specifically indicate to the contrary and otherwise use its best efforts to cause such nominees to be elected to the Board as herein contemplated.

(d)

If any Purchaser Designee ceases to be a director of the Company, the Company will promptly upon the request of Purchaser cause a person designated by Purchaser to replace such director. If Purchaser fails to designate for election at a meeting of shareholders the full number of Purchaser Designees to which the Purchaser is entitled pursuant to Section 3.1(a), Purchaser will thereafter be permitted to designate additional Purchaser Designees, up to the additional number of Purchaser Designees that would be permitted pursuant to Section 3.1(a), and the Company will, promptly upon the request of Purchaser cause such additional Purchaser Designees to be elected or appointed a director of the Company.

(e)	The Company covenants that the total number of seats on the Board (including any vacant seats) will in no event exceed 15 so long as Purchaser is entitled to designate at least one Purchaser Designee.

(f)

At all times after the date hereof, if Purchaser is entitled to designate at least one Purchaser Designee, and to the extent permitted by law and applicable rules of the New York Stock Exchange, the Company shall ensure that at least one Purchaser Designee is a member of any committee of the Board requested by Purchaser, other than any special committee of directors formed as a result of any conflict of interest arising from any Purchaser Designee’s relationship with Purchaser.

(g)

So long as Purchaser beneficially owns a majority of the outstanding shares of Series A Preferred, persons elected to the Board by holders of the Series A Preferred pursuant to Article IV.C.4(d) of the Restated Articles (the “Default Designees”) will be deemed to be Purchaser Designees for purposes of Sections 3.1(d) through (g). If Purchaser beneficially owns less than a majority of the outstanding shares of Series A Preferred, then the Default Designees will not be deemed to be Purchaser Designees for purposes of Section 3.1(d) through (g).

3.2

Director Fees. Designees of Purchaser will not be entitled to receive fees from the Company for their service as directors for any period during which Hampstead Interests, LP receives a fee pursuant to the Amended and Restated Monitoring Agreement, dated as of the date hereof, between the Company and Hampstead Interests, LP (as amended from time to time).

3.3

Consultation. So long as (i) Purchaser is the beneficial owner of at least 880,000 shares of Series A Preferred (subject to adjustment for any stock split, combination, stock dividend or similar event with respect to the Series A Preferred) and (ii) Donald J. McNamara retains substantially the same authority of a Managing Partner of Purchaser (as CEO and President of Hampstead Associates, Inc. or otherwise), Purchaser will have the right to consult with the Company, including its principal officers, and to participate in the drawing up of any recommendation or Company position, prior to its presentation to the Board of Directors (if applicable) or implementation, regarding the following:

(a)	the appointment and/or termination of the chief executive officer, chief operating officer, president and chief financial officer, or any person or persons fulfilling similar duties;

(b)	the remuneration, both cash and non-cash, and other benefits of the officers and of any managers of the Company with annual salaries in excess of $100,000;

(c)	the appointment and/or termination of the Company’s auditors and accountants;

(d)	the annual operating and capital budgets of the Company;

(e)	any deviation from the approved budgets referred to in paragraph (d) by more than 20 percent on any line item or 10 percent of the total budget; and

(f)	specific business strategies, operating agenda, investment and disposition objectives, or capitalization and funding strategies.

The foregoing rights are in addition to any voting or other rights granted to Purchaser by any other document or agreement or by any law, rule or regulation.

3.4

Access. So long as (i) Purchaser is the beneficial owner of at least 880,000 shares of Series A Preferred (subject to adjustment for any stock split, combination, stock dividend or similar event with respect to the Series A Preferred) and (ii) Donald J. McNamara retains substantially the same authority of a Managing Partner of Purchaser (as CEO and President of Hampstead Associates, Inc. or otherwise), the Company will, and will cause its subsidiaries and each of the Company’s and its subsidiaries’ officers, directors, employees, agents, representatives, accountants and counsel to: (a) afford the members, officers, employees and authorized agents, accountants, counsel, financing sources and representatives of Purchaser reasonable access, during normal business hours and without unreasonable interference with business operations, to the offices, properties, other facilities, books and records of the Company and each subsidiary and to those officers, directors, employees, agents, accountants and counsel of the Company and of each subsidiary who have any knowledge relating to the Company or any subsidiary and (b) furnish to the members, officers, employees and authorized agents, accountants, counsel, financing sources and representatives of Purchaser, such additional financial and operating data and other information regarding the assets, properties and goodwill of the Company and its subsidiaries (or legible copies thereof) as Purchaser may from time to time reasonably request.

IV.    PURCHASER CONSENT RIGHTS

4.1

Extraordinary Actions. So long as Purchaser is entitled to designate at least two Purchaser Designees, the approval of a Special Board Vote will be required for the Company to effect any of the following transactions without first obtaining Purchaser’s prior written consent:

(a)	the incurrence of Excess Debt;

(b)	a Major Divestiture with respect to which the Company does not satisfy the Financial Test; and

(c)	a Major Acquisition, the Purchase Price of which exceeds seven times the acquired entity’s or business’ EBITDA for the LTM.

4.2

Business Combinations, Etc. So long as Purchaser is the beneficial owner of at least 880,000 shares of Series A Preferred (as adjusted for any stock dividends, combinations or splits with respect to the Series A Preferred), the Company may not, without obtaining the prior written consent of Purchaser:

(a)

authorize or effect any merger, consolidation, combination, recapitalization, reorganization or other transaction (whether or not the Company is the Surviving Person) (any such transaction, a “Business Combination”) or sale, assignment, transfer, conveyance or other disposal of all or substantially all of its properties or assets in one or more related transactions to another Person unless: (A) the Company is the Surviving Person or the Surviving Person is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia, (B) the Senior Preferred remains outstanding (if the Surviving Person is the Company) or is converted into or exchanged for and becomes shares of the Surviving Person (if other than the Company), in each case such that the Senior Preferred or shares into which it is converted or for which it is exchanged has in respect of the Surviving Person the same powers, preferences and relative participating optional or other special rights, and the qualifications, limitations or restrictions thereon, that the Senior Preferred had immediately prior to such transaction, and such Surviving Person has no class of shares either authorized or outstanding ranking prior to or on a parity with the Senior Preferred except the same number of shares ranking prior to or on a parity with the Senior Preferred and having the same rights and preferences as the shares of the Company authorized and outstanding immediately prior to any such transaction and (C) the Company delivers to Purchaser prior to the consummation of the proposed transaction an officers’ certificate and an opinion of counsel to the combined effect that such transaction complies with the terms of this Section 4.2(a) and that all conditions precedent to such transaction have been satisfied; or

(b)

pay any Common Stock Dividends or complete any Common Stock Repurchases in the amount (valued in the good faith opinion of the Board), if any, by which the aggregate of all Common Stock Dividends plus the gross amount expended by the Company or any direct or indirect subsidiary thereof to complete Common Stock Repurchases for the LTM, exceeds 10% of the Net Income for the LTM; provided, however, that if (i) the Company previously has redeemed a sufficient number of shares of Senior Preferred such that it has paid to holders of Senior Preferred at least $30 million in aggregate Liquidation Price (as such term is defined in the Restated Articles), whether pursuant to the Restated Articles or the provisions of Section 5.2 below, (ii) the Company has prior to and will have after the payment of any such Common Stock Dividends or completion of any such Common Stock Repurchases positive Net Working Capital and (iii) the Company’s Pro Forma EBITDA for the LTM equals or exceeds at least two times the Company’s Pro Forma Fixed Charges for the LTM, then the Company may utilize any or all of its cash in excess of 56.2% of the aggregate Liquidation Price of, and all accrued and unpaid dividends on, all then remaining outstanding shares of Senior Preferred to pay any such Common Stock Dividends or complete any such Common Stock Repurchases; provided, further, that (x) no such Common Stock Dividend may be paid to, and no such Common Stock Repurchase may be completed with, any Affiliate of the Company and (y) the aggregate amount of any such Common Stock Dividends (without limiting the aggregate amount of any such Common Stock Repurchases) may not exceed 25% of Net Income for the LTM.

V.    TRANSFER OF SECURITIES

5.1	Transferability

(a)	Any Investor may Transfer all or any part of the shares of Senior Preferred held by such Investory to any Person provided one of the three following conditions is satisfied:

(i)	the Person duly executes and delivers an Assumption Agreement;

(ii)	the Company has fully exercised its Redemption Right pursuant to Section 5.2 or the Redemption Right has otherwise expired; or

(iii)	the aggregate Liquidation Price of all Initial Purchaser Shares that remain in Purchaser's possession immediately following such Transfer will equal or exceed $30,000,000.

The foregoing notwithstanding, no Transfer will be permitted (other than pursuant to a Public Offering) pursuant to clause (i), (ii) or (iii) unless in connection therewith the Company has been furnished an opinion of such Investor’s counsel (which counsel shall be reasonable acceptable to the Company, provided, that any law firm having at least 100 lawyers, including associates and partners, shall be deemed acceptable, “Counsel”) to the effect that such Transfer is exempt from or not subject to the registration requirements of Section 5 of the Securities Act.

(b)

In the event of any purported Transfer by any Investor of any shares of Senior Preferred not permitted by Section 5.1(a), such purported Transfer will be void and of no effect and the Company will not give effect to such Transfer.

(c)

Each certificate representing shares of Senior Preferred issued to any Investor will bear a legend on the face thereof substantially to the following effect (with such additions thereto or changes therein as the Company may be advised by counsel are required by law) (the “Legend”):

“THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A SHAREHOLDERS AGREEMENT BETWEEN THE COMPANY AND (INVESTOR), A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY. NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH SHAREHOLDERS AGREEMENT.”

“THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THEY HAVE BEEN REGISTERED UNDER THAT ACT OR ANY OTHER APPLICABLE LAW OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.”

The Legend will be removed by the Company by the delivery of substitute certificates without such Legend in the event of (i) a Transfer permitted by Section 5.1(a) and in which the Transferee is not required to enter into an Assumption Agreement or (ii) the termination of this Article V pursuant to the terms of this Agreement; provided, however, that the second paragraph of such Legend will only be removed if at such time a legal opinion from counsel to the Transferee shall have been obtained to the effect that such legend is no longer required for purposes of applicable securities laws. In connection with the foregoing, the Company agrees that, if the company is required to file reports under the Exchange Act, for so long as and to the extent necessary to permit any Investor to sell the Securities pursuant to Rule 144, the Company will use its reasonable best efforts to file, on a timely basis, all reports required to be filed with the SEC by it pursuant to Section 13 of the Exchange Act, furnish to the Investors upon request a written statement as to whether the Company has complied with such reporting requirements during the 12 months preceding any proposed sale under Rule 144 and otherwise use its reasonable best efforts to permit such sales pursuant to Rule 144.

5.2

The Company, at any time, at it sole option, may, upon 15 business days prior notice to Investors, redeem from Investors, on a pro-rata basis according to the number of shares of Senior Preferred then held by them, up to an aggregate number of shares of Senior Preferred held by such Investors having an aggregate Liquidation Price of $30 million (the “Redemption Right”). The purchase price per share of Senior Preferred payable to Investors upon any exercise by the Company of its Redemption Right (the “Redemption Price”) shall be determined as follows:

(a)

The Company, at any time, at it sole option, may, upon 15 business days prior notice to Investors, redeem from Investors, on a pro-rata basis according to the number of shares of Senior Preferred then held by them, up to an aggregate number of shares of Senior Preferred held by such Investors having an aggregate Liquidation Price of $30 million (the “Redemption Right”). The purchase price per share of Senior Preferred payable to Investors upon any exercise by the Company of its Redemption Right (the “Redemption Price”) shall be determined as follows:

(i)	until the first anniversary of the Effective Date, the Redemption Price will be 100% of the Liquidation Price plus accrued and unpaid dividends on the Senior Preferred to the date of payment;

(ii)

thereafter, until the second anniversary of the Effective Date, the Redemption Price will be 101% of the Liquidation Price plus accrued and unpaid dividends on the Senior Preferred to the date of payment;

(iii)

thereafter, until the third anniversary of the Effective Date, the Redemption Price will be 102% of the Liquidation Price plus accrued and unpaid dividends on the Senior Preferred to the date of payment; and

(iv)

thereafter, until the fourth anniversary of the Effective Date, the Redemption Price will be 103% of the Liquidation Price plus accrued and unpaid dividends on the Senior Preferred to the date of payment.

(b)

Any notice of redemption given pursuant to Section 5.2(a) (“Redemption Notice”) will be given in writing by the Company by first class mail, postage prepaid, to the Investors by the Board at each such Investor’s address as it appears on the stock books of the Company, provided, that no failure to give such notice nor any deficiency therein will affect the validity of the procedure for redemption of any shares of Senior Preferred except as to the Investor or Investors to whom the Company has failed to give such notice or whose notice was defective. The Redemption Notice will state:

(i)	the applicable Redemption Price;

(ii)	the total number of shares of Senior Preferred being redeemed;

(iii)	the date fixed for redemption by the Board (the “Redemption Date”);

(iv)	the place or places and manner in which each Investor is to surrender his or her certificate(s) to the Company; and

(v)	that dividends on the shares of Senior Preferred to be redeemed will cease to accumulate on the Redemption Date unless the Company defaults on the Redemption Price.

(c)

Upon surrender of the certificate(s) representing shares of Senior Preferred that are the subject of redemption pursuant to Section 5.2(a), duly endorsed (or otherwise in proper form for transfer, as determined by the Company), in the manner and at the place designated in the Redemption Notice and on the Redemption Date, the full Redemption Price for such shares will be paid in cash to the Person whose name appears on such certificate(s) as the owner thereof, and each surrendered certificate will be canceled and retired

(d)

In accordance with the Restated Articles, on and after the Redemption Date, unless the Company defaults in the payment in full of the applicable Redemption Price, dividends on the Senior Preferred to be redeemed will cease to accumulate, and all rights of the holders thereof will terminate with respect thereto on the Redemption Date, other than the right to receive the Redemption Price.

5.3

Purchaser Special Redemption Right. In the event of a Change in Control or if the Company enters into a definitive agreement providing for a Change in Control, the Company will, within 30 calendar days after such Change in Control or the execution of such an agreement, offer to purchase each then-outstanding share of Senior Preferred held by an Investor for a cash amount per share equal to 101% of the Liquidation Price, plus all accrued and unpaid dividends on the Senior Preferred to the date of payment. Within 10 calendar days after such Change in Control or the execution of such an agreement, the Company will provide written notice to each Investor at such Investor’s address as it appears on the stock books of the Company. The Company will extend such offer for a period of 20 business days after commencing such offer and will purchase any shares tendered to the Company pursuant to such offer at the end of such 20-business day period. Dividends will cease to accrue with respect to shares of Senior Preferred tendered and all rights of holders of such tendered shares will terminate, except for the right to receive payment therefor, on the date such shares are purchased and paid for by the Company.

VI.    TERMINATION

6.1	Termination. The provisions of this Agreement specified below will terminate, and be of no further force or effect (other than with respect to prior breaches), as follows:

(a)

Articles II, III and IV will terminate (but in the case of subparagraphs (ii) through (vi), only as to the Investor that has given the notice contemplated thereby), upon the earliest to occur of the following dates or events:

(i)	ten years after the date hereof;

(ii)

notice that an Investor has determined to terminate this Agreement effective as of a date stated in such notice, at any time following the announcement by any Person or group (other than an Investor) that it intends to commence a tender offer for or otherwise acquire Voting Securities if, after the completion of such proposed tender offer or acquisition, such Person or group, together with all persons and entities controlling, controlled by or under common control (or in a group with it), would own 20% or more of the Total Voting Power;

(iii)

notice that an Investor has determined to terminate this Agreement effective as of a date stated in such notice, at any time following the acquisition by any Person or group of 20% or more of the Total Voting Power or the filing by any Person or group (other than an Investor) of any document with a governmental agency (including without limitation a Schedule 13D with the SEC or a notification under the Hart-Scott-Rodino Antitrust Improvement Act) to the effect that such person, entity or group intends or contemplates acquiring Voting Securities if, after the completion of such proposed acquisition, such person, entity or group, together with all persons and entities controlling, controlled by or under common control or in a group with it, would own 20% or more of the Total Voting Power;

(iv)

notice that an Investor has determined to terminate this Agreement effective as of a date stated in such notice, at any time following the execution, approval by the Board or announcement of an agreement, agreement in principle or proposal (whether or not subject to approval by the Board or other corporate action) that provides for or involves (A) the merger of the Company with or into any other entity, (B) the sale of all or any significant part of the assets of the Company, (C) the reorganization or liquidation of the Company or (D) any similar transaction or event that is subject to approval by the shareholders of the Company;

(v)

notice that an Investor has determined to terminate this Agreement effective as of a date stated in such notice at any time following the failure by the Board or the Company to observe any of the provisions of this Agreement hereof which breach has continued for at least five calendar days after notice thereof to the Company from Purchaser; and

(vi)

with respect to Purchaser only, notice that Purchaser has determined to terminate this Agreement following (A) the failure of the shareholders of the Company to elect any Purchaser Designee as a director, (B) the removal of any Purchaser Designee from the Board, (C) the failure of the Board to replace any Purchaser Designee with a person designated by an Investor or (D) the failure of the Board to effect without unreasonable delay and maintain the committee appointments required under Section 3.1(f);

(b)	Article V will terminate on the fourth anniversary of the date of this Agreement;

(c)	Any portion or all of this Agreement will terminate and be of no further force and effect upon a written agreement of the parties to that effect; and

(d)	All other sections of this Agreement will terminate at such time as all other sections of this Agreement have terminated.

VII.    MISCELLANEOUS

7.1

Specific Performance. The parties agree that any breach by any of them of any provision of this Agreement would irreparably injure the Company or Purchaser, as the case may be, and that money damages would be an inadequate remedy therefor. Accordingly, the parties agree that the other parties will be entitled to one or more injunctions enjoining any such breach and requiring specific performance of this Agreement and consent to the entry thereof, in addition to any other remedy to which such other parties are entitled at law or in equity; provided, however, that in the event the Company breaches or is unable to perform (even if legally excused therefrom) Section 3.1, the obligations of Purchaser under Article II hereof will terminate without further action but the Company will have no liability for damages as a result thereof.

7.2	Notices. All notices, requests and other communications to either party hereunder will be in writing (including telecopy or similar writing) and will be given,

7.2 Notices. All notices, requests and other communications to either party hereunder will be in writing (including telecopy or similar writing) and will be given,

if to the Company, to:

Franklin Covey Co.
2200 West Parkway Boulevard
Salt Lake City, Utah 84119-2331
Attention: Val J. Christensen
Fax: (801) 817-8723

with a copy to:

Joel C. Peterson
Chairman of the Special Committee of the Board of Directors
c/o Peterson Partners LP
299 South Main Street, Suite 2250
Salt Lake City, Utah 84111
Fax: (801) 359-8840

with a copy to:

Dorsey & Whitney LLP
170 South Main Street, Suite 900
Salt Lake City, Utah 84101
Attention: Nolan S. Taylor
Fax: (801) 933-7373

If to any member of Purchaser, to:

Knowledge Capital Investment Group
c/o The Hampstead Group
3232 McKinney Avenue
Suite 890
Dallas, Texas 75201
Attention: Donald J. McNamara
Fax: (214) 220-4924

with a copy to:

Munsch Hardt Kopf & Harr, P.C.
1445 Ross Avenue
Suite 4000
Dallas, Texas 75202
Attention: William T. Cavanaugh, Jr.
Fax: (214) 978-4371

or such other address or telecopier number as such party may hereafter specify for the purpose of notice to the other party hereto. Each such notice, request or other communication shall be effective when delivered at the address specified in this Section 7.2.

7.3	Amendments; No Waivers.

(a)

Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the parties hereto, or in the case of a waiver, by the party against whom the waiver is to be effective.

(b)

No failure or delay by any party in exercising any right, power or privilege hereunder will operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided will be cumulative and not exclusive of any rights or remedies provided by law.

7.4	Expenses. Except as otherwise provided herein or in the Amendment Agreement, all costs and expenses incurred in connection with this Agreement will be paid by the party incurring such cost or expense.

7.5

Successors and Assigns. The provisions of this Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that none of the parties may assign, delegate or otherwise transfer any of their rights or obligations under this Agreement without the written consent of the other parties hereto, except that Purchaser may assign, delegate or otherwise transfer any of its rights hereunder to any of its Affiliates which commits to the Company in writing to be bound by the terms hereof (but no assignment or transfer shall relieve Purchaser of its obligations hereunder) and, upon such assignment or transfer, references to Purchaser herein will be deemed to include any such Affiliate. Neither this Agreement nor any provision hereof is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

7.6

Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which will be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement will become effective when each party hereto will have received a counterpart hereof signed by the other party hereto.

7.7

Entire Agreement. This Agreement, the Amendment Agreement and the documents contemplated thereby (and all schedules and exhibits thereto) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements, understandings and negotiations, both written and oral, between the parties with respect thereto. No representation, inducement, promise, understanding, condition or warranty not set forth herein or therein has been made or relied upon by any of the parties hereto.

7.8	Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Utah, without giving effect to the principles of conflict of laws thereof.

7.9

Registration Rights. Upon consummation of one or more Transfers of Securities by an Investor (other than a Transfer in a Public Offering) to any Qualified Transferee (as such term is defined in the Amended and Restated Registration Rights Agreement, dated as of the date hereof, between Purchaser and the Company (the “Registration Rights Agreement”)), the Company and each such Qualified Transferee will enter into a registration rights agreement substantially in the form of the Registration Rights Agreement (to the extent of the registration rights such Qualified Transferee is entitled to receive pursuant to the Registration Rights Agreement) with such modifications thereto as are acceptable to such Qualified Transferee and the Transferring Investor and do not materially increase the Company’s obligations thereunder (excluding the effects of multiple parties).

[Signature page follows.]

        IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Shareholders Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

FRANKLIN COVEY CO.

By:

Name:

Title:

KNOWLEDGE CAPITAL INVESTMENT GROUP

By:    Inspiration Investments Partners III, L.P.
Its:    Manager

By:    Inspiration Investments GenPar III, L.P.
Its:    General Partner

By:    Hampstead Associates, Inc.
Its:    Managing General Partner

By:

Name:

Title:

Agreed and Accepted:

FRANKLIN COVEY CO.

By:

Name:

Title:

EXHIBIT A

FORM OF ASSUMPTION AGREEMENT

        ASSUMPTION AGREEMENT (this “Agreement”), dated as of ___________________, by __________________ (“Transferee”) in favor of Franklin Covey Co., a Utah corporation (the “Company”).

RECITALS

    A.        The Company and Knowledge Capital Investment Group (“KC”) are parties to an Amended and Restated Shareholders Agreement dated as of [________ __, 2005] (the “Shareholders Agreement”); and

    B.        As contemplated by the Shareholders Agreement, certain transfers by KC of shares of the Company’s Series A Preferred Stock, which, except in certain circumstances, automatically convert into shares of the Company’s Series B Preferred Stock (the “Series B Preferred”) immediately prior to such transfer, require KC and the Transferee to enter into this Agreement in favor of the Company.

        NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

    1.        Transferee hereby acknowledges receipt from KC of ___________________ shares of Series B1 Preferred and will, and hereby agrees to, become a party to, and be bound by, to the same extent as KC, the terms of the Shareholders Agreement, including, without limitation, the obligations set forth in Section 5.2; provided, however, that Article III of the Shareholders Agreement will not be applicable to Transferee, and Transferee will have no rights or obligations thereunder. Capitalized terms used and not otherwise defined herein shall have the meaning ascribed to them in the Shareholders Agreement.

    2.        This Agreement shall be governed by, and construed in accordance with, the laws of the State of Utah, without giving effect to the principles of conflict of laws hereto.

    3.        This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

        IN WITNESS WHEREOF, each of the undersigned has executed this Agreement or caused this Agreement to be executed on its behalf as of the date first written above.

[TRANSFEREE]

By:

Name:

Title:

KNOWLEDGE CAPITAL INVESTMENT GROUP

By:    Inspiration Investments Partners III, L.P.
Its:    Manager

By:    Inspiration Investments GenPar III, L.P.
Its:    General Partner

By:    Hampstead Associates, Inc.
Its:    Managing General Partner

By:

Name:

Title:

Agreed and Accepted:

FRANKLIN COVEY CO

By:

Name:

Title:

[1]	Replace with Series A if the Transferee qualifies to receive shares of Series A Preferred Stock pursuant to the Restated Articles.

EXHIBIT F

REGISTRATION RIGHTS AGREEMENT

AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

        THIS AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of [_________ __, 2005] between Franklin Covey Co., a Utah corporation (the “Company”), and Knowledge Capital Investment Group, a Texas general partnership (the “Purchaser”).

RECITALS

        WHEREAS, Purchaser is a holder of _______ shares of the Company’s outstanding Common Stock and _______ [Post-split number] shares of the Company’s outstanding Series A Preferred Stock, and the Company and Purchaser have previously entered into the Registration Rights Agreement dated June 2, 1999 (the “Prior Rights Agreement”); and

        WHEREAS, the Company and Purchaser entered into a Preferred Stock Amendment and Warrant Issuance Agreement, dated November 29, 2004 (as amended from time to time, the “Amendment Agreement”), pursuant to which, among other things, the Company and Purchaser, on the terms and subject to the conditions thereof, agreed to amend and restate the Prior Rights Agreement as set forth herein.

        NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the Company and Purchaser hereby agree that the Prior Rights Agreement is hereby terminated and shall be superceded and replaced in its entirety by this Agreement, and the parties further agree as follows:

1.	Definitions. For purposes of this Agreement, the following terms have the following meanings when used herein with initial capital letters:

(a)	Advice: As defined in Section 7 hereof.

(b)

Affiliate: An Affiliate of any Person means any other Person that, directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such Person; and, for the purposes of this definition only, “control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management, policies or activities of a Person whether through the ownership of securities, by contract or agency or otherwise.

(c)	Amendment Agreement: As defined in the Recitals above.

(d)	Common Stock: The common stock, par value $0.05, of the Company.

(e)

Common Registrable Securities: All shares of Common Stock acquired by Purchaser or any Qualified Transferee (including any shares of Common Stock or other securities that may be received by Purchaser or such Qualified Transferee (x) as a result of a stock dividend or stock split of the Common Stock or (y) on account of the Common Stock in a recapitalization or other transaction involving the Company) upon the original issuance thereof, and at all times subsequent thereto, including without limitation all shares of Common Stock held by Purchaser on the date hereof.

(f)	Demand Notice: As defined in Section 3 hereof.

(g)	Demand Registration: As defined in Section 4 hereof.

(h)	Losses: As defined in Section 9 hereof.

(i)	Piggyback Registration: As defined in Section 5 hereof.

(j)

Prospectus: The prospectus included in any Registration Statement (including without limitation a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

(k)	Purchaser Warrant: The warrant to purchase shares of Common Stock issued to the Purchaser pursuant to the Amendment Agreement.

(l)

Qualified Transferee: Up to, but not more than, ten “Permitted Transferees” as such term is defined in the Amended and Restated Shareholders Agreement, dated as of the date hereof, between the Company and the Purchaser; provided, however, that (i) any contemporaneous transfer to a group of Permitted Transferees comprised of Affiliated Persons (such as, for example, a group of Affiliated investment funds) shall be deemed to be a transfer to one Permitted Transferee for purposes of calculating the number of Permitted Transferees that shall be Qualified Transferees pursuant to this Agreement and (ii) any transfer of any Warrant Shares by the Purchaser to any stockholder, partner or other equity holder of the Purchaser shall be deemed to be a transfer to a Qualified Transferee, but only for the sole purpose of such transferee receiving the rights set forth in Section 3 regarding the resale of such Warrant Shares in the Warrant Registration Statement.

(m)

Registrable Securities: The Common Registrable Securities, the Series B Registrable Securities and the Warrant Registrable Securities and all other securities of the Company of any class or series that are otherwise publicly traded and are beneficially owned by Purchaser or any Qualified Transferee, until, with respect to each holder of such securities, the earlier of, (i) all such securities held by such holder being effectively registered under the Securities Act and disposed of in accordance with the Registration Statement covering them, (ii) all such securities held by such holder being immediately resaleable by such holder under Rule 144 during any 90-day period or (iii) all such securities held by such holder being resaleable by such holder pursuant to Rule 144(k).

(n)	Registration Expenses: As defined in Section 8 hereof.

(o)

Registration Statement: Any registration statement of the Company under the Securities Act that covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the related Prospectus, all amendments and supplements to such registration statement (including post-effective amendments), all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

(p)	Rule 144: Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

(q)

Sales Price: The volume times the sales prices for each regular way trade during the measurement period divided by the total volume during such period (referred to as the “volume weighted average” on the Bloomberg News Service and derived therefrom, or, if such service no longer publishes such information or ceases to exist, such alternative service as the Company may select in good faith) or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system, quotation system or such other similar system of any national securities exchange as reported on the Bloomberg News Service, or, if such service no longer publishes such information or ceases to exist, such alternative service as the Company may select in good faith, if on any such date the Common Stock is not traded or quoted by any national securities exchange, the average of the closing bid and asked prices furnished by a professional market maker making a market in the Common Stock selected by the Company in good faith, or if no market maker is making a market in the Common Stock, the fair value of such shares on such date as determined by the Company in good faith.

(r)	SEC: The Securities and Exchange Commission.

(s)	Securities Act: The Securities Act of 1933, as amended.

(t)	Senior Preferred: The Series A Preferred and the Series B Preferred.

(u)	Series A Preferred: Shares of the Company’s Series A Preferred Stock with a liquidation preference of $25.00 per share.

(v)

Series B Preferred: Shares of Series B Preferred Stock with a liquidation preference of $25.00 per share, which shares will be issued automatically upon the conversion of any outstanding shares of Series A Preferred.

(w)

Series B Registrable Securities: All shares of Series B Preferred acquired by any Qualified Transferee pursuant to the transfer and related conversion of any shares of Series A Preferred held by the Purchaser (including any shares of Series B Preferred or other securities that may be received by the Purchaser or any such Qualified Transferee (x) as a result of a stock dividend or stock split of Series B Preferred or (y) on account of Series B Preferred in a recapitalization or other transaction involving the Company), upon the respective original issuance thereof, and at all times subsequent thereto.

(x)	Special Counsel: As defined in Section 8(b) hereof.

(y)

Trading Day: Any day on which the New York Stock Exchange is open for trading or, if the Common Stock is not listed or admitted to trading on any national securities exchange, any day other than a Saturday, Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

(z)

Underwritten Registration or Underwritten Offering: A distribution, registered pursuant to the Securities Act in which securities of the company are sold to an underwriter for reoffering to the public.

(aa)

Warrant Registrable Securities: All Warrant Shares acquired by the Purchaser or any Qualified Transferee upon the exercise of the Purchaser Warrant (including any shares of Common Stock or other securities that may be received by Purchaser or any such Qualified Transferee (x) as a result of a stock dividend or stock split of Common Stock or (y) on account of the Warrant Shares in a recapitalization or other transaction involving the Company) upon the respective original issuance thereof, and at all times subsequent thereto.

(bb)	Warrant Shares: All shares of Common Stock issued or issuable upon the exercise of the Purchaser Warrant.

2.	Registration of the Series B Registrable Securities and the Common Registrable Securities.

(a)

The Company shall file with the SEC as soon as reasonably practicable, and in any event within 120 days from the date hereof, a registration statement covering the resale of the Series B Registrable Securities and the Common Registrable Securities (and all shares issuable thereon in connection with any stock splits, dividends, recapitalizations, consolidations or other similar transactions) for an offering to be made on a continuous basis pursuant to Rule 415 (the “Series B Registration Statement”). The Series B Registration Statement shall be on Form S-3 (except if the Company is not then eligible to register for resale the Series B Preferred on a Form S-3, in which case such registration shall be on a Form S-1, Form S-2 or another appropriate form). The Company shall use its reasonable best efforts to (i) cause the Series B Registration Statement to become or be declared effective by the SEC as soon as reasonably practicable thereafter, and, in any event, within 240 calendar days following its initial filing with the SEC (the “Effectiveness Deadline Date”) and (ii) keep the Series B Registration Statement continuously effective under the Securities Act until all Series B Registrable Securities covered by such Registration Statement have been sold or three years from the date it becomes effective, whichever is sooner to occur.

(b)

If, by the Effectiveness Deadline Date, the Series B Registration Statement is not declared effective by the Commission (a “Registration Default”), then the Company shall be required to pay to Purchaser or any Qualified Transferee on each Dividend Payment Date (as such term is defined in the Company’s Articles of Restatement amending and restating the Company’s Articles of Incorporation the (“Restated Articles”)) that any Regular Dividend (as such term is defined in the Restated Articles) is due and payable to holders of shares of Senior Preferred, a cash amount for each share of Senior Preferred held by Purchaser or such Qualified Transferee equal to (x) $0.125 (as such amount may be adjusted for any stock splits, dividends, recapitalizations, consolidations or other similar transactions with respect to the Senior Preferred) multiplied by (y) a fraction, the numerator of which is the number of days elapsing during the period commencing on and including the later of (1) the day following such Registration Default or (2) the day following the most recent Dividend Payment Date following such Registration Default and ending on the earlier of (1) such Dividend Payment Date if the Series B Registration Statement has not been declared effective prior to such Dividend Payment Date or (2) the date that the Series B Registration Statement is declared effective and the denominator of which is 365 days.

3.

Registration of Warrant Registrable Securities. At any time after the date hereof, the Purchaser and/or any Qualified Transferees holding at least two-thirds of the Warrant Shares issued or issuable upon exercise of the Purchaser Warrant (including Warrant Shares that may be issued to the persons making such demand upon exercise of the Purchaser Warrant (or any Warrants issued to Qualified Transferees pursuant to transfers of the Purchaser Warrant) held by them) will have the right by written notice delivered to the Company (a “Demand Notice”) to require the Company to file with the SEC a registration statement covering the resale of all Warrant Registrable Securities under and in accordance with the provisions of the Securities Act on Form S-3 (except if the Company is not then eligible to register for resale the Warrant Registrable Securities on a Form S-3, then such registration shall be on a Form S-1, Form S-2 or another appropriate form) (the “Warrant Registration Statement”); provided, however, that no Demand Notice may be given if the weighted average Sales Price of the Common Stock over the previous ten Trading Days is less than 80% of the Purchaser Warrant’s exercise price (the “Warrant Registration Threshold”). The Company shall use its reasonable best efforts to (a) cause the Warrant Registration Statement to become or be declared effective by the SEC as soon as reasonably practicable following filing and (b) keep the Warrant Registration Statement continuously effective under the Securities Act until (i) all Warrant Registrable Securities covered by the Warrant Registration Statement have been sold, (ii) the Warrant Registrable Securities are otherwise resaleable pursuant to Rule 144 during any 90-day period or (iii) three years from the date the Warrant Registration Statement becomes or is declared effective, whichever is sooner to occur.

4.	Special Demand Registration.

(a)

Requests for Registration. If and only if (i) the Company has failed to cause to become effective, or maintain the effectiveness of, either the Series B Registration Statement or the Warrant Registration Statement in accordance with the terms of this Agreement, (ii) the holders of the Registrable Securities have requested to participate in a Piggyback Registration, but such requested participation has been reduced to zero pursuant to Section 5(b) (a “Full Underwriter Cutback”) or (iii) either the Series B Registration Statement or the Warrant Registration Statement is no longer effective, then, in the case of clause (i) above, until the Series B Registration Statement or the Warrant Registration Statement, as the case may be, is declared effective, or, in the case of clause (ii) above, during the 60-day period following any Full Underwriter Cutback, or, in the case of clause (iii) above, at any time, the holders of Registrable Securities constituting at least 5% of the total number of Registrable Securities then outstanding will have the right to deliver a Demand Notice to require the Company to register, in accordance with Section 4(b) (a “Demand Registration”), under and in accordance with the provisions of the Securities Act the number of Registrable Securities requested to be so registered (but not less than 5% of the total number of Registrable Securities then outstanding).

The number of Demand Registrations pursuant to this Section 4(a) shall not exceed one; provided, however, that in determining the number of Demand Registrations to which the holders of Registrable Securities are entitled there shall be excluded (1) any Demand Registration that is an underwritten registration if the managing underwriter or underwriters have advised the holders of Registrable Securities that the total number of Registrable Securities requested to be included therein exceeds the number of Registrable Securities that can be sold in such offering in accordance with the provisions of this Agreement without materially and adversely affecting the success of such offering, (2) any Demand Registration that does not become effective or is not maintained effective for the period required pursuant to Section 4(b) hereof, unless in the case of this clause (2) such Demand Registration does not become effective after being filed by the Company solely by reason of the refusal to proceed by the holders of Registrable Securities unless (i) the refusal to proceed is based upon the advice of counsel relating to a matter with respect to the Company or (ii) the holders of the Registrable Securities elect to pay all Registration Expenses in connection with such Demand Registration and (3) any Demand Registration in connection with which any other shareholder of the Company exercises a right of first refusal which it may otherwise have and purchases all the stock registered and to be sold pursuant to the Demand Registration.

(b)

Filing and Effectiveness. The Company will file a Registration Statement relating to any Demand Registration within 60 calendar days, and will use its reasonable best efforts to cause the same to be declared effective by the SEC as soon as practicable thereafter, and in any event, within 120 calendar days of the date on which the holders of Registrable Securities first give the Demand Notice required by Section 4(a) hereof with respect to such Demand Registration.

All requests made pursuant to this Section 4 will specify the number of Registrable Securities to be registered and will also specify the intended methods of disposition thereof; provided, that if the holder demanding such registration specifies one particular type of underwritten offering, such method of disposition shall be such type of underwritten offering or a series of such underwritten offerings (as such demanding holders of Registrable Securities may elect) during the period during which the Registration Statement is effective.

If any Demand Registration is requested to be effected as a “shelf” registration by the holders of Registrable Securities demanding such Demand Registration, the Company will use its reasonable best efforts to keep the Registration Statement filed in respect thereof effective for a period of up to 12 months from the date on which the SEC declares such Registration Statement effective (subject to extension pursuant to Sections 6 and 7 hereof) or such shorter period that will terminate when all Registrable Securities covered by such Registration Statement have been sold pursuant to such Registration Statement.

Within ten calendar days after receipt of such Demand Notice, the Company will serve written notice thereof (the “Notice”) to all other holders of Registrable Securities and will, subject to the provisions of Section 4(c) hereof, include in such registration all Registrable Securities with respect to which the Company receives written requests for inclusion therein within 20 calendar days after the receipt of the Notice by the applicable holder.

The holders of Registrable Securities will be permitted to withdraw Registrable Securities from a Registration at any time prior to the effective date of such Registration, provided, the remaining number of Registrable Securities subject to a Demand Notice is at least 5% of the total number of Registrable Securities then outstanding.

(c)

Priority on Demand Registration. If any of the Registrable Securities registered pursuant to a Demand Registration are to be sold in one or more firm commitment underwritten offerings, the Company may also provide written notice to holders of its equity securities (other than Registrable Securities), if any, who have piggyback registration rights with respect thereto and will permit all such holders who request to be included in the Demand Registration to include any or all equity securities held by such holders in such Demand Registration on the same terms and conditions as the Registrable Securities. Notwithstanding the foregoing, if the managing underwriter or underwriters of the offering to which such Demand Registration relates advise the holders of Registrable Securities that the total amount of holders of Registrable Securities and securities that such equity security holders intend to include in such Demand Registration is in the aggregate such as to materially and adversely affect the success of such offering, then (i) first, the amount of securities to be offered for the account of the holders of such other equity securities will be reduced, to zero if necessary (pro rata among such holders on the basis of the amount of such other securities to be included therein by each such holder), and (ii) second, the number of Registrable Securities included in such Demand Registration will, if necessary, be reduced and there will be included in such firm commitment underwritten offering only the number of Registrable Securities that, in the opinion of such managing underwriter or underwriters, can be sold without materially and adversely affecting the success of such offering, allocated pro rata among the holders of Registrable Securities on the basis of the amount of Registrable Securities to be included therein by each such holder.

(d)

Postponement of Demand Registration. The Company will be entitled to postpone the filing period (or suspend the effectiveness) of any Demand Registration for a reasonable period of time not in excess of 90 calendar days in any 12-month period, if the Company determines, in the good faith exercise of its reasonable business judgment, that such registration and offering could materially interfere with bona fide financing plans of the Company or would require disclosure of information, the premature disclosure of which could materially and adversely affect the Company. If the Company postpones the filing of a Registration Statement, it will promptly notify the holders of Registrable Securities in writing when the events or circumstances permitting such postponement have ended.

5.	Piggyback Registration.

(a)

Right to Piggyback. If at any time the Company proposes to file a registration statement under the Securities Act with respect to an offering of any class of equity securities (other than a registration statement (i) on Form S-4, S-8 or any successor form thereto or (ii) filed solely in connection with an offering made solely to employees of the Company), whether or not for its own account, then the Company will give written notice of such proposed filing to the holders of Registrable Securities at least 10 calendar days before the anticipated filing date. Such notice will offer such holders the opportunity to register such amount of Registrable Securities as each such holder may request (a “Piggyback Registration”); provided, however, in no event shall the amount of Registrable Securities included in any Piggyback Registration exceed 20% of the total amount of securities included in such offering. Subject to the limitations set forth in this Section 5(a) and the provisions of Section 5(b) hereof, the Company will include in each such Piggyback Registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein (other than (i) any Registrable Securities that are otherwise covered by an effective Registration Statement (including, without limitation, the Series B Registration Statement or the Warrant Registration Statement) unless, with respect to such Registrable Securities, the holders of such Registrable Securities agree to pay any incremental increase in the Registration Expenses for such Piggyback Registration resulting from including such Registrable Securities in such Piggyback Registration or (ii) any Warrant Share Registrable Securities if the weighted average Sales Price of the Common Stock has not reached the Warrant Registration Threshold). The holders of Registrable Securities will be permitted to withdraw all or part of the Registrable Securities from a Piggyback Registration at any time prior to the effective date of such Piggyback Registration.

(b)

Priority on Piggyback Registrations. The Company will cause the managing underwriter or underwriters of a proposed underwritten offering to permit holders of Registrable Securities requested to be included in the registration for such offering to include therein all such Registrable Securities requested to be so included on the same terms and conditions as any similar securities, if any, of the Company included therein. Notwithstanding the foregoing, if the managing underwriter or underwriters of such offering deliver an opinion to the holders of Registrable Securities to the effect that the total amount of securities which such holders, the Company and any other persons having rights to participate in such registration propose to include in such offering is such as to materially and adversely affect the success of such offering, then:

(i)

if such registration is a primary registration on behalf of the Company, the amount of securities to be included therein (x) for the account of holders of Registrable Securities on the one hand (allocated pro rata among such holders on the basis of the Registrable Securities requested to be included therein by each such holder), and (y) for the account of all such other persons (exclusive of the Company), on the other hand, will be reduced (to zero if necessary) pro rata in proportion to the respective amounts of securities requested to be included therein to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such managing underwriter or underwriters;

(ii)

if such registration is an underwritten secondary registration on behalf of holders of securities of the Company other than Registrable Securities, the Company will include therein: (x) first, up to the full number of securities of such persons exercising “demand” registration rights that in the opinion of such managing underwriter or underwriters can be sold or allocated among such holders as they may otherwise so determine, and (y) second, the amount of Registrable Securities and securities proposed to be sold by any other person in excess of the amount of securities such persons exercising “demand” registration rights propose to sell that, in the opinion of such managing underwriter or underwriters, can be sold (allocated pro rata among the holders of such Registrable Securities and such other persons on the basis of the dollar amount of securities requested to be included therein).

(c)

Registration of Securities Other Than Registrable Securities. Without the written consent of the holders of a majority of the then-outstanding Registrable Securities, the Company will not grant to any person the right to request the Company to register any securities of the Company under the Securities Act unless the rights so granted are subject to the prior rights of the holders of Registrable Securities set forth herein, and if exercised, would not otherwise conflict or be inconsistent with the provisions of this Agreement.

6.

Restrictions on Sale by Holders of Registrable Securities. Each holder of Registrable Securities whose Registrable Securities are covered by a Registration Statement filed pursuant to Section 2, 3, 4 or 5 hereof agrees and will confirm such agreement in writing, if such holder is so requested (pursuant to a timely written notice) by the managing underwriter or underwriters in an underwritten offering, not to effect any public sale or distribution of any of the Company’s equity securities (except as part of such underwritten offering), including a sale pursuant to Rule 144, during the 10-calendar day period prior to, and during the 90-calendar day period (or such longer period as any managing underwriter or underwriters may reasonably request in connection with any underwritten public offering) beginning on the closing date of each underwritten offering made pursuant to such Registration Statement or such other shorter period to which the executive officers may agree. If a request is made pursuant to this Section 6, the time period during which a Demand Registration (if a shelf registration) is required to remain continuously effective pursuant to Section 2, 3 or 4(b) will be extended by 100 calendar days or such shorter period that will terminate when all such Registrable Securities not so included have been sold pursuant to such Registration Statement.

7.

Registration Procedures. In connection with the Company’s registration obligations pursuant to Sections 2, 3, 4 and 5 hereof, and subject to the limitations on such registration obligations set forth in such Sections, the Company will effect such registrations to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition hereof, and pursuant thereto the Company will as expeditiously as possible:

(a)

Prepare and file with the SEC a Registration Statement or Registration Statements on any appropriate form under the Securities Act available for the sale of the Registrable Securities by the holders thereof in accordance with the intended method or methods of distribution thereof (including, without limitation, distributions in connection with transactions with broker-dealers or others for the purpose of hedging Registrable Securities, involving possible sales, short sales, options, pledges or other transactions which may require delivery and sale to broker-dealers or others of Registrable Securities), and cause each such Registration Statement to become effective and remain effective as provided herein; provided, however, that before filing a Registration Statement or Prospectus or any amendments or supplements thereto (including documents that would be incorporated or deemed to be incorporated therein by reference), the Company will furnish to the holders of the Registrable Securities covered by such Registration Statement, the Special Counsel and the managing underwriters, if any, copies of all such documents proposed to be filed, which documents will be subject to the review of such holders, the Special Counsel and such underwriters, and the Company will not file any such Registration Statement or amendment thereto or any Prospectus or any supplement thereto (including such documents which, upon filing, would or would be incorporated or deemed to be incorporated by reference therein) to which the holders of a majority of the Registrable Securities covered by such Registration Statement, the Special Counsel or the managing underwriter, if any, shall reasonably object on a timely basis.

(b)

Prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement continuously effective for the applicable period specified in Section 2, 3 or 4; cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement as so amended or to such Prospectus as so supplemented.

(c)

Notify the selling holders of Registrable Securities, the Special Counsel and the managing underwriters, if any, promptly, and (if requested by any such person) confirm such notice in writing, (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC or any other federal or state governmental authority for amendments or supplements to a Registration Statement or related Prospectus or for additional information, (iii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iv) if at any time the representations and warranties of the Company contained in any agreement contemplated by Section 7(n) hereof (including any underwriting agreement) cease to be true and correct, (v) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (vi) of the occurrence of any event which makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or which requires the making of any changes in a Registration Statement, Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated or is necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (vii) of the Company’s reasonable determination that a post-effective amendment to a Registration Statement would be appropriate.

(d)

Use every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable securities for sale in any jurisdiction, at the earliest possible moment.

(e)

If requested by the managing underwriters, if any, or the holders of a majority of the Registrable Securities being registered, (i) promptly incorporate in a Prospectus supplement or post-effective amendment such information as the managing underwriters, if any, and such holder agree should be included therein as may be required by applicable law and (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after the Company has received notification of the matters to be incorporated in such Prospectus supplement or post-effective amendment; provided, however, that the Company will not be required to take any actions under this Section 7(e) that are not, in the opinion of counsel for the Company, in compliance with applicable law.

(f)

Furnish to each selling holder of Registrable Securities, the Special Counsel and each managing underwriter, if any, without charge, at least one conformed copy of the Registration Statement and any post-effective amendment thereto, including financial statements (but excluding schedules, all documents incorporated or deemed incorporated therein by reference and all exhibits, unless requested in writing by such holder, counsel or underwriter).

(g)

Deliver to each selling holder of Registrable Securities, the Special Counsel and the underwriters, if any, without charge, as many copies of the Prospectus or Prospectuses relating to such Registrable Securities (including each preliminary prospectus) and any amendment or supplement thereto as such persons may request; and the Company hereby consents to the use of such Prospectus or each amendment or supplement thereto by each of the selling holders of Registrable Securities and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto.

(h)

Prior to any public offering of Registrable Securities, to register or qualify or cooperate with the selling holders of Registrable Securities, the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions within the United States as any seller or underwriter reasonably requests in writing; keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdiction of the Registrable Securities covered by the applicable Registration Statement; provided, however, that the Company will not be required to (i) qualify generally to do business in any jurisdiction in which it is not then so qualified or (ii) take any action that would subject it to general service of process in any such jurisdiction in which it is not then so subject.

(i)

Cooperate with the selling holders of Registrable Securities and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, which certificates will not bear any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters, if any, shall request at least two business days prior to any sale of Registrable securities to the underwriters.

(j)

Cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities within the United States except as may be required solely as a consequence of the nature of such selling holder’s business, in which case the Company will cooperate in all reasonable respects with the filing of such Registration Statement and the granting of such approvals as may be necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Registrable Securities.

(k)

Upon the occurrence of any event contemplated by Section 7(c)(vi) or 7(c)(vii) hereof, prepare a supplement or post-effective amendment to each Registration Statement or a supplement to the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(l)

Use its best efforts to cause all shares of Common Stock covered by any Registration Statement to be, at the Company’s option (i) listed on each securities exchange, if any, on which similar securities issued by the Company are then listed or, if no similar securities issued by the Company are then so listed, on the New York Stock Exchange or another national securities exchange if the securities qualify to be so listed or (ii) authorized to be quoted on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”) or the National Market System of NASDAQ if the securities qualify to be so quoted; in each case, if requested by the holders of a majority of the Registrable Securities covered by such Registration Statement or the managing underwriters, if any.

(m)

Engage an appropriate transfer agent and provide the transfer agent with printed certificates for the Registrable Securities in a form eligible for deposit with The Depository Trust Company and provide a CUSIP number for the Registrable Securities.

(n)

Enter into such agreements (including, in the event of an underwritten offering, an underwriting agreement in form, scope and substance as is customary in underwritten offerings) and take all such other actions in connection therewith (including those requested by the holders of a majority of the Registrable Securities being sold or, in the event of an underwritten offering, those requested by the managing underwriters) in order to expedite or facilitate the disposition of such Registrable Securities and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration: (i) make such representations and warranties to the holders of such Registrable Securities and the underwriters, if any, with respect to the business of the Company and its subsidiaries, the Registration Statement, Prospectus and documents incorporated by reference or deemed incorporated by reference, if any, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings and confirm the same if and when requested; (ii) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, and the holders of a majority of the Registrable Securities being sold) addressed to such selling holder of Registrable Securities and each of the underwriters, if any, covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such holders and underwriters, including without limitation the matters referred to in Section 7(n)(i) hereof; (iii) use its best efforts to obtain “comfort” letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data is, or is required to be, included in the Registration Statement), addressed to each selling holder of Registrable Securities and each of the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in “comfort” letters in connection with underwritten offerings; and (iv) deliver such documents and certificates as may be requested by the holders of a majority of the Registrable Securities being sold, the Special Counsel and the managing underwriters, if any, to evidence the continued validity of the representations and warranties of the Company and its subsidiaries made pursuant to clause (i) above and to evidence compliance with any customary conditions contained in the underwriting agreement or similar agreement entered into by the Company. The foregoing actions will be taken in connection with each closing under such underwriting or similar agreement as and to the extent required thereunder.

(o)

Make available for inspection by a representative of the holders of Registrable Securities being sold, any underwriter participating in any disposition of Registrable Securities and any attorney or accountant retained by such selling holders or underwriter, all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, and cause the officers, directors and employees of the Company and its subsidiaries to supply all information reasonably requested by any such representative, underwriter, attorney or accountant in connection with such Registration Statement; provided, however, that any records, information or documents that are designated by the Company in writing as confidential at the time of delivery of such records, information or documents will be kept confidential by such persons unless (i) such records, information or documents are in the public domain or otherwise publicly available, (ii) disclosure of such records, information or documents is required by court or administrative order or is necessary to respond to inquires of regulatory authorities or (iii) disclosure of such records, information or documents, in the opinion of counsel to such person, is otherwise required by law (including, without limitation, pursuant to the requirements of the Securities Act).

(p)

Comply with all applicable rules and regulations of the SEC and make generally available to its security holders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 45 calendar days after the end of any 12-month period (or 90 calendar days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm commitment or best efforts underwritten offering and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company, after the effective date of a Registration Statement, which statements shall cover said 12-month period.

(q)

Cooperate with any reasonable request by holders of a majority of the Registrable Securities offered for sale pursuant to any Registration Statement, including by ensuring participation by the executive management of the Company in road shows, so long as such participation does not materially interfere with the operation of the Company’s business.

The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish to the Company such information regarding the distribution of such Registrable Securities as the Company may, from time to time, reasonably request in writing and the Company may exclude from such registration the Registrable Securities of any seller who unreasonably fails to furnish such information within a reasonable time after receiving such request.

Each holder of Registrable Securities will be deemed to have agreed by virtue of its acquisition of such Registrable Securities that, upon receipt of any notice from the Company of the occurrence of any event of the kind described in Section 7(c)(ii), 7(c)(iii), 7(c)(v), 7(c)(vi) or 7(c)(vii) hereof, such holder will forthwith discontinue disposition of such Registrable Securities covered by such Registration Statement or Prospectus (a “Black-Out”) until such holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 7(k) hereof, or until it is advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus; provided, however, that in no event shall the aggregate number of days during which a Black-Out is effective during any period of 24 consecutive months exceed 90. In the event the Company shall give any such notice, the time period prescribed in Section 2, 3 or 4 hereof will be extended by the number of days during the time period from and including the date of the giving of such notice to and including the date when each seller of Registrable Securities covered by such Registration Statement shall have received (x) the copies of the supplemented or amended Prospectus contemplated by Section 7(k) hereof or (y) the Advice.

The Purchaser (and all other holders of Registrable Securities) hereby acknowledge and agree that certain of the Company’s registration obligations set forth in Sections 2, 3, 4 and 5 hereof are limited to the Company using its reasonable best efforts as specified in such sections and that if the Company uses its reasonable best efforts but otherwise fails to cause to be effective any registration statement contemplated in such provisions or to keep such registration statement effective in accordance with such provisions, the ability of the Purchaser (and all other holders of Registrable Securities) to resell Registrable Securities may be limited by the Securities Act and applicable state securities laws. This paragraph is an acknowledgement of such reasonable best efforts limitations only and is not intended to, and does not, modify the obligations of the Company hereunder or modify or waive any rights of the Purchaser or any other holder of Registrable Securities with respect to a breach by the Company of its obligations hereunder.

8.	Registration Expenses.

(a)

All Registration Expenses will be borne by the Company whether or not any of the Registration Statements become effective; provided, however, that all Registration Expenses for a Demand Registration pursuant to clause (iii) of Section 4(a), if requested by holders of Registrable Securities other than the Purchaser, will be borne ratably by such holders of Registrable Securities requesting such Demand Registration. “Registration Expenses” will mean all fees and expenses incident to the performance of or compliance with this Agreement by the Company, including, without limitation, (i) all registration and filing fees (including without limitation fees and expenses (x) with respect to filings required to be made with the New York Stock Exchange or the National Association of Securities Dealers, Inc. and (y) of compliance with securities or “blue sky” laws (including without limitation fees and disbursements of counsel for the underwriters or selling holders in connection with “blue sky” qualifications of the Registrable Securities and determination of the eligibility of the Registrable Securities for investment under the laws of such jurisdictions as the managing underwriters, if any, or holders of a majority of the Registrable Securities being sold may designate)), (ii) printing expenses (including without limitation expenses of printing certificates for Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing prospectuses if the printing of prospectuses is requested by the holders of a majority of the Registrable Securities included in any Registration Statement), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company, the Special Counsel for the sellers of the Registrable Securities and counsel for the underwriters, (v) fees and disbursements of all independent certified public accountants referred to in Section 7(n)(iii) hereof (including the expenses of any special audit and “comfort” letters required by or incident to such performance), (vi) fees and expenses of any “qualified independent underwriter” or other independent appraiser participating in an offering pursuant to Section 3 of Schedule E to the By-laws of the National Association of Securities Dealers, Inc., (vii) Securities Act liability insurance if the Company so desires such insurance and (viii) fees and expenses of all other persons retained by the Company; provided, however, that Registration Expenses will not include fees and expenses of counsel for the holders of Registrable Securities other than fees and expenses of the Special Counsel and any local counsel nor shall it include underwriting discounts and commissions relating to the offer and sale of Registrable Securities, all of which shall be borne by such holders. In addition, the Company will pay its internal expenses (including without limitation all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange on which similar securities issued by the Company are then listed and the fees and expenses of any person, including special experts, retained by the Company.

(b)

In connection with any registration hereunder other than a Demand Registration for which holders of Registrable Securities other than the Purchaser are obligated to pay the Registration Expenses, the Company will reimburse the holders of the Registrable Securities being registered in such registration for the reasonable fees and disbursements of not more than one counsel (the “Special Counsel”), together with appropriate local counsel, chosen by the holders of a majority of the Registrable Securities being registered.

9.	Indemnification.

(a)

Indemnification by the Company. The Company will, without limitation as to time, indemnify and hold harmless, to the fullest extent permitted by law, each holder of Registrable Securities registered pursuant to this Agreement, the officers, directors and agents and employees of each of them, each person who controls such holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, agents and employees of any such controlling person, from and against all losses, claims, damages, liabilities, costs (including without limitation the costs of investigation and attorneys’ fees) and expenses (collectively, “Losses”), as incurred, arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or form of Prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are based solely upon information furnished in writing to the Company by such holder expressly for use therein; provided, however, that the Company will not be liable to any holder of Registrable Securities to the extent that any such Losses arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus if either (A) (i) such holder failed to send or deliver a copy of the Prospectus with or prior to the delivery of written confirmation of the sale by such holder of a Registrable Security to the person asserting the claim from which such Losses arise and (ii) the Prospectus would have completely corrected such untrue statement or alleged untrue statement or such omission or alleged omission; or (B) such untrue statement or alleged untrue statement, omission or alleged omission is completely corrected in an amendment or supplement to the Prospectus previously furnished by or on behalf of the Company with copies of the Prospectus as so amended or supplemented, and such holder thereafter fails to deliver such Prospectus as so amended or supplemented prior to or concurrently with the sale of a Registrable Security to the person asserting the claim from which such Losses arise.

The rights of any holder of Registrable Securities hereunder will not be exclusive of the rights of any holder of Registrable Securities under any other agreement or instrument of any holder of Registrable Securities to which the Company is a party. Nothing in such other agreement or instrument will be interpreted as limiting or otherwise adversely affecting a holder of Registrable Securities hereunder and nothing in this Agreement will be interpreted as limiting or otherwise adversely affecting the holder of Registrable Securities’ rights under any such other agreement or instrument; provided, however, that no Indemnified Party will be entitled hereunder to recover more than its indemnified Losses.

(b)

Indemnification by Holders of Registrable Securities. In connection with any Registration Statement in which a holder of Registrable Securities is participating, such holder of Registrable Securities will furnish to the Company in writing such information as the Company reasonably requests for use in connection with any Registration Statement or Prospectus and will severally indemnify, to the fullest extent permitted by law, the Company, its directors and officers, agents and employees, each person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling persons, from and against all Losses arising out of or based upon any untrue statement of a material fact contained in any Registration Statement, Prospectus or preliminary prospectus or arising out of or based upon any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by such holder to the Company expressly for use in such Registration Statement or Prospectus and was relied upon by the Company in the preparation of such Registration Statement, Prospectus or preliminary prospectus. In no event will the liability of any selling holder of Registrable Securities hereunder be greater in amount than the dollar amount of the proceeds (net of payment of all expenses and underwriter’s discounts and commissions) received by such holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

(c)

Conduct of Indemnification Proceedings. If any person shall become entitled to indemnity hereunder (an “indemnified party”), such indemnified party shall give prompt notice to the party from which such indemnity is sought (the “indemnifying party”) of any claim or of the commencement of any action or proceeding with respect to which such indemnified party seeks indemnification or contribution pursuant hereto; provided, however, that the failure to so notify the indemnifying party will not relieve the indemnifying party from any obligation or liability except to the extent that the indemnifying party has been prejudiced materially by such failure. All fees and expenses (including any fees and expenses incurred in connection with investigating or preparing to defend such action or proceeding) will be paid to the indemnified party, as incurred, within five calendar days of written notice thereof to the indemnifying party (regardless of whether it is ultimately determined that an indemnified party is not entitled to indemnification hereunder). The indemnifying party will not consent to entry of any judgment or enter into any settlement or otherwise seek to terminate any action or proceeding in which any indemnified party is or could be a party and as to which indemnification or contribution could be sought by such indemnified party under this Section 9, unless such judgment, settlement or other termination includes as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release, in form and substance satisfactory to the indemnified party, from all liability in respect of such claim or litigation for which such indemnified party would be entitled to indemnification hereunder.

(d)

Contribution. If the indemnification provided for in this Section 9 is unavailable to an indemnified party under Section 9(a) or 9(b) hereof in respect of any Losses or is insufficient to hold such indemnified party harmless, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, will, jointly and severally, contribute to the amount paid or payable by such indemnified party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the indemnifying party or indemnifying parties, on the one hand, and such indemnified party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such indemnifying party or indemnifying parties, on the one hand, and such indemnified party, on the other hand, will be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or related to information supplied by, such indemnifying party or indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses will be deemed to include any legal or other fees or expenses incurred by such party in connection with any action or proceeding.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 9(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provision of this Section 9(d), an indemnifying party that is a selling holder of Registrable Securities will not be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities sold by such indemnifying party and distributed to the public exceeds the amount of any damages which such indemnifying party has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

The indemnity, contribution and expense reimbursement obligations of the Company hereunder will be in addition to any liability the Company may otherwise have hereunder, under any other agreement or otherwise. The provisions of this Section 9 will survive so long as Registrable Securities remain outstanding, notwithstanding any transfer of the Registrable Securities by any holder thereof or any termination of this Agreement.

10.

Rules 144 and 144A. The Company will file the reports required to be filed by it under the Securities Act and the Exchange Act in a timely manner, and will cooperate with any holder of Registrable Securities (including without limitation by making such representations as any such holder may reasonably request), all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitations of the exemptions provided by Rules 144 and 144A (including, without limitation, the requirements of Rule 144A(d)(4)). Upon the request of any holder of Registrable Securities, the Company will deliver to such holder a written statement as to whether it has complied with such filing requirements. Notwithstanding the foregoing, nothing in this Section 10 will be deemed to require the Company to register any of its securities under any section of the Exchange Act.

11.

Underwritten Registrations. If any of the Registrable Securities are to be sold in an underwritten offering pursuant to Section 2, 3 or 4, the investment banker or investment bankers and manager or managers that will manage the offering will be selected by (a) the Purchaser or its designee in the case of Section 2 or (b) the holders of Registrable Securities that gave the notice demanding such registration or offering in the case of Section 3 or 4; provided, that such investment banker or manager shall be reasonably satisfactory to the Company. If any Piggyback Registration pursuant to Section 5 is an underwritten offering, the Company will have the right to select the investment banker or investment bankers and managers to administer the offering.

12.	Miscellaneous.

(a)

Remedies. In the event of a breach by the Company of its obligations under this Agreement, each holder of Registrable Securities, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it will waive the defense that a remedy at law would be adequate.

(b)

No Inconsistent Agreements. The Company has not, as of the date hereof, and will not, on or after the date hereof, enter into any agreement with respect to its securities which is inconsistent with the rights granted to the holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof. This Agreement will be deemed to be an independent agreement and no limitation or restriction contained in this Agreement will be deemed to conflict with, limit or restrict the rights of Purchaser under this Agreement.

(c)

Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of holders of at least a majority of the then-outstanding Senior Preferred. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of holders of Registrable Securities whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other holders of Registrable Securities may be given by holders of at least a majority of the Registrable Securities being sold by such holders; provided, however, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence.

(d)

Notices. All notices and other communications provided for or permitted hereunder shall be made in writing and will be deemed given (i) when made, if made by hand delivery, (ii) upon confirmation, if made by fax or (iii) one business day after being deposited with a reputable next-day courier, postage prepaid, to the parties as follows:

    (x)        if to the Company, initially at 2200 West Parkway Boulevard, Salt Lake City, Utah 84119-2331, Fax Number (801) 817-8723, Attention: Val J. Christensen, General Counsel, and thereafter at such other address, notice of which is given to the holders of Registrable Securities in accordance with the provisions of this Section 12(d);

    (y)        if to Purchaser, initially at 3232 McKinney Avenue, Suite 890, Dallas, Texas 75204, Fax Number (214) 220-4924, Attention: Donald J. McNamara, and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 12(d); and

(z) if to any other holder of Registrable Securities, at the most current address given by such holder to the Company in accordance with the provisions of this Section 12(d).

(e)

Owner of Registrable Securities. The Company will maintain, or will cause its registrar and transfer agent to maintain, a stock book with respect to the Series B Preferred, the Common Stock and the Warrant Shares, in which all transfers of Registrable Securities of which the Company has received notice will be recorded. The Company may deem and treat the person in whose name Registrable Securities are registered in the stock book of the Company as the owner thereof for all purposes, including without limitation the giving of notices under this Agreement.

(f)

Successors and Assigns. This Agreement will inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and will inure to the benefit of each holder of any Registrable Securities. The Company may not assign its rights or obligations hereunder without the prior written consent of each holder of any Registrable Securities. The holders of the Registrable Securities may assign the rights and obligations under this Agreement to any subsequent holder of such Registrable Securities (that is a Qualified Transferee). Notwithstanding the foregoing, no Qualified Transferee will have any of the rights granted under this Agreement (i) until such transferee shall have acknowledged its rights and obligations hereunder by a signed written statement of such transferee’s acceptance of such rights and obligations or (ii) if the transferor notifies the Company in writing on or prior to such transfer that the transferee shall not have such rights in which case such transferee shall not be deemed to be a Qualified Transferee for purposes of this Agreement.

(g)

Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed will be deemed to be an original and all of which taken together will constitute one and the same instrument.

(h)	Headings. The headings in this Agreement are for convenience of reference only and will not limit or otherwise affect the meaning hereof.

(i)

Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Utah, as applied to contracts made and performed within the State of Utah, without regard to principles of conflict laws.

(j)

Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein will remain in full force and effect and will in no way be affected, impaired or invalidated, and the parties hereto will use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable.

(k)

Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the registration rights granted by the Company with respect to the Registrable Securities. This Agreement supersedes all prior agreements and understandings among the parties with respect to such registration rights.

(l)

Attorneys’ Fees. In any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the prevailing party, as determined by the court, will be entitled to recover reasonable attorneys’ fees in addition to any other available remedy.

[Signature page follows.]

        IN WITNESS WHEREOF, the parties have executed this Amended and Restated Registration Rights Agreement as of the date first written above.

FRANKLIN COVEY CO.

By:

Name:

Title:

KNOWLEDGE CAPITAL INVESTMENT GROUP

By:    Inspiration Investments Partners III, L.P.
Its:    Manager

By:    Inspiration Investments GenPar III, L.P.
Its:    General Partner

By:    Hampstead Associates, Inc.
Its:    Managing General Partner

By:

Name:

Title:

EXHIBIT G

MONITORING AGREEMENT

AMENDED AND RESTATED

MONITORING AGREEMENT

        THIS AMENDED AND RESTATED MONITORING AGREEMENT (this “Agreement”) is made and entered into as of [____________ ___, 2005] between Franklin Covey Co., a Utah corporation (the “Company”), and Hampstead Interests, LP, a Texas limited partnership (“HI”).

A.     Knowledge Capital Investment Group, a Texas general partnership related to HI (“Purchaser”), has entered into that certain Preferred Stock Amendment and Warrant Issuance Agreement dated November 29, 2004, between Purchaser and the Company (as amended from time to time, the “Amendment Agreement”);

B.     HI, by and through itself, its affiliates and their respective officers, employees and representatives, has expertise in the areas of management, finance, strategy, investment and acquisitions relating to the business of the Company;

C.     The Company, to avail itself of the expertise of HI in the aforesaid areas, entered into a Monitoring Agreement dated as of June 2, 1999 with HI (the “Prior Monitoring Agreement”);

D.     The Prior Monitoring Agreement may be amended by a writing signed by both parties thereto; and

E.     Pursuant to the Amendment Agreement, the parties desire to amend and restate the Prior Monitoring Agreement as set forth herein.

        NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the Company and HI hereby agree that the Prior Monitoring Agreement is terminated and is superceded and replaced in its entirety by this Agreement, and the parties further agree as follows:

1.     Monitoring Services.

(a)     HI will use reasonable efforts to advise and assist the Company in connection with the development of its strategic plan, including acquisitions, divestitures, new development and financing matters. The precise nature of the services to be performed hereunder by HI will be determined from time to time by the mutual agreement of HI and the Company. The Company hereby acknowledges that the persons performing the foregoing services are full-time employees of HI or other entities and will not be expected to devote substantially all of their efforts to the Company but rather only so much of their efforts as, from time to time, HI determines in its sole discretion to be appropriate in the circumstances.

(b)     HI and the individuals acting on its behalf that are actually providing the services contemplated hereby will be independent contractors, rather than employees or agents, and will have only such authority as is incident to the discharge of the duties herein contemplated or specifically authorized from time to time by the Board of Directors of the Company (the “Board”).

2.     Consideration.

(a)     In consideration of the services to be provided by HI, the Company will pay to HI a quarterly monitoring fee equal to (x) $100,000 multiplied by (y) a fraction, the numerator of which is the number of shares of the Company’s Series A Preferred Stock (the “Series A Preferred”) held by Purchaser as of the last day of the preceding fiscal quarter and the denominator of which is [____________] [NTD: Insert the number of shares of Series A Preferred Stock (post-split) held by Purchaser at the Closing Date.] (the “Initial Purchaser Shares”), giving effect to any stock split, stock dividend or similar event, payable during the term of this Agreement on the first day of each fiscal quarter of the Company (the “Fee”).

    (b)        HI’s rights under this Section 2 will not be subject to offset or reduction by reason of any obligation of the Company or any of its affiliates to pay any other financial advisory fee or other compensation to any other person or entity, including without limitation any entity affiliated with HI, and will not limit such other rights and obligations to which the Company and HI or their respective affiliates may from time to time agree in the future.

3.     Reimbursements. In addition to the Fee, the Company will pay directly or reimburse HI for its Out-of-Pocket Expenses. Promptly following the Company’s request therefor, HI will provide written substantiation in reasonable detail relating to any Out-of-Pocket Expenses to be paid or reimbursed by the Company pursuant to this Agreement. For purposes of this Agreement, the term “Out-of-Pocket Expenses” means the reasonable out-of-pocket costs and expenses for travel that are actually and reasonably incurred by HI or its affiliates in connection with the services rendered hereunder. All reimbursements for Out-of-Pocket Expenses will be made promptly upon or as soon as practicable after presentation by HI to the Company of a written statement therefor.

4.     Indemnification.

(a)     The Company will indemnify and hold harmless HI, its affiliates, including without limitation Purchaser, and their respective partners (both general and limited), members (both managing and otherwise), officers, directors, employees, agents and representatives (each such person being an “Indemnified Party”) from and against any and all losses, claims, damages and liabilities, whether joint or several (the “Indemnifiable Losses”), related to, arising out of or in connection with the services contemplated by this Agreement or the engagement of HI pursuant to, and the performance by HI of the services contemplated by, this Agreement, whether or not pending or threatened, whether or not an Indemnified Party is a party and whether or not such action, claim, suit, investigation or proceeding is initiated or brought by the Company directly, derivatively or otherwise, including without limitation any action, suit, proceeding or investigation arising out of any action or failure to take action by the Company or any of its subsidiaries, whether or not based on a theory of primary or secondary liability, and will reimburse any Indemnified Party for all reasonable costs and expenses (including reasonable attorneys’ fees and expenses) as they are incurred in connection with investigating, preparing, pursuing, defending or assisting in the defense of any action, claim, suit, investigation or proceeding for which the Indemnified Party would be entitled to indemnification under the terms of this sentence, or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto, provided, that, subject to the following sentence, the Company, upon execution of a written undertaking reasonably satisfactory to HI confirming the Company’s indemnity obligations hereunder (without any reservation of rights) and expressly releasing all Indemnified Parties from any and all liability related to the matter in question (such undertaking, an “Indemnity Undertaking”), will be entitled to assume the defense thereof at its own expense, with counsel satisfactory to such Indemnified Party in its reasonable judgment. Any Indemnified Party may, at its own expense, retain separate counsel to participate in such defense, and in any action, claim, suit, investigation or proceeding in which both the Company and/or one or more of its subsidiaries, on the one hand, and an Indemnified Party, on the other hand, is, or is reasonably likely to become, a party, such Indemnified Party will have the right to employ separate counsel at the expense of the Company and to control its own defense of such action, suit, claim, investigation or proceeding if, in the reasonable opinion of counsel to such Indemnified Party, a conflict or potential conflict exists between the Company, on the one hand, and such Indemnified Party, on the other hand, that would make such separate representation advisable. The Company will not, without the prior written consent of the applicable Indemnified Party, settle, compromise or consent to the entry of any judgment in any pending or threatened claim, suit, investigation, action or proceeding relating to the matters contemplated hereby, (if any Indemnified Party is a party thereto or has been threatened to be made a party thereto) unless such settlement, compromise or consent includes an unconditional release of the applicable Indemnified Party and each other Indemnified Party from all liability arising or that may arise out of such claim, suit, investigation, action or proceeding. Provided the Company is not in breach of its indemnification obligations hereunder, no Indemnified Party may settle or compromise any claim subject to indemnification hereunder without the consent of the Company, provided, that prior thereto such Indemnified Party has been furnished with an Indemnity Undertaking.

(b)     If any indemnification sought by any Indemnified Party pursuant to this Section is unavailable for any reason or is insufficient to hold the Indemnified Party harmless against any Indemnifiable Losses referred to herein, then the Company will contribute to the Indemnifiable Losses for which such indemnification is held unavailable or insufficient in such proportion as is appropriate to reflect the relative benefits received (or anticipated to be received) by the Company, on the one hand, and HI, on the other hand, in connection with the transactions which gave rise to such Indemnifiable Losses or, if such allocation is not permitted by applicable law, not only such relative benefits but also the relative faults of the Company, on the one hand, and HI, on the other hand, as well as any other equitable considerations, subject to the limitation that in any event the aggregate contribution by the Indemnified Parties to all Indemnifiable Losses with respect to which contribution is available hereunder will not exceed the Fees paid through the date on which (or, if more than one date, the last date on which) the conduct occurred that gave rise to the Indemnifiable Loss.

(c)     Notwithstanding any other provision hereof, none of HI nor any employee, officer, director or other related person or entity will have any liability or obligation by reason of this Agreement for performance or nonperformance of services contemplated hereby except and solely to the extent that it is judicially determined by a court of competent jurisdiction that such person intentionally breached or caused to be breached a material provision of this Agreement. The parties hereto hereby expressly disclaim any liability or obligation of HI and its affiliates or any of their respective employees, officers, directors and other related persons or entities for actual or alleged negligence of any character in connection with the services contemplated by this Agreement.

(d)     The provisions of this Section 4 will be in addition to and in no manner limit or otherwise affect any other right that HI or any other Indemnified Party may have, whether by contract, or arising as a matter of law or the constituent documents of any other entity.

5.     Term. This Agreement will become effective on the date first written above and will continue until such date on which Purchaser and its affiliates together own less than 880,000 of the Initial Purchaser Shares, giving effect to any stock split, stock dividend or similar event. Notwithstanding any other provision hereof, HI may terminate its obligations under Section 1 with or without cause on 60 calendar days prior written notice to the Company. The termination or expiration of the term of this Agreement (i) will not affect HI’s rights under Sections 3 or 4 hereof (which will survive any termination or expiration of this Agreement) and (ii) will terminate HI’s rights under Section 2 hereof (except that for the period during which such expiration or termination occurs the quarterly fee will be prorated based on the number of days in such quarter prior to such termination or expiration divided by 90).

6.     Miscellaneous.

(a)     No amendment or waiver of any provision of this Agreement, or consent to any departure by either party hereto from any such provision, shall be effective unless the same shall be in writing and signed by each of the parties hereto. Any amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. The waiver by any party of any breach of this Agreement shall not operate as or be construed to be a waiver by such party of any subsequent breach.

(b)     Any notices or other communications required or permitted hereunder shall be sufficiently given if delivered personally or sent by facsimile, Federal Express or other overnight courier, addressed as follows or to such other address of which the parties may have given notice:

If to HI:

Hampstead Interests, LP
3232 McKinney Avenue
Suite 890
Dallas, Texas 75204
Attention: Donald J. McNamara
Fax: (214) 220-4924

If to the Company:

Franklin Covey Co.
2200 West Parkway Boulevard
Salt Lake City, Utah 84119-2311
Attention: Val J. Christensen
Fax: (801) 817-8723

Unless otherwise specified herein, such notices or other communications shall be deemed received (i) on the date delivered, if delivered personally or sent by facsimile, and (ii) one business day after being sent by Federal Express or other overnight courier.

(c)     This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of Utah. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns. The provisions of Section 4 shall inure to the benefit of each Indemnified Party.

(d)     This Agreement may be executed by one or more parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

(e)     The waiver by any party of any breach of this Agreement shall not operate as or be construed to be a waiver by such party of any subsequent breach.

(f)     Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(g)     For purposes of this Agreement, (i) “affiliate” of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such first person and (ii) “person” means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

(h)     When a reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference is to a Section of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they will be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement will refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement will have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. References to a person are also to its permitted successors and assigns.

(i)     This Agreement (including the documents and instruments referred to herein) (i) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and (ii) except for the provisions of Section 4, are not intended to confer upon any person other than the parties any rights or remedies.

(j)     Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned, in whole or in part, by operation of law or otherwise by either of the parties hereto without the prior written consent of the other party. Any assignment in violation of the preceding sentence will be void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

(k)     The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any federal court located in the State of Utah or in Utah state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (i) consents to submit itself to the personal jurisdiction of any federal court located in the State of Utah or any Utah state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (iii) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a federal court sitting in the State of Utah or a Utah state court.

[Signature page follows.]

        IN WITNESS WHEREOF, the parties have caused this Amended and Restated Monitoring Agreement to be executed as of the date first written above by their respective officers thereto duly authorized.

FRANKLIN COVEY CO.

By:

Name:

Title:

HAMPSTEAD INTERESTS, LP.

By:

Name:

Title:

EXHIBIT H

DORSEY & WHITNEY LLP LEGAL OPINION

[____________ ___, 2005]

Knowledge Capital Investment Group
3232 McKinney Avenue

Suite 890
Dallas, Texas 75204

Ladies and Gentlemen:

        We have acted as counsel to the Special Committee of the Board of Directors of Franklin Covey Co., a Utah corporation (the “Company”), in connection with the negotiation, execution, and delivery of, and the transactions contemplated by, the Preferred Stock Amendment and Warrant Issuance Agreement dated as of November 29, 2004 (the “Amendment Agreement”), by and between the Company and Knowledge Capital Investment Group, a Texas general partnership (the “Purchaser”). This opinion letter is being delivered to you pursuant to Section 1.4(b)(vi) of the Amendment Agreement. All capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Amendment Agreement.

        In rendering the opinions expressed below, we have examined:

(i)	the Amendment Agreement;

(ii)	each of the other agreements and documents described on Exhibit A attached hereto (collectively, with the Amendment Agreement, the “Transaction Documents”);

(iii)

a copy of the Articles of Restatement amending and restating the Revised Articles of Incorporation of the Company (the “Restated Articles”), certified as of [____________ ___, 2005] as a true copy by the Utah Department of Commerce, Division of Corporations and Commercial Code (the “Utah Division of Corporations”);

(iv)	a Certificate of Existence regarding the Company issued by the Utah Division of Corporations, certified as of [____________ ___, 2005];

(v)	a copy of the Bylaws of the Company dated November 9, 2001 (the “Bylaws”);

(vi)	Minutes of the meeting of the Board of Directors held on November 12, 2004;

(vii)	Minutes of the meetings of the Special Committee of the Board of Directors of the Company; and

(viii)	an Officer’s Certificate of certain officers of the Company dated [____________ ___, 2005].

        We have not examined any other documents or instruments. We have also reviewed such questions of law as we considered necessary and appropriate for the purposes of this opinion letter.

        In rendering our opinions set forth below, we have assumed, with your permission and without independent verification:

(A)	the authenticity of all documents submitted to us as originals;

(B)	the genuineness of all signatures;

(C)	the conformity to originals of all documents submitted to us as copies and the authenticity of the originals of such copies;

(D)	the legal capacity of all natural persons;

(E)

the valid formation, existence and good standing, and the due qualification in all appropriate jurisdictions, of each of the parties to the Transaction Documents (other than the Company), and that each of such parties has the requisite power to enter into and perform such party’s obligations under the Transaction Documents to which he or it is a party;

(F)

that the execution of the Transaction Documents by each of the parties thereto (other than the Company) will not violate any provision of such party’s organizational or governing documents, violate any law, statute, rule, or regulation applicable to such party, or cause a breach of any material agreement to which such party or such party’s properties are bound;

(G)

the due authorization, execution and delivery of each of the Transaction Documents and all other documents executed or delivered in connection therewith by all of the parties thereto (other than the Company);

(H)	that the Transaction Documents constitute the valid, binding and enforceable obligations of each of the parties thereto (other than the Company);

(I)

the accuracy as to factual matters of the representations and warranties of each party set forth in each of the Transaction Documents and the accuracy as to factual matters of the items set forth in the Officer’s Certificate and in all certificates of public officials; and

(J)	the sufficiency of the consideration that is being or has been given by the parties to the Transaction Documents and all other agreements or documents executed or delivered in connection therewith.

        Our opinions expressed below as to certain factual matters are qualified as being limited “to our knowledge” or by other words to the same or similar effect. Such words, as used herein, mean the actual current conscious knowledge of Nolan S. Taylor, Samuel P. Gardiner, David F. Marx and James M. Peters, the attorneys who have represented the Company in connection with the transactions contemplated by the Transaction Documents. In rendering such opinions, we have not conducted any independent investigation or consulted with other attorneys in our firm with respect to the matters covered thereby. No inference as to our knowledge with respect to such matters should be drawn from the fact of our representation of the Company.

        Based on the foregoing, we are of the opinion that:

1.     The Company is a corporation validly existing and in good standing under the laws of the State of Utah with corporate power to own its properties and conduct any lawful business activity.

2.     The Company has the corporate power to execute, deliver and perform the Transaction Documents.

3.     The Restated Articles have been duly and validly authorized, executed and filed with the Utah Division of Corporations, and as of the effective time of the filing of the Restated Articles, each share of Series A Preferred was split into four shares of Series A Preferred and the terms of the Series A Preferred and Series B Preferred were amended as set forth in the Restated Articles.

4.     The Transaction Documents have been duly authorized by all requisite corporate action, executed and delivered by the Company.

5.     The Transaction Documents constitute the valid and binding obligations of the Company, enforceable in accordance with their terms.

6.     The execution and delivery of the Transaction Documents and the consummation and performance of the transactions contemplated thereby will not violate any law of the State of Utah or any order known to us and applicable to the Company of any Utah court or any Utah governmental authority.

7.     The execution and delivery of the Transaction Documents and the consummation and performance of the transactions contemplated thereby will not violate or conflict with the Restated Articles or Bylaws.

8.     No consent, approval, authorization, or order of, and no notice to or filing with, any Utah governmental agency or body or any court of the State of Utah is required to be obtained or made by the Company for the execution and delivery by the Company of the Transaction Documents or the consummation of the transactions contemplated thereby, except as may be required by the Utah Division of Securities under applicable state securities or “blue sky” laws, rules, or regulations.

9.     As of the Closing Date and upon the acceptance of the filing of the Restated Articles by the Utah Division of Corporations, the shares of Series A Preferred, after giving effect to the four-for-one stock split and amendment of the rights, preferences and limitations of the Series A Preferred pursuant to the Restated Articles, were validly issued, fully paid and nonassessable.

10.     The shares of Series B Preferred initially issuable upon conversion of shares of Series A Preferred have been duly authorized and reserved for issuance and, upon issuance and delivery of the Series B Preferred in accordance with the terms of the Restated Articles, will be validly issued, fully paid and nonassessable.

11.     The shares of Common Stock initially issuable upon exercise of the Warrants have been duly authorized and reserved for issuance and, upon issuance and delivery in accordance with the terms of the Warrants, will be validly issued, fully paid and nonassessable.

12.     The shares of Series A Preferred are, and, when duly issued and outstanding in accordance with the terms of the Restated Articles, the Series B Preferred shall be, entitled to the rights, preferences and limitations set forth in the Articles of Restatement with respect to such Series A Preferred or Series B Preferred, as applicable.

        The opinions set forth above are subject to the following qualifications and exceptions:

(a)     In rendering the opinion set forth in paragraph 1 above as to the good standing of the Company, we have relied exclusively on certificates of public officials.

(b)     Our opinions in paragraph 5 above are subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium, or other similar law of general application affecting creditors’ rights.

(c)     Our opinions in paragraph 5 above are subject to the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and other similar doctrines affecting the enforceability of agreements generally (regardless of whether considered in a proceeding in equity or at law).

(d)     We express no opinion as to compliance with applicable antifraud statutes, rules or regulations of applicable state and federal laws concerning the offering or sale of securities, including, without limitation, (i) the accuracy and completeness of the information provided by the Company in connection with the offer and sale of any securities and (ii) the accuracy or fairness of the past, present or future fair market value of any securities.

(e)     Our opinion in paragraph 5 above, insofar as it relates to indemnification provisions, is subject to the effect of federal and state securities laws and public policy relating thereto.

(f)     We express no opinion as to the enforceability of any waiver of dissenters or appraisal rights.

(g)     We express no opinion as to whether the members of the Company’s Board of Directors have complied with their fiduciary duties in connection with the authorization and performance of the Transaction Documents.

(h)     We express no opinion as to the effect of judicial decisions which may permit the introduction of extrinsic evidence to modify the terms or the interpretation of any agreement.

(i)     We express no opinion as to the enforceability of any provisions of the Transaction Documents expressly or by implication waiving broadly or vaguely stated rights or unknown future rights, or waiving rights granted by law where such waivers are against public policy.

(j)     We express no opinion as to the enforceability of any provisions of the Transaction Documents purporting to (i) waive rights to trial by jury, service of process or objections to the laying of venue or to forum in connection with any litigation arising out of or pertaining to the Transaction Documents, (ii) exclude conflict of law principles under Utah law, (iii) establish particular courts as the forum for the adjudication of any controversy relating to the Transaction Documents, or (iv) establish evidentiary standards or make determinations conclusive.

        Our opinions expressed above are limited to the laws of the State of Utah. We are not rendering any opinions regarding the applicability of the laws of any other state or jurisdiction on the transactions contemplated by the Transaction Documents, or the effect of any such laws thereon.

        This opinion letter is being furnished to you solely for your benefit and may not be relied upon by, nor may copies be delivered to, any other person or entity without our prior written consent.

         Very truly yours,

EXHIBIT A

Opinion of Dorsey & Whitney LLP

[____________ ___, 2005]

OTHER AGREEMENTS AND DOCUMENTS

        Unless otherwise indicated, each of the following agreements and documents is dated as of [________________, 2005]:

    1.        Voting Agreement dated as of November 29, 2004 between the Company and the Purchaser.

    2.        Undated form of Warrant for issuance by the Company to holders of Series A Preferred as of the Closing Date.

    3.        Amended and Restated Shareholders Agreement between the Company and the Purchaser.

    4.        Amended and Restated Registration Rights Agreement between the Company and the Purchaser.

    5.        Amended and Restated Monitoring Agreement between the Company and Hampstead Interests, LP.